Exhibit 4.1
EXECUTION VERSION
SENIOR SECURED SECOND LIEN NOTES INDENTURE
Dated as of March 4, 2011
Between
CLAIRE’S ESCROW CORPORATION
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee and Collateral Agent
8.875% SENIOR NOTES DUE 2019

i

Page
Section 13.08 No Personal Liability of Directors, Officers, Employees, Managers and Stockholders	145
Section 13.09 Governing Law	145
Section 13.10 Waiver of Jury Trial	145
Section 13.11 Force Majeure	145
Section 13.12 No Adverse Interpretation of Other Agreements	146
Section 13.13 Successors	146
Section 13.14 Severability	146
Section 13.15 Counterpart Originals	146
Section 13.16 Table of Contents, Headings, etc.	146
Section 13.17 Qualification of Indenture	146
Section 13.18 Currency of Account; Conversion of Currency; Foreign Exchange Restrictions	146
Section 13.19 Consent to Jurisdiction and Service	148
Section 13.20 Effectiveness of Provisions for the Company and the Guarantors	148

EXHIBITS

Exhibit A Form of Note
Exhibit B Form of Certificate of Transfer
Exhibit C Form of Certificate of Exchange
Exhibit D Form of Supplemental Indenture to be Delivered in Connection with the Assumption
Exhibit E Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors
Exhibit F Form of Collateral Agreement to Be Delivered in Connection with the Assumption
Exhibit G Form of Second Lien Trademark Security Agreement to Be Delivered in Connection with the Assumption
Exhibit H Form of Intercreditor Agreement to Be Delivered in Connection with the Assumption

v

          INDENTURE, dated as of March 4, 2011, between Claire’s Escrow Corporation, a Delaware corporation, and The Bank of New York Mellon Trust Company, N.A., a national banking association, as Trustee (as defined below) and Collateral Agent (as defined below).
          Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the 8.875% Senior Secured Second Lien Notes due 2019 (the “Notes”).
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
     Section 1.01 Definitions.
          “144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of Notes sold in reliance on Rule 144A.
          “Acquired Indebtedness” means, with respect to any specified Person, (1) Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person and (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
          “Acquisition” means the acquisition by Affiliates of the Sponsors of substantially all of the outstanding shares of capital stock of the Issuer, pursuant to the Merger Agreement.
          “Acquisition Documents” means the Merger Agreement and any other document entered into in connection therewith, in each case as amended, supplemented or modified from time to time prior to the Issue Date or thereafter.
          “Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.
          “Additional Notes” means additional Notes (other than Exchange Notes) issued from time to time under this Indenture in accordance with Sections 2.01 and 4.09 hereof.
          “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
          “Agent” means any Registrar or Paying Agent.
          “Applicable Currency Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars, at the spot rate for the purchase of U.S. dollars, with the applicable foreign currency as quoted by Reuters at approximately 10:00 A.M. (New York City time) on the date that is two Business Days prior to such determination.
          “Applicable Premium” means, on any applicable Redemption Date, the greater of:
          (1) 1.0% of the then outstanding principal amount of the Notes; and
          (2) the excess of:
          (a) the present value at such Redemption Date of (i) the redemption price of the Notes at March 15, 2015 (such redemption price being set forth in the table in Section 3.07(a)) plus (ii) all required interest payments due on the Notes through March 15, 2015 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over
          (b) the then outstanding principal amount of the Notes.
          “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.
          “Asset Sale” means:
          (1) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction) outside the ordinary course of business of the Issuer or any Restricted Subsidiary of the Issuer (each referred to in this definition as a “disposition”); or
          (2) the issuance or sale of Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to the Issuer or another Restricted Subsidiary of the Issuer) (whether in a single transaction or a series of related transactions);

in each case other than:
          (a) a disposition of Cash Equivalents or Investment Grade Securities or obsolete, damaged or worn out property or equipment in the ordinary course of business;
          (b) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described under Section 5.01 hereof or any disposition that constitutes a Change of Control;
          (c) any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 4.07 hereof;
          (d) any disposition of assets of the Issuer or any Restricted Subsidiary or issuance or sale of Equity Interests of any Restricted Subsidiary, which assets or Equity Interests so disposed or issued have an aggregate Fair Market Value (as determined in good faith by the Issuer) of less than $15 million;
          (e) any disposition of property or assets, or the issuance of securities, by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to a Restricted Subsidiary of the Issuer;
          (f) any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a Similar Business of comparable or greater market value or usefulness to the business of the Issuer and its Restricted Subsidiaries as a whole, as determined in good faith by the Issuer;
          (g) foreclosure on assets of the Issuer or any of its Restricted Subsidiaries;
          (h) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
          (i) the lease, assignment or sublease of any real or personal property in the ordinary course of business;
          (j) any sale of inventory or other assets in the ordinary course of business;
          (k) any grant in the ordinary course of business of any license of patents, trademarks, know-how or any other intellectual property;
          (l) in the ordinary course of business, any swap of assets, or lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of the Issuer and its Restricted Subsidiaries as a whole, as determined in good faith by the Issuer;

          (m) a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;
          (n) any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including any Sale/Leaseback Transaction or asset securitization permitted by this Indenture;
          (o) dispositions in connection with Permitted Liens;
          (p) any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Issuer or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition; and
          (q) any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind.
          “Assumption” means the assumption by the Company of all the obligations of the Issuer upon consummation of the merger of the Issuer with and into the Company, with the Company as the surviving entity.
          “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
          “Bank Indebtedness” means any and all amounts payable under or in respect of the Credit Agreement and the other Credit Agreement Documents as amended, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of the Credit Agreement), including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.
          “Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.
          “broker-dealer” means any broker or dealer registered under the Exchange Act.

          “Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City.
          “Capital Stock” means:
          (1) in the case of a corporation, corporate stock or shares;
          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
          (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
          “Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.
          “Capitalized Software Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such Person and such Restricted Subsidiaries.
          “Cash Equivalents” means:
          (1) U.S. dollars, pounds sterling, euros, the national currency of any member state in the European Union or, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;
          (2) securities issued or directly and fully guaranteed or insured by the U.S. government or any country that is a member of the European Union or any agency or instrumentality thereof in each case maturing not more than two years from the date of acquisition;
          (3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);
          (4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
          (5) commercial paper issued by a corporation (other than an Affiliate of the Issuer) rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;
          (6) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;
          (7) Indebtedness issued by Persons (other than the Sponsors or any of their Affiliates) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition; and
          (8) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above.
          “Change of Control” means the occurrence of either of the following:
          (1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Issuer and its Subsidiaries, taken as a whole, to a Person other than any of the Permitted Holders; or
          (2) the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation, amalgamation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of the Issuer. For purposes of calculating the total voting power of the Voting Stock held by a group, the voting power beneficially owned by a Permitted Holder shall be excluded to the extent such Permitted Holder retains the sole economic rights with respect to the subject Voting Stock.

          The merger of the Issuer with and into the Company shall in no event constitute a Change of Control.
          “Clearstream” means Clearstream Banking, Société Anonyme.
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Collateral” means all property subject or purported to be subject, from time to time, to a Lien under any Security Document.
          “Collateral Agent” means the Trustee in its capacity as “Collateral Agent” under the Indenture and under the Security Documents and any successor thereto in such capacity.
          “Collateral Agreement” means the Collateral Agreement in substantially the form attached as Exhibit F hereto, as the same may be amended, supplemented or otherwise modified from time to time.
          “Company” means Claire’s Stores, Inc., a Florida corporation (and not any of its Subsidiaries), and its successors.
          “Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of key money and other intangible assets, deferred financing fees and Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.
          “Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:
          (1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, the interest component of Capitalized Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations and excluding Additional Interest in respect of the Notes and “additional interest” with respect to the Existing Senior Subordinated Notes, amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and expensing of any bridge, commitment or other financing fees); plus
          (2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; plus
          (3) commissions, discounts, yield and other fees and charges Incurred in connection with any Receivables Financing which are payable to Persons other than the Issuer and its Restricted Subsidiaries; minus

          (4) interest income for such period.
          For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.
          “Consolidated Leverage Ratio” means, as at any date of determination, the ratio of (1) the Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Issuer’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.
          “Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:
          (1) any net after-tax extraordinary, nonrecurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses or charges, any severance or relocation costs or expenses, curtailments or modifications to pension and post-retirement employee benefit plans, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses and fees, expenses or charges relating to new product lines, plant shutdown costs, acquisition integration costs, expenses, excess pension charges, acquisition integration charges, facilities opening costs and expenses or charges related to any issuance of Equity Interests, any Investment, acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), and any fees, expenses, charges or change of control payments, including retention payments, made under the Acquisition Documents or otherwise related to the Transactions, in each case, shall be excluded;
          (2) effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such person and its subsidiaries) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to the Transactions or any acquisition consummated after the Issue Date or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;
          (3) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;
          (4) any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations or store closures and any net after-tax gain or loss on disposal of disposed, abandoned, transferred, closed or discontinued operations or store closures shall be excluded;
          (5) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Issuer) shall be excluded;
          (6)(a) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, Hedging Obligations or other derivative instruments and (b) any non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standards under GAAP and related interpretations shall be excluded;
          (7) the equity interest in the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;
          (8) solely for the purpose of determining the amount available for Restricted Payments under clause (A) of the definition of Cumulative Credit, the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;
          (9) an amount equal to the amount of Tax Distributions actually made to any parent or equity holder of such Person in respect of such period in accordance with Section 4.07(b)(xii) shall be included as though such amounts had been paid as income taxes directly by such Person for such period;
          (10) any non-cash impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles, including key money amortization, arising pursuant to GAAP shall be excluded;
          (11) any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock,

stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded;
          (12) any (a) one-time non-cash compensation charges, (b) costs and expenses after the Issue Date related to employment of terminated employees (including but not limited to change of control payments, “gross up” payments under Code Sections 280G and 4999 and the acceleration of options) or (c) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on the Issue Date of officers, directors and employees, in each case of such Person or any of its Restricted Subsidiaries, shall be excluded;
          (13) expenses associated with additional accruals and reserves that are established or adjusted within 12 months after the Issue Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded;
          (14) solely for purposes of calculating EBITDA, (a) the Net Income of any Person and its Restricted Subsidiaries shall be calculated without deducting the income attributable to, or adding the losses attributable to, the minority equity interests of third parties in any non-Wholly-owned Restricted Subsidiary except to the extent of dividends declared or paid in respect of such period or any prior period on the shares of Capital Stock of such Restricted Subsidiary held by such third parties and (b) any ordinary course dividend, distribution or other payment paid in cash and received from any Person in excess of amounts included in clause (7) above shall be included;
          (15) (a) the non-cash portion of “straight-line” rent expense shall be excluded and (b) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense shall be included, (c) the non-cash amortization of tenant allowances shall be excluded and (d) cash received from landlords for tenant allowances and shall be included;
          (16) to the extent otherwise included in Consolidated Net Income any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from Hedging Obligations for currency exchange risk, shall be excluded; and
          (17) solely for the purpose of determining the amount available for Restricted Payments under clause (A) of the definition of Cumulative Credit, the difference, if positive, of the Consolidated Taxes of the Issuer calculated in accordance with GAAP and the actual Consolidated Taxes paid in cash by the Issuer during any Reference Period shall be included.
          Notwithstanding the foregoing, for the purpose of Section 4.07 hereof only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries of the Issuer or a Restricted Subsidiary of the Issuer to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted pursuant to clauses (D) and (E) of the definition of Cumulative Credit.
          “Consolidated Non-cash Charges” means, with respect to any Person for any period, the non-cash expenses (other than Consolidated Depreciation and Amortization Expense) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP; provided that if any such non-cash expenses represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, but excluding from this proviso, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period.
          “Consolidated Taxes” means, with respect to any Person for any period, the provision for taxes based on income, profits or capital, including, without limitation, state, franchise, property and similar taxes, foreign withholding taxes, levies, imposts, duties (including stamp duties), deductions, withholdings or similar charges (including ad valorem charges) imposed by any governmental authority and any and all interest and penalties related thereto and any Tax Distributions taken into account in calculating Consolidated Net Income.
          “Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to (x) the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, all obligations relating to Receivables Facilities) and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP, less (y) the aggregate amount of unrestricted cash and Cash Equivalents included on the consolidated balance sheet of the Issuer and any Restricted Subsidiaries as of such date; provided that Indebtedness of the Issuer and its Restricted Subsidiaries under any revolving credit facility as at any date of determination shall be determined using the Average Monthly Balance of such Indebtedness for the most recently ended four fiscal quarters for which internal financial statements are available as of such date of determination (the “Reference Period”). For purposes of this definition, (a) the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Issuer, (b) “Average Monthly Balance” means, with respect to any Indebtedness incurred by the

Issuer or its Restricted Subsidiaries under a revolving credit facility, the quotient of (x) the sum of each Individual Monthly Balance for each fiscal month ended on or prior to such date of determination and included in the Reference Period divided by (y) 12, and (c) “Individual Monthly Balance” means, with respect to any Indebtedness incurred by the Issuer or its Restricted Subsidiaries under a revolving credit facility during any fiscal month of the Issuer, the quotient of (x) the sum of the aggregate outstanding principal amount of all such Indebtedness at the end of each day of such fiscal month divided by (y) the number of days in such fiscal month.
          “Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:
          (1) to purchase any such primary obligation or any property constituting direct or indirect security therefor;
          (2) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or
          (3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
          “Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Holders and the Issuer.
          “Credit Agreement” means (i) the credit agreement entered into in connection with, and on or prior to, the consummation of the Acquisition, among the Issuer, the guarantors named therein, the financial institutions named therein, and Credit Suisse, as Administrative Agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof and (ii) whether or not the credit agreement referred to in clause (i) remains outstanding, if designated by the Issuer to be included in the definition of “Credit Agreement,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit,

(B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time; provided that for purposes of Section 4.09(b)(i) only, the aggregate principal amount of Indebtedness Incurred under clause (i) and (ii) above (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) at any one time outstanding shall not exceed the Initial Commitment Amount plus an aggregate additional principal amount of secured Indebtedness that does not cause the Secured Indebtedness Leverage Ratio of the Issuer to exceed 4.75 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom).
          “Credit Agreement Documents” means the collective reference to any Credit Agreement, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time.
          “Cumulative Credit” means the sum of (without duplication):
               (A) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period, the “Reference Period”) from October 31, 2010 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus
               (B) 100% of the aggregate net proceeds, including cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash, received by the Issuer after the Issue Date (other than net proceeds to the extent such net proceeds have been used to incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to clause (xiii) of Section 4.09(b) hereof) from the issue or sale of Equity Interests of the Issuer (excluding Refunding Capital Stock (as defined below), Designated Preferred Stock, Excluded Contributions, and Disqualified Stock), including Equity Interests issued upon exercise of warrants or options (other than an issuance or sale to a Restricted Subsidiary of the Issuer), plus
               (C) 100% of the aggregate amount of contributions to the capital of the Issuer received in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash after the Issue Date (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, and Disqualified Stock and other than contributions to the extent such contributions have been used to incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to clause (xiii) of Section 4.09(b) hereof), plus

               (D) 100% of the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of the Issuer or any Restricted Subsidiary thereof issued after the Issue Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) which has been converted into or exchanged for Equity Interests in the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer (provided in the case of any parent, such Indebtedness or Disqualified Stock is retired or extinguished), plus
               (E) 100% of the aggregate amount received by the Issuer or any Restricted Subsidiary in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash received by the Issuer or any Restricted Subsidiary from:
               (1) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary of the Issuer) of Restricted Investments made by the Issuer and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Issuer and its Restricted Subsidiaries by any Person (other than the Issuer or any of its Restricted Subsidiaries) and from repayments of loans or advances, and releases of guarantees, which constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to clause (vii) of Section 4.07(b) hereof),
               (2) the sale (other than to the Issuer or a Restricted Subsidiary of the Issuer) of the Capital Stock of an Unrestricted Subsidiary, or
               (3) a distribution or dividend from an Unrestricted Subsidiary, plus
               (F) in the event any Unrestricted Subsidiary of the Issuer has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, the Fair Market Value (as determined in good faith by the Issuer) of the Investment of the Issuer in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to clause (vii) of Section 4.07(b) hereof to the extent such Investment constituted a Permitted Investment).
          “Custodian” means the Trustee, as custodian with respect to the Notes, each in global form, or any successor entity.
          “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

          “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c) hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
          “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, any Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
          “Designated Non-cash Consideration” means the Fair Market Value (as determined in good faith by the Issuer) of non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.
          “Designated Preferred Stock” means Preferred Stock of the Issuer or any direct or indirect parent of the Issuer (other than Disqualified Stock), that is issued for cash (other than to the Issuer or any of its Subsidiaries or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, on the issuance date thereof.
          “Destruction” means any damage to, loss or destruction of all or any portion of the Collateral.
          “Discharge of Senior Lender Claims” means, except to the extent otherwise provided in the Intercreditor Agreement, payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of:
          (a) all Obligations in respect of all outstanding First-Priority Lien Obligations and, with respect to letters of credit or letter of credit guaranties outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the Credit Agreement, in each case after or concurrently with the termination of all commitments to extend credit thereunder and
          (b) any other First-Priority Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid; provided that the Discharge of Senior Lender Claims shall not be deemed to have occurred if such payments are made with the proceeds of other First-Priority Lien Obligations that constitute an exchange or replacement for or a refinancing of such Obligations or First-Priority Lien Obligations. In the event the First-Priority Lien Obligations are modified and the Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the First-Priority Lien Obligations

shall be deemed to be discharged when the final payment is made, in cash, in respect of such indebtedness and any obligations pursuant to such new indebtedness shall have been satisfied.
          “Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:
          (1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale),
          (2) is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person, or
          (3) is redeemable at the option of the holder thereof, in whole or in part (other than solely as a result of a change of control or asset sale), in each case prior to 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.
          “Domestic Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.
          “EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:
          (1) Consolidated Taxes; plus
          (2) Fixed Charges; plus
          (3) Consolidated Depreciation and Amortization Expense; plus
          (4) Consolidated Non-cash Charges; plus

          (5) the amount of any restructuring charges or reserves in such period; plus
          (6) the amount of management, monitoring, consulting, transaction and advisory fees and related expenses paid to the Sponsors (or any accruals relating to such fees and related expenses) during such period to the extent otherwise permitted under Section 4.11 hereof; plus
          (7) any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or a Guarantor or net cash proceeds of an issuance of Equity Interests of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation of the Cumulative Credit; plus
          (8) any pre-opening or opening costs and expenses in connection with new store openings; plus
          (9) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded; provided that any proceeds of such reimbursement when received shall be excluded from the calculation of EBITDA to the extent the expense reimbursed was previously excluded pursuant to this clause (9);
less, without duplication,
          (10) non-cash items increasing Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period and any items for which cash was received in a prior period).
          “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
          “Equity Offering” means any public or private sale after the Issue Date of common stock or Preferred Stock of the Issuer or any direct or indirect parent of the Issuer, as applicable (other than Disqualified Stock), other than: (1) public offerings with respect to the Issuer’s or such direct or indirect parent’s common stock registered on Form S-8; and (2) any such public or private sale that constitutes an Excluded Contribution.

          “Escrow Account” means a segregated account, under the sole control of the Trustee, that includes only cash and Cash Equivalents, the proceeds thereof and interest earned thereon, free from all Liens other than the Lien in favor of the Trustee for the benefit of the Holders of the Notes.
          “Escrow Agreement” means the Escrow Agreement between and among the Issuer, the Company and The Bank of New York Mellon Trust Company, N.A., as Escrow Agent (the “Escrow Agent”), Financial Institution (the “Financial Institution”) and Trustee, dated as of March 4, 2011, as such agreement may be amended, modified or supplemented from time to time.
          “Escrow Conditions” means (x) the Satisfaction of the Secured Debt Condition and (y) no Default or Event of Default (including with respect to Restricted Subsidiaries) has occurred and is continuing (or would have occurred had the Company or any of the Guarantors been subject to all the provisions of this Indenture as of the date such Escrow Conditions are tested) under this Indenture.
          “Escrow Release Date” means the date, on or prior to March 31, 2011, that the Escrow Conditions are fulfilled and the Escrow Agent receives the Disbursement Request described in Section 4(a) of the Escrow Agreement and the Escrow Agent releases the Escrowed Property (as defined in the Escrow Agreement), including investment earnings, to the Issuer and the Company as set forth in such Disbursement Request.
          “Escrowed Property” means the cash and Cash Equivalents, the proceeds thereof and interest earned thereon in the Escrow Account.
          “Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear System.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
          “Exchange Notes” means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.
          “Exchange Offer” has the meaning set forth in the Registration Rights Agreement.
          “Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.
          “Excluded Contributions” means the Cash Equivalents or other assets (valued at their Fair Market Value as determined in good faith by senior management or the Board of Directors of the Issuer) received by the Issuer after the Issue Date from: (1) contributions to its common equity capital, and (2) the sale (other than to a Subsidiary of the Issuer or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than

Disqualified Stock and Designated Preferred Stock) of the Issuer, in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by an Officer of the Issuer on or promptly after the date such capital contributions are made or the date such Capital Stock is sold, as the case may be.
          “Existing Notes” means the Existing Senior Notes and the Existing Senior Subordinated Notes.
          “Existing Senior Notes” means the 9.25% Senior Notes due 2015 of the Issuer and the 9.625%/ 10.375% Senior Toggle Notes due 2015 of the Issuer.
          “Existing Senior Subordinated Notes” means the 10.50% Senior Subordinated Notes due 2017 of the Issuer.
          “Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.
          “First Lien Agent” has the meaning given to such term in the Intercreditor Agreement.
          “First Priority After-Acquired Property” means any property (other than the initial Collateral) of the Issuer or any Guarantor that secures any Secured Bank Indebtedness.
          “First-Priority Lien Obligations” means (1) all Secured Bank Indebtedness, (2) all other Obligations (not constituting Indebtedness) of the Issuer and its Restricted Subsidiaries under the agreements governing Secured Bank Indebtedness and (3) all other Obligations of the Issuer or any of its Restricted Subsidiaries in respect of Hedging Obligations or Obligations in respect of cash management services in each case owing to a Person that is a holder of Indebtedness described in clause (1) or Obligations described in clause (2) or an Affiliate of such holder at the time of entry into such Hedging Obligations or Obligations in respect of cash management services.
          “Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness (other than in the case of revolving credit borrowings or revolving advances under any Qualified Receivables Financing, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.
          For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation or discontinued operation, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation or consolidation had occurred at the beginning of the applicable four-quarter period.
          For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officer’s Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event including, to the extent applicable, from the Transactions, and (2) all adjustments of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in footnote 2 to the “Summary Historical Consolidated Financial Information” under “Summary” in the Offering Circular to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.
          If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.
          For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.
          “Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of (1) Consolidated Interest Expense of such Person for such period and (2) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries.
          “Foreign Subsidiary” means a Subsidiary not organized or existing under the laws of the United States of America or any state thereof or the District of Columbia and any direct or indirect subsidiary of such Subsidiary.
          “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date. For the purposes of this Indenture, the term “consolidated” with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.
          “Global Note Legend” means the legend set forth in Section 2.06(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.
          “Global Notes” means, individually and collectively, the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto.
          “Government Securities” means securities that are:
     (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or
     (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.
          “guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.
          “Guarantee” means any guarantee of the obligations of the Issuer under this Indenture and the Notes by any Person in accordance with the provisions herein.
          “Guarantor” means any Person that Incurs a Guarantee; provided that upon the release or discharge of such Person from its Guarantee in accordance with this Indenture such Person ceases to be a Guarantor.
          “Hedging Obligations” means, with respect to any Person, the obligations of such Person under:
          (1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and
          (2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.
          “Holder” means the Person in whose name a Note is registered on the Registrar’s books.
          “Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.
          “Indebtedness” means, with respect to any Person:
          (1) the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c)

representing the deferred and unpaid purchase price of any property (except any such balance that (i) constitutes a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) liabilities accrued in the ordinary course of business), which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Capitalized Lease Obligations, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;
          (2) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the obligations referred to in clause (1) of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and
          (3) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value (as determined in good faith by the Issuer) of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person;
provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) Obligations under or in respect of Qualified Receivables Financing or (5) obligations under the Acquisition Documents.
          Notwithstanding anything in this Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under this Indenture.
          “Indenture” means this Indenture, as amended or supplemented from time to time.
          “Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of the Issuer, qualified to perform the task for which it has been engaged.

          “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
          “Initial Commitment Amount” means the sum of (i) the aggregate principal amount of term loans outstanding under the Credit Agreement as of May 29, 2007, (ii) the aggregate principal amount of the revolving credit facility (whether drawn, in whole or in part, or undrawn) under the Credit Agreement as of May 29, 2007, and (iii) the aggregate principal amount of delayed draw term loans or incremental term loan or revolving credit facilities contemplated by the Credit Agreement (as in effect on the Issue Date) up to a maximum of $250 million pursuant to this clause (iii) minus (iv) the outstanding principal amount of the Notes (or any exchange Notes) or any Refinancing Indebtedness Incurred in respect of the Notes (or any exchange Notes), but in no event more than $450 million.
          “Initial Notes” means the Notes issued on the Issue Date and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefore.
          “Initial Purchasers” means Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Goldman, Sachs & Co. and Morgan Joseph TriArtisan LLC.
          “Interest Payment Date” means March 15 and September 15 of each year to Stated Maturity.
          “Intercreditor Agreement” means the Intercreditor Agreement in substantially the form attached as Exhibit H hereto, as the same may be amended, supplemented or otherwise modified from time to time.
          “Interest Payment Date” means March 15 and September 15 of each year to Stated Maturity.
          “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.
          “Investment Grade Securities” means:
          (1) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents);
          (2) securities that have a rating equal to or higher than Baa3 (or equivalent) by Moody’s or BBB- (or equivalent) by S&P, or an equivalent rating by any other Rating Agency, but excluding any debt securities or loans or advances between and among the Issuer and its Subsidiaries;
          (3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) above which fund may also hold immaterial amounts of cash pending investment and/or distribution; and

          (4) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.
          “Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.07 hereof:
          (1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuer) of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to:
          (a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation, less
          (b) the portion (proportionate to the Issuer’s Equity Interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuer) of the net assets of such Subsidiary at the time of such redesignation; and
          (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value (as determined in good faith by the Issuer) at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Issuer.
          “Issue Date” means the date on which the Notes are originally issued.
          “Issuer” means Claire’s Escrow Corporation, a Delaware corporation (and not any of its Subsidiaries), and its successors.
          “Issuer Order” means a written request or order signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, and delivered to the Trustee.

          “Letter of Transmittal” means the letter of transmittal to be prepared by the Issuer and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.
          “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.
          “Management Group” means the group consisting of the directors, executive officers and other management personnel of the Issuer or any direct or indirect parent of the Issuer, as the case may be, on the Issue Date together with (1) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of the Issuer or any direct or indirect parent of the Issuer, as applicable, was approved by a vote of a majority of the directors of the Issuer or any direct or indirect parent of the Issuer, as applicable, then still in office who were either directors on the Issue Date or whose election or nomination was previously so approved and (2) executive officers and other management personnel of the Issuer or any direct or indirect parent of the Issuer, as applicable, hired at a time when the directors on the Issue Date together with the directors so approved constituted a majority of the directors of the Issuer or any direct or indirect parent of the Issuer, as applicable.
          “Merger Agreement” means the Agreement and Plan of Merger, dated as of March 20, 2007, among Claire’s Stores, Inc., Bauble Holdings Corp. and Bauble Acquisition Sub, Inc., as amended, supplemented or modified from time to time prior to the Issue Date or thereafter.
          “Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.
          “Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.
          “Net Insurance Proceeds” means the insurance proceeds (excluding liability insurance proceeds payable to the Trustee for any loss, liability or expense incurred by it and excluding the proceeds of business interruption insurance) or condemnation awards actually received by the Issuer or any Restricted Subsidiary as a result of the Destruction or Taking of all or any portion of the Collateral, net of:
          (1) reasonable out-of-pocket expenses and fees relating to such Taking or Destruction (including, without limitation, expenses of attorneys and insurance adjusters); and

          (2) repayment of Indebtedness that is secured by the property or assets that are the subject of such Taking or Destruction; provided that, in the case of any Destruction or Taking involving Collateral, the Lien securing such Indebtedness constitutes a Lien permitted by this Indenture to be senior to the Notes Liens.
          “Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to Section 4.10(b) hereof) to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.
          “Non-U.S. Person” means a Person who is not a U.S. Person.
          “Notes” has the meaning assigned to such term in the recitals hereto.
          “Notes Liens” means the Liens securing the Notes Obligations.
          “Notes Obligations” means any Obligations in respect of the Notes, this Indenture or the Security Documents, including, for the avoidance of doubt, obligations in respect of Exchange Notes and Guarantees thereof.
          “Obligations” means any principal, interest, penalties, fees, expenses, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of the Trustee and other third parties other than the Holders of the Notes.
          “Offering Circular” means the confidential Offering Circular, dated February 17, 2011, relating to the sale of the Initial Notes.

          “Officer” means the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.
          “Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer that meets the requirements set forth in this Indenture.
          “Opinion of Counsel” means a written opinion, acceptable to the Trustee and the Collateral Agent, from legal counsel who may be an employee of or counsel to the Issuer.
          “Other Second-Lien Obligation” means other Indebtedness of the Issuer and its Restricted Subsidiaries that is equally and ratably secured with the Notes and is designated by the Issuer as an Other Second-Lien Obligation.
          “Pari Passu Indebtedness” means:
          (1) with respect to the Issuer, the Notes and any Indebtedness which ranks pari passu in right of payment to the Notes; and
          (2) with respect to any Guarantor, its Guarantee and any Indebtedness which ranks pari passu in right of payment to such Guarantor’s Guarantee.
          “Participant” means, with respect to the Depositary a Person who has an account with the Depositary (and, with respect to DTC, shall include Euroclear and Clearstream).
          “Permitted Amount” means (a) an aggregate additional principal amount that does not cause the Secured Indebtedness Leverage Ratio of the Issuer to exceed 5.0 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), or (b) an aggregate principal amount, which when aggregated with the principal amount of all other Indebtedness (including Capitalized Lease Obligations), together with any refinancings or replacements thereof, then outstanding and Incurred under this clause (b), does not exceed the greater of $75 million and 2.25% of Total Assets at the time of Incurrence.
          “Permitted Holders” means, at any time, each of (i) the Sponsors and (ii) the Management Group. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.
          “Permitted Investments” means:
          (1) any Investment in the Issuer or any Restricted Subsidiary;
          (2) any Investment in Cash Equivalents or Investment Grade Securities;

          (3) any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Issuer, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer;
          (4) any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to Section 4.10 hereof or any other disposition of assets not constituting an Asset Sale;
          (5) any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the Issuer Date or (y) as otherwise permitted under this Indenture;
          (6) advances to employees, taken together with all other advances made pursuant to this clause (6), not to exceed the greater of (x) $5 million and (y) 0.25% of Total Assets at any one time outstanding;
          (7) any Investment acquired by the Issuer or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or (b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
          (8) Hedging Obligations permitted under Section 4.09(b)(x) hereof;
          (9) any Investment by the Issuer or any of its Restricted Subsidiaries in a Similar Business having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding, not to exceed the greater of (x) $50 million and (y) 1.5% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;
          (10) additional Investments by the Issuer or any of its Restricted Subsidiaries having an aggregate Fair Market Value (as determined in good faith by the

Issuer), taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed the greater of (x) $100 million and (y) 3.0% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (10) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (10) for so long as such Person continues to be a Restricted Subsidiary;
          (11) loans and advances to officers, directors or employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business or consistent with past practice or to fund such person’s purchase of Equity Interests of the Issuer or any direct or indirect parent of the Issuer;
          (12) Investments the payment for which consists of Equity Interests of the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (C) of the definition of Cumulative Credit;
          (13) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with Section 4.11(b) hereof (except transactions described in clauses (ii), (vi), (vii) and (xi)(b) thereof);
          (14) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;
          (15) guarantees issued in accordance with Section 4.09 and Section 4.14;
          (16) Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property;
          (17) any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness;
          (18) additional Investments in joint ventures not to exceed at any one time in the aggregate outstanding under this clause (18), the greater of (x) $65 million and (y) 2.0% of Total Assets; provided, however, that if any Investment pursuant to this clause (18) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (18) for so long as such Person continues to be a Restricted Subsidiary; and
          (19) Investments of a Restricted Subsidiary of the Issuer acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with the Issuer or a Restricted Subsidiary of the Issuer in a transaction that is not prohibited by Section 5.01 after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation.
          “Permitted Liens” means, with respect to any Person:
          (1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;
          (2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;
          (3) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;
          (4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;
          (5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
          (6) (A) Liens on assets of a Restricted Subsidiary that is not a Guarantor securing Indebtedness of such Restricted Subsidiary permitted to be Incurred pursuant to Section 4.09 hereof, (B) Liens securing Indebtedness permitted to be incurred under the Credit Agreement, including any letter of credit facility relating thereto, that was permitted to be incurred pursuant to clause (i) of Section 4.09(b) hereof, (C) Liens securing obligations in respect of any Indebtedness permitted to be incurred pursuant to clauses (xii) and (xxii) of Section 4.09(b) hereof, provided that, with respect to Liens securing obligations permitted under this clause (C), at the time of incurrence and after giving pro forma effect thereto, the Secured Indebtedness Leverage Ratio of the Issuer would not exceed 4.75 to 1.00, and (D) Liens securing Indebtedness permitted to be Incurred pursuant to clause (iv) of Section 4.09(b), provided that such Liens do not extend to any property or assets that are not being purchased, leased, constructed or improved with the proceeds of such Indebtedness being Incurred pursuant to clause (iv);
          (7) Liens existing on the Issue Date;
          (8) Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary of the Issuer;
          (9) Liens on assets or property at the time the Issuer or a Restricted Subsidiary of the Issuer acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any Restricted Subsidiary of the Issuer; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary of the Issuer;
          (10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary of the Issuer permitted to be Incurred in accordance with Section 4.09;
          (11) Liens securing Hedging Obligations not incurred in violation of this Indenture; provided that with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness;
          (12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
          (13) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries;

          (14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;
          (15) Liens in favor of the Issuer or any Guarantor;
          (16) Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” Incurred in connection with a Qualified Receivables Financing;
          (17) deposits made in the ordinary course of business to secure liability to insurance carriers;
          (18) Liens on the Equity Interests of Unrestricted Subsidiaries;
          (19) grants of software and other technology licenses in the ordinary course of business;
          (20) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9), (10), (11), (15) and (27); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (10), (11), (15) and (27) at the time the original Lien became a Permitted Lien under this Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; provided further, however, that in the case of any Liens to secure any refinancing, refunding, extension or renewal of Indebtedness secured by a Lien referred to in clause (6)(B) above, the principal amount of any Indebtedness Incurred for such refinancing, refunding, extension or renewal shall be deemed secured by a Lien under clause (6)(B) above and not this clause (20) for purposes of determining the principal amount of Indebtedness outstanding under clause (6)(B) above;
          (21) Liens on equipment of the Issuer or any Restricted Subsidiary granted in the ordinary course of business to the Issuer’s or such Restricted Subsidiary’s client at which such equipment is located;
          (22) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;
          (23) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

          (24) Liens incurred to secure cash management services in the ordinary course of business;
          (25) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $30 million at any one time outstanding;
          (26) Liens arising by virtue of any statutory or common law provisions relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution; and
          (27) Liens securing the Notes, any Exchange Notes and the related Guarantees.
          “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
          “Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.
          “Private Placement Legend” means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.
          “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
          “Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:
          (1) the Board of Directors of the Issuer shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Receivables Subsidiary;
          (2) all sales of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Issuer); and
          (3) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings.
          The grant of a security interest in any accounts receivable of the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure Bank Indebtedness shall not be deemed a Qualified Receivables Financing.

          “Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Notes for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Issuer or any direct or indirect parent of the Issuer as a replacement agency for Moody’s or S&P, as the case may be.
          “Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.
          “Receivables Financing” means any transaction or series of transactions that may be entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Issuer or any of its Subsidiaries); and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Issuer or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by the Issuer or any such Subsidiary in connection with such accounts receivable.
          “Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
          “Receivables Subsidiary” means a Wholly-owned Restricted Subsidiary of the Issuer (or another Person formed for the purposes of engaging in Qualified Receivables Financing with the Issuer in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Issuer or any Subsidiary of the Issuer transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Issuer and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Issuer (as provided below) as a Receivables Subsidiary and:
          (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer or any other Subsidiary of the Issuer (excluding guarantees of obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Securitization

Undertakings), (ii) is recourse to or obligates the Issuer or any other Subsidiary of the Issuer in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Issuer or any other Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;
          (b) with which neither the Issuer nor any other Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding other than on terms which the Issuer reasonably believes to be no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer; and
          (c) to which neither the Issuer nor any other Subsidiary of the Issuer has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
          Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.
          “Record Date” for the interest payable on any applicable Interest Payment Date means the March 1 and September 1 (whether or not a Business Day) immediately preceding such Interest Payment Date.
          “Registration Rights Agreement” means the Registration Rights Agreement with respect to the Notes dated as of the Issue Date, among the Issuer, the Company, the Guarantors and Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Goldman, Sachs & Co. and Morgan Joseph TriArtisan LLC, as representatives of the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Issuer and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuer to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.
          “Regulation S” means Regulation S promulgated under the Securities Act.
          “Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as applicable.
          “Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note of the applicable series upon expiration of the Restricted Period.

          “Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A bearing the Global Note Legend, the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes of the applicable series initially sold in reliance on Rule 903.
          “Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(g)(iii) hereof.
          “Representative” means the trustee, agent or representative (if any) for an issue of Indebtedness; provided that if, and for so long as, such Indebtedness lacks such a Representative, then the Representative for such Indebtedness shall at all times constitute the holder or holders of a majority in outstanding principal amount of obligations under such Indebtedness.
          “Responsible Officer” means, when used with respect to the Trustee or the Collateral Agent, any officer within the corporate trust department of the Trustee or the Collateral Agent, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee or the Collateral Agent who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
          “Restricted Definitive Note” means a Definitive Note bearing, or that is required to bear, the Private Placement Legend.
          “Restricted Global Note” means a Global Note bearing, or that is required to bear, the Private Placement Legend.
          “Restricted Cash” means cash and Cash Equivalents held by Restricted Subsidiaries that is contractually restricted from being distributed to the Issuer, except for such restrictions that are contained in agreements governing Indebtedness permitted under this Indenture and that is secured by such cash or Cash Equivalents.
          “Restricted Investment” means an Investment other than a Permitted Investment.
          “Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
          “Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this Indenture, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Issuer.

          “Rule 144” means Rule 144 promulgated under the Securities Act.
          “Rule 144A” means Rule 144A promulgated under the Securities Act.
          “Rule 903” means Rule 903 promulgated under the Securities Act.
          “Rule 904” means Rule 904 promulgated under the Securities Act.
          “S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.
          “Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Issuer or a Restricted Subsidiary whereby the Issuer or a Restricted Subsidiary transfers such property to a Person and the Issuer or such Restricted Subsidiary leases it from such Person, other than leases between the Issuer and a Restricted Subsidiary of the Issuer or between Restricted Subsidiaries of the Issuer.
          “Satisfaction of Secured Debt Condition” means the delivery to the Trustee of an Officer’s Certificate stating that under the terms of the Company’s Credit Agreement, based on the Company’s available financial statements for its fiscal year ended January 29, 2011, upon the application of the net proceeds of the note offering as described under “Use of Proceeds” in the Offering Circular or otherwise, the Company may effect the Assumption and the Guarantors may provide the Guarantees as contemplated by “Guarantees” in the Offering Circular and the Company and the Guarantors may grant a Lien on the Collateral to secure the Notes and the Guarantees as contemplated by “Security” in the Offering Circular.
          “SEC” means the Securities and Exchange Commission.
          “Second-Priority Obligations” means the Obligations with respect to the Notes and any Obligations in respect of Other Second-Lien Obligations.
          “Secured Bank Indebtedness” means any Bank Indebtedness that is secured by a Permitted Lien incurred or deemed incurred pursuant to clause 6(B) of the definition of “Permitted Liens.”
          “Secured Indebtedness” means any Indebtedness secured by a Lien.
          “Secured Indebtedness Leverage Ratio” means, with respect to any Person, at any date the ratio of (i) Secured Indebtedness of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) less the amount of cash and cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of such Person and its Restricted Subsidiaries and held by such Person and its Restricted Subsidiaries as of such date of determination to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is Incurred. In the event that the Issuer or any of its

Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Secured Indebtedness Leverage Ratio is being calculated but prior to the event for which the calculation of the Secured Indebtedness Leverage Ratio is made (the “Secured Leverage Calculation Date”), then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Issuer may elect pursuant to an Officer’s Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.
          For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Transactions) and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Secured Leverage Calculation Date (each, for purposes of this calculation, a pro forma event) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Transactions) and discontinued operations (and the change of any associated Indebtedness and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation or discontinued operation, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation or consolidation had occurred at the beginning of the applicable four-quarter period.
          For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officer’s Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event (including, to the extent applicable, from the Transactions) and (2) all adjustments of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in footnote 2 to the “Summary Historical Consolidated Financial Information” under “Summary” in the Offering Circular to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

          For purposes of this definition, any amount in a currency than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.
          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
          “Security Documents” means the security agreements, pledge agreements, collateral assignments and related agreements (including the Collateral Agreement and the Trademark Security Agreement), as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interest in the Collateral as contemplated by the Indenture.
          “Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.
          “Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC (or any successor provision).
          “Similar Business” means a business, the majority of whose revenues are derived from the activities of the Issuer and its Subsidiaries as of the Issue Date or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto.
          “Special Redemption Price” means 100% of the issue price of the Notes, plus accrued and unpaid interest, from, and including, the Issue Date to, but excluding, the Special Redemption Date, notwithstanding any noncompliance by the Issuer with the requirements of the second sentence of Section 3.10.
          “Sponsors” means (i) one or more funds controlled by Apollo Management, L.P., any of their respective Affiliates and other affiliated co-investment partnerships (collectively, the “Apollo Sponsors”) and (ii) any Person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) with any Apollo Sponsors; provided that any Apollo Sponsor (x) owns a majority of the voting power and (y) controls a majority of the Board of Directors of the Issuer.
          “Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Issuer or any Subsidiary of the Issuer which the Issuer has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

          “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).
          “Subordinated Indebtedness” means (a) with respect to the Issuer, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to its Guarantee.
          “Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
          “Synthetic Lease Obligations” means obligations of a Loan Party, as defined in the Credit Agreement, as lessee/borrower under any transaction which is classified as an operating lease under GAAP but as a financing for tax purposes either currently or when such leases were originally written.
          “Taking” means any taking of all or any portion of the Collateral by condemnation or other eminent domain proceedings, pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of all or any portion of the Collateral by any governmental authority, civil or military, or any sale pursuant to the exercise by any such governmental authority of any right which it may then have to purchase or designate a purchaser or to order a sale of all or any portion of the Collateral.
          “Tax Distributions” means any distributions described in clause (xii) of Section 4.07(b).
          “Total Assets” means the total consolidated assets of the Issuer and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Issuer, without giving effect to any amortization of the amount of intangible assets since the Issue Date.

          “Trademark Security Agreement” means the Second Lien Trademark Security Agreement in substantially the form attached as Exhibit G hereto, as the same may be amended, supplemented or otherwise modified from time to time.
          “Transactions” has the meaning set forth under “Summary — Acquisition of the Company by Apollo Management VI, L.P.” in the Offering Circular.
          “Treasury Rate” means, as of the applicable Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to June 1, 2011; provided, however, that if the period from such Redemption Date to June 1, 2011 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
          “Trust Indenture Act” means the Trust Indenture Act of 1939, (15 U.S.C. §§ 77aaa-777bbbb) as in effect on the date hereof.
          “Trustee” means The Bank of New York Mellon Trust Company, N.A., as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
          “Unapplied Proceeds” means net cash proceeds received by the Issuer and its Restricted Subsidiaries since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or any direct or indirect parent entity of the Issuer (which proceeds are contributed to the Issuer or its Restricted Subsidiary) or cash contributed to the capital of the Issuer (in each case other than proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from, the Issuer or any of its Subsidiaries) as determined in accordance with clauses (B) and (C) of the definition of Cumulative Credit to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to Section 4.07(b) hereof or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof).
          “Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.
          “Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.
          “Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.
          “Unrestricted Subsidiary” means:
          (1) any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and
          (2) any Subsidiary of an Unrestricted Subsidiary.
          The Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any of its Restricted Subsidiaries; provided, further, however, that either:
          (a) the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or
          (b) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant described under Section 4.07.
          The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:
          (x) (1) the Issuer could Incur $1.00 of additional Indebtedness pursuant to Section 4.09(a) or (2) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be equal to or greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and
          (y) no Event of Default shall have occurred and be continuing.
          Any such designation by Issuer shall be evidenced to the Trustee and the Collateral Agent by promptly filing with the Trustee and the Collateral Agent a copy of the resolution of the Board of Directors or any committee thereof of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.
          “U.S. Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by Reuters at approximately 10:00 A.M. (New York City time) on such date of determination (or if no such quote is available on such date, on the immediately preceding Business Day for which such a quote is available).
          “U.S. Government Obligations” means securities that are:
          (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or
          (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.
          “U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.
          “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
          “Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing; (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by (2) the sum of all such payments.
          “Wholly-owned Restricted Subsidiary” is any Wholly-owned Subsidiary that is a Restricted Subsidiary.
          “Wholly-owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares required to be held by Foreign

Subsidiaries) shall at the time be owned by such Person or by one or more Wholly-owned Subsidiaries of such Person.
     Section 1.02 Other Definitions.

Term	Defined in Section
“Additional Amounts”	4.05
“Affiliate Transaction”	4.11
“Asset Sale Offer”	4.10
“Authentication Order”	2.02
“Base Currency”	13.18
“Change of Control Offer”	4.13
“Change of Control Payment”	4.13
“Change of Control Payment Date”	4.13
“Covenant Defeasance”	8.03
“Covenant Suspension Event”	4.18
“DTC”	2.03
“Escrow Period”	4.19
“Event of Default”	6.01
“Excess Proceeds”	4.10
“Foreign Payor”	4.05
“Judgment Currency”	13.18
“Legal Defeasance”	8.02
“Note Register”	2.03
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Purchase Date”	3.09
“Redemption Date”	3.07
“Refinancing Indebtedness”	4.09
“Refunding Capital Stock”	4.07
“Registrar”	2.03
“Relevant Taxing Jurisdiction”	4.05
“Restricted Payments”	4.07
“Retired Capital Stock”	4.07
“Reversion Date”	4.18
“Second Commitment”	4.10
“Special Redemption”	3.10
“Special Redemption Date”	3.10
“Successor Guarantor”	5.01
“Suspended Covenants”	4.18
“Taxes”	4.05

     Section 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.
          The following Trust Indenture Act terms used in this Indenture have the following meanings:
          “indenture securities” means the Notes and the Guarantees;
          “indenture security Holder” means a Holder of a Note;
          “indenture to be qualified” means this Indenture;
          “indenture trustee” or “institutional trustee” means the Trustee; and
          “obligor” on the Notes and the Guarantees means the Issuer and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.
          All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.
     Section 1.04 Rules of Construction. Unless the context otherwise requires:
          (a) a term has the meaning assigned to it;
          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
          (c) “or” is not exclusive;
          (d) “including” means including without limitation;
          (e) words in the singular include the plural, and in the plural include the singular;
          (f) “will” shall be interpreted to express a command;
          (g) provisions apply to successive events and transactions;
          (h) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;
          (i) unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture;

          (j) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision; and
          (k) all references to any interest or other amount payable on or with respect to the Notes shall be deemed to include any Additional Interest payable pursuant to the Registration Rights Agreement.
     Section 1.05 Acts of Holders.
          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.05.
          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.
          (c) The ownership of Notes shall be proved by the Note Register.
          (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.
          (e) The Issuer may, in the circumstances permitted by the Trust Indenture Act, set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders.

          (f) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.
          (g) Without limiting the generality of the foregoing, a Holder, including DTC, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC may provide its proxy to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.
          (h) The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.
ARTICLE II
THE NOTES
     Section 2.01 Form and Dating; Terms.
          (a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
          (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note”

attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with Section 2.06 hereof.
          (c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of an Officer’s Certificate from the Issuer.
          Following the termination of the Restricted Period, beneficial interests in each Regulation S Temporary Global Note shall be exchanged for beneficial interests in a Regulation S Permanent Global Note of the same series pursuant to the Applicable Procedures. Simultaneously with the authentication of the corresponding Regulation S Permanent Global Note, the Trustee shall cancel the corresponding Regulation S Temporary Global Note. The aggregate principal amount of a Regulation S Temporary Global Note and a Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.
          (d) Terms. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.
          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
          The Notes shall be subject to repurchase by the Issuer pursuant to an Asset Sale Offer as provided in Section 4.10 hereof or a Change of Control Offer as provided in Section 4.13 hereof. The Notes shall not be redeemable, other than as provided in Article III hereof.
          Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuer without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise as the Initial Notes; provided that the

Issuer’s ability to issue Additional Notes shall be subject to the Issuer’s compliance with Section 4.09 hereof. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.
     Section 2.02 Execution and Authentication. At least one Officer of the Issuer shall execute the Notes on behalf of the Issuer by manual or facsimile signature.
          If an Officer of the Issuer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.
          A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A by the manual or facsimile signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.
          On the Issue Date, the Trustee shall, upon receipt of an Issuer Order (an “Authentication Order”), authenticate and deliver the Initial Notes. In addition, at any time, from time to time, the Trustee shall upon an Authentication Order authenticate and deliver any Additional Notes or Exchange Notes for an aggregate principal amount specified in such Authentication Order for such Additional Notes or Exchange Notes issued or increased hereunder.
          The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.
Section 2.03 Registrar and Paying Agent. The Issuer shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and (ii) an office or agency in the Borough of Manhattan, the City of New York, the State of New York where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agents. The Issuer initially appoints the Trustee as Paying Agent. The Issuer may change any Paying Agent or Registrar without prior notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall, to the extent that it is capable, act as such. The Issuer or any of its domestic Subsidiaries may act as Paying Agent or Registrar.
          The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes representing the Notes.

          The Issuer initially appoints the Trustee to act as the Registrar for the Notes.
     Section 2.04 Paying Agent to Hold Money in Trust. The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or Cash Interest on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.
     Section 2.05 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuer shall otherwise comply with Trust Indenture Act Section 312(a).
     Section 2.06 Transfer and Exchange.
          (a) Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor thereto or a nominee of such successor thereto. A beneficial interest in a Global Note may not be exchanged for a Definitive Note of the same series unless (A) the Depositary (x) notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and, in either case, a successor Depositary is not appointed by the Issuer within 120 days or (B) there shall have occurred and be continuing a Default with respect to the Notes. Upon the occurrence of any of the preceding events in (A) above, Definitive Notes delivered in exchange for any Global Note of the same series or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note of the same series or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (A) or (B) above and pursuant to Section 2.06(c) hereof. A Global Note may not be exchanged for another

Note other than as provided in this Section 2.06(a); provided, however, that beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.
          (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
          (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided that, prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person other than pursuant to Rule 144A. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).
          (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) hereof, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note of the same series in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in a Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903. Upon consummation of an Exchange Offer by the Issuer in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.
          (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) hereof and the Registrar receives the following:
               (A) if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or
               (B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.
          (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) hereof and:
               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;
               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
               (C) such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following:
               (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note of the same series, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
               (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
          If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.
          Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
          (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.
          (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in subsection (A) of Section 2.06(a) hereof and receipt by the Registrar of the following documentation:
               (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

               (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
               (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;
               (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;
               (E) if such beneficial interest is being transferred to the Issuer or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or
               (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
     (ii) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) of the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

          (iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in subsection (A) of Section 2.06(a) hereof and if:
               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;
               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
               (C) such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
               (D) the Registrar receives the following:
               (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
               (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
          (iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in subsection (A) of Section 2.06(a) hereof and satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.
          (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.
          (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
               (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
               (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
               (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;
               (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;
               (E) if such Restricted Definitive Note is being transferred to the Issuer or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

               (F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, and in the case of clause (C) above, the applicable Regulation S Global Note.
          (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;
               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
               (C) such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
               (D) the Registrar receives the following:
               (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
               (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
          Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
          (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
          If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
          (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):
          (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
               (A) if the transfer will be made pursuant to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
               (B) if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

               (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.
          (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:
               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;
               (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
               (C) any such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
               (D) the Registrar receives the following:
               (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
               (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
          (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.

Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
     (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes of the same series tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuer, and accepted for exchange in the Exchange Offer and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes of the same series tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuer, and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuer shall execute and the Trustee shall authenticate and mail to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the applicable principal amount. Any Notes that remain outstanding after the consummation of the Exchange Offer, and Exchange Notes issued in connection with the Exchange Offer, shall be treated as a single class of securities under this Indenture.
     (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:
          (i) Private Placement Legend.
               (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THIS NOTE WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.”
          (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.
     (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form (with appropriate changes in the last sentence if DTC is not the Depositary):
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF

SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
          (iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:
“THIS NOTE WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT of 1933 (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.”
          (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

          (i) General Provisions Relating to Transfers and Exchanges.
          (i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.
          (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05 hereof).
          (iii) Neither the Registrar nor the Issuer shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
          (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
          (v) The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date with respect to such Note and the next succeeding Interest Payment Date with respect to such Note.
          (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.
          (vii) Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 4.02 hereof, the Issuer shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

          (viii) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02 hereof.
          (ix) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
          (x) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any registered Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
          (xi) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.
     Section 2.07 Replacement Notes. If any mutilated Note is surrendered to the Trustee, the Registrar or the Issuer and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note.
          Every replacement Note is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
     Section 2.08 Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer, a Guarantor or an Affiliate of the Issuer or a Guarantor holds the Note.

          If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).
          If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
          If the Paying Agent (other than the Issuer, a Guarantor or an Affiliate of the Issuer or a Guarantor) holds, on a Redemption Date or maturity date, money sufficient to pay Notes (or portions thereof) payable on that date, then on and after that date such Notes (or portions thereof) shall be deemed to be no longer outstanding and shall cease to accrue interest.
     Section 2.09 Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, a Guarantor or by any Affiliate of the Issuer or a Guarantor shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee or the Collateral Agent shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee or the Collateral Agent knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee or the Collateral Agent the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuer, a Guarantor or any obligor upon the Notes or any Affiliate of the Issuer, a Guarantor or of such other obligor.
     Section 2.10 Temporary Notes. Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.
          Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.
     Section 2.11 Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
     Section 2.12 Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Issuer shall fix or cause to be fixed any such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Issuer shall promptly notify the Trustee of any such special record date. At least 15 days before any such special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed, first-class postage prepaid, to each Holder, with a copy to the Trustee, a notice at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid.
          Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.
     Section 2.13 CUSIP/ISIN Numbers. The Issuer in issuing the Notes may use CUSIP and ISIN numbers (in each case, if then generally in use) and, if so, the Trustee shall use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will as promptly as practicable notify the Trustee in writing of any change in the CUSIP and ISIN numbers.
     Section 2.14 Calculation of Principal Amount of Securities. The aggregate principal amount of the Notes, at any date of determination, shall be the principal amount of the Notes at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Notes, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes, the Holders of which have so consented by (b) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.08 and Section 2.09 of this Indenture. Any such calculation made pursuant to this Section 2.14 shall be made by the Issuer and delivered to the Trustee pursuant to an Officer’s Certificate.
ARTICLE III
REDEMPTION
     Section 3.01 Notices to Trustee. If the Issuer elects to redeem the Notes pursuant to Section 3.07 hereof, it shall furnish to the Trustee, at least 15 days (unless a shorter period is agreed upon by the Trustee) before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.03 hereof but not more than 60 days before a Redemption Date, an Officer’s Certificate of the Issuer setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.
     Section 3.02 Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (b) on a pro rata basis or by lot, or by such other method in accordance with the procedures of DTC the Trustee shall deem fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.
          The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; no Notes of less than $2,000 can be redeemed in part. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.
     Section 3.03 Notice of Redemption. Subject to Section 3.09 hereof, the Issuer shall mail or cause to be mailed by first-class mail notices of redemption at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address or otherwise in accordance with Applicable Procedures.
          The notice shall identify the Notes to be redeemed and shall state:
          (a) the Redemption Date;
          (b) the redemption price;

          (c) if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder of the Notes upon cancellation of the original Note;
          (d) the name and address of the Paying Agent;
          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
          (f) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;
          (g) the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;
          (h) the CUSIP and ISIN number, if any, printed on the Notes being redeemed and that no representation is made as to the correctness or accuracy of any such CUSIP and ISIN number that is listed in such notice or printed on the Notes; and
          (i) if in connection with a redemption pursuant to Section 3.07(c) hereof, any condition to such redemption.
          At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided that the Issuer shall have delivered to the Trustee, at least 15 days (unless a shorter period is agreed upon by the Trustee) before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to this Section 3.03 (unless a shorter period shall be agreed to by the Trustee), an Officer’s Certificate of the Issuer requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
     Section 3.04 Effect of Notice of Redemption. Subject to Section 3.07(c) hereof, once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price. The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05 hereof, on and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption.

     Section 3.05 Deposit of Redemption Price.
          (a) Prior to 11:00 a.m. (New York City time) on the Redemption Date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, and accrued and unpaid interest and Additional Interest, if any, to the Redemption Date on, all Notes to be redeemed. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest and Additional Interest, if any, to the Redemption Date on, all Notes to be redeemed.
          (b) If the Issuer complies with the provisions of the preceding paragraph (a), on and after the Redemption Date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the Redemption Date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful on any interest and Additional Interest, if any, accrued to the Redemption Date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
     Section 3.06 Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Issuer shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered representing the same indebtedness to the extent not redeemed; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
     Section 3.07 Optional Redemption.
          (a) On or after March 15, 2015, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the “Redemption Date”) (subject to the right of Holders of record on the Record Date to receive interest due on the Interest Payment Date), if redeemed during the 12-month period commencing on March 15 of the years set forth below:

Period	Redemption Price
2015	104.438%
2016	102.219%
2017 and thereafter	100.000%

          (b) After the Assumption and prior to March 15, 2015, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the Redemption Date (subject to the right of Holders of record on the Record Date to receive interest due on the Interest Payment Date).
          (c) At any time and from time to time after the Assumption and on or prior to March 15, 2014, the Issuer may redeem in the aggregate up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with the net cash proceeds of one or more Equity Offerings (1) by the Issuer or (2) by any direct or indirect parent of the Issuer, in each case to the extent the net cash proceeds thereof are contributed to the common equity capital of the Issuer or used to purchase Capital Stock (other than Disqualified Stock) of the Issuer from it, at a redemption price (expressed as a percentage of principal amount thereof) of 108.875%, plus accrued and unpaid interest and Additional Interest, if any, to the Redemption Date (subject to the right of Holders of record on the Record Date to receive interest due on the Interest Payment Date); provided, however, that at least 65% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) must remain outstanding after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated.
               Notice of any redemption upon any Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.
     Section 3.08 Mandatory Redemption. Except as set forth in Section 3.10 herein, the Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.
     Section 3.09 Offers to Repurchase by Application of Excess Proceeds.
          (a) In the event that, pursuant to Section 4.10 hereof, the Issuer shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.
          (b) The Asset Sale Offer shall remain open for a period of twenty Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer shall apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and, if required, Pari Passu Indebtedness (on a pro rata basis, if applicable), or, if less than the Offer Amount has been tendered, all Notes and Pari Passu Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

          (c) If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, up to but excluding the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.
          (d) Upon the commencement of an Asset Sale Offer, the Issuer shall send, by first-class mail, postage prepaid, at least 30 but not more than 60 days before the Purchase Date, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders and holders of Pari Passu Indebtedness. The notice, which shall govern the terms of the Asset Sale Offer, shall state:
          (i) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;
          (ii) the Offer Amount, the purchase price and the Purchase Date;
          (iii) that any Note not tendered or accepted for payment shall continue to accrue interest;
          (iv) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;
          (v) that any Holder electing to have less than all of the aggregate principal amount of its Notes purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of $2,000 or whole multiples of $1,000 in excess thereof;
          (vi) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note completed, or transfer by book-entry transfer, to the Issuer, the Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least two Business Days before the Purchase Date;
          (vii) that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (viii) that, if the aggregate principal amount of Notes and Pari Passu Indebtedness surrendered by the holders thereof exceeds the Offer Amount, the Trustee shall select the Notes and the Company or its applicable agent shall select such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered or by lot, or by such other method in accordance with the procedures of DTC (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $2,000 or whole multiples of $1,000 in excess thereof are purchased); and
          (ix) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased.
          (e) On or before the Purchase Date, the Issuer shall, to the extent lawful, (1) accept for payment, on a pro rata or other basis as described in clause (d)(viii) of this Section 3.09, the Offer Amount of Notes or portions thereof validly tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered and (2) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof so tendered.
          (f) The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes properly tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder in a principal amount equal to any unpurchased portion of the Note surrendered representing the same indebtedness to the extent not repurchased. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date.
          (g) Prior to 11:00 a.m. (New York City time) on the purchase date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the purchase price of and accrued and unpaid interest on all Notes to be purchased on that purchase date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the purchase price of, and accrued and unpaid interest on, all Notes to be redeemed.
          Other than as specifically provided in this Section 3.09 or Section 4.10 hereof, any purchase pursuant to this Section 3.09 shall be made pursuant to the applicable provisions of Sections 3.01 through 3.06 hereof, and references therein to “redeem,” “redemption” and similar words shall be deemed to refer to “purchase,” “repurchase” and similar words, as applicable.

     Section 3.10 Special Mandatory Redemption. If the Escrow Conditions shall not have been fulfilled, or the Escrow Agent shall not have received the Disbursement Request described in Section 4(a) of the Escrow Agreement on or before March 31, 2011, the Escrow Agent, pursuant to the Escrow Agreement, shall, without the requirement of notice to or action by the Issuer, the Trustee or any other Person, notify the Trustee in writing that all of the Notes shall be subject to a special mandatory redemption (the “Special Redemption”) in accordance with this Section 3.10 on the second Business Day after delivery of such notice but in any event on or prior to April 4, 2011 (the “Special Redemption Date”). In the case of a Special Redemption, the Issuer shall, not later than 11:00 A.M. New York City time (or such other time of day acceptable to the Trustee which will permit it to give the notice referred to in the second paragraph of Section 3.03) at least two Business Days prior to the Special Redemption Date, deliver an Officers’ Certificate to the Trustee setting forth (i) that a Special Redemption will occur, (ii) the Special Redemption Date, (iii) the Special Redemption Price and (iv) the other information specified in Section 3.03. The Trustee shall deliver to each Holder a written notice (specifying the information set forth in such Officers’ Certificate) of the Special Redemption at least two Business Days prior to the Special Redemption Date. On the Special Redemption Date, the Issuer shall instruct the Escrow Agent to release cash to the Paying Agent for the purposes of the Special Redemption. On the Special Redemption Date, the Notes shall be redeemed pursuant to the redemption procedures of this Article III, in whole but not in part, at a redemption price equal to the Special Redemption Price.
ARTICLE IV
COVENANTS
     Section 4.01 Payment of Notes. The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer, a Guarantor or an Affiliate of the Issuer or a Guarantor, holds as of 11:00 a.m. New York City time, on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.
          The Issuer shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.
          The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.
     Section 4.02 Maintenance of Office or Agency. The Issuer shall maintain the offices or agencies (which may be an office of the Trustee or an affiliate of the Trustee,

Registrar or co-registrar) required under Section 2.03 where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
          The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain such offices or agencies as required by Section 2.03 for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
          The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 hereof.
     Section 4.03 Reports and Other Information.
          (a) After the Assumption, notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, after the consummation of the Exchange Offer, the Issuer shall file with the SEC (and provide the Trustee and Holders with copies thereof, without cost to each Holder, within 15 days after the Issuer files such reports with the SEC),
          (1) within the time period specified in the SEC’s rules and regulations for non-accelerated filers, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),
          (2) within the time period specified in the SEC’s rules and regulations for non-accelerated filers, reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),
          (3) promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified in the SEC’s rules and regulations), such other reports on Form 8-K (or any successor or comparable form), and

               (4) any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;
provided, however, that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer shall make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders, in each case within 15 days after the time the Issuer would be required to file such information with the SEC, if it were subject to Sections 13 or 15(d) of the Exchange Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein, including compliance with any of the covenants hereunder (as to which the Trustee and the Collateral Agent are entitled to rely exclusively on Officer’s Certificates). The availability of the foregoing materials on the SEC’s Electronic Data Gathering and Retrieval service or on the Issuer’s website shall be deemed to satisfy the Issuer’s delivery obligation.
          (b) In the event that:
          (i) the rules and regulations of the SEC permit the Issuer and any direct or indirect parent of the Issuer to report at such parent entity’s level on a consolidated basis and such parent entity is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of the Issuer, or
          (ii) any direct or indirect parent of the Issuer is or becomes a Guarantor of the Notes, consolidating reporting at the parent entity’s level in a manner consistent with that described in this Section 4.03 for the Issuer shall satisfy this Section 4.03, and the Issuer shall satisfy its obligations under this Section 4.03 with respect to financial information relating to the Issuer by furnishing financial information relating to such direct or indirect parent; provided that such financial information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its Subsidiaries other than the Issuer and its Subsidiaries, on the one hand, and the information relating to the Issuer, the Guarantors and the other Subsidiaries of the Issuer on a standalone basis, on the other hand.
          (c) The Issuer will make the reports and other information required by this Section 4.03 available to prospective investors upon request. In addition, the Issuer shall, for so long as any Notes are outstanding during any period when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, furnish to Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

          (d) Notwithstanding the foregoing, the Issuer will be deemed to have furnished such reports referred to above to the Trustee and the Holders if the Issuer has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available.
     Section 4.04 Compliance Certificate.
          (a) The Issuer shall deliver to the Trustee and the Collateral Agent, within 120 days after the end of each fiscal year ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Issuer and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer and its Restricted Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Issuer and its Restricted Subsidiaries have kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto).
          (b) When any Default has occurred and is continuing under this Indenture, or if the Trustee, the Collateral Agent or the holder of any other evidence of Indebtedness of the Issuer or any Subsidiary gives any notice or takes any other action with respect to a claimed Default, the Issuer shall promptly (which shall be no more than 30 days after becoming aware of such Default) deliver to the Trustee and the Collateral Agent by registered or certified mail or by facsimile transmission an Officer’s Certificate specifying such event and what action the Issuer proposes to take with respect thereto.
     Section 4.05 Taxes.
          (a) The Issuer shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.
          (b) All payments that any Guarantor that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (each a “Foreign Payor”) makes under or with respect to the Notes or any Guarantee, will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charges (including penalties, interest and other similar liabilities related thereto) of whatever nature (collectively, “Taxes”) imposed or levied by or on behalf of any jurisdiction in which any Foreign Payor is incorporated, organized or otherwise resident for tax purposes or from or through which any of the foregoing makes any payment on the Notes or by any taxing authority therein or political subdivision thereof (each, as applicable, a “Relevant Taxing Jurisdiction”), unless the applicable Foreign Payor is required to withhold or deduct Taxes by law or by the interpretation or administration of law. If a Foreign Payor is required to withhold or deduct any amount for, or on account of, Taxes of a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes or any Guarantee, such Foreign Payor will pay such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received by each Holder of the Notes after such withholding or deduction will be not less than the amount such Holder would have received if such Taxes had not been required to be withheld or deducted.
          (c) Notwithstanding the foregoing, no Foreign Payor will be required to pay Additional Amounts to a Holder of Notes in respect of or on account of:
          (i) any Taxes that are imposed or levied by a Relevant Taxing Jurisdiction by reason of such Holder’s present or former connection with such Relevant Taxing Jurisdiction, including such Holder being or having been a citizen, national, or resident, being or having been engaged in a trade or business, being, or having been, physically present in or having or having had a permanent establishment in a Relevant Taxing Jurisdiction (but not including, in each case, any connection arising from the mere receipt or holding of Notes or the receipt of payments thereunder or under a Guarantee or the exercise or enforcement of rights under any Notes or the Indenture or a Guarantee);
          (ii) any Taxes that are imposed or levied by reason of the failure of such Holder, following the written request of any Foreign Payor (as the case may be) addressed to such Holder (and made at a time that would enable such Holder acting reasonably to comply with that request) made in accordance with the notice procedures set forth in the Indenture, to comply with any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Relevant Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of withholding or deduction of, Taxes imposed by the Relevant Taxing Jurisdiction (including a certification that such Holder is not resident in the Relevant Taxing Jurisdiction);
          (iii) any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;
          (iv) any Tax that is payable otherwise than by withholding or deduction from payments made under or with respect to the Notes;
          (v) any Tax that is imposed or levied by reason of the presentation (where presentation is required in order to receive payment) of the Notes for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficial owner or holder thereof would have been entitled to Additional Amounts had the Notes been presented for payment on any date during such 30 day period;
          (vi) any Tax except to the extent it exceeds any Tax that would have been required to be withheld from payments to the Holder if such payments were made by the Issuer; or
          (vii) any combination of items (i) through (vi) above.
          (d) Additional Amounts will not be paid with respect to the Notes to a Holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of the payment under or with respect to the Notes, to the extent that payment would be required by the laws of a Relevant Taxing Jurisdiction to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in that limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had it been the Holder of the Notes.
          (e) The relevant Foreign Payor shall (i) make such withholding or deduction as is required by applicable law and (ii) remit the full amount withheld or deducted to the relevant taxing authority in accordance with applicable law.
          At least 30 calendar days prior to each date on which any payment under or with respect to the Notes is due and payable, if the relevant Foreign Payor will be obligated to pay Additional Amounts with respect to such payment (unless such obligation to pay Additional Amounts arises after the 30th day prior to the date on which payment under or with respect to the Notes is due and payable, in which case it will be promptly thereafter), the relevant Foreign Payor will deliver to the Trustee an Officer’s Certificate of such Foreign Payor stating that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to the applicable Holders on the payment date.
          The relevant Foreign Payor shall promptly publish a notice in accordance with the notice provisions set forth in this Indenture stating that such Additional Amounts will be payable and describing the obligation to pay such amounts.
          (f) Upon written request, the relevant Foreign Payor shall furnish to the Trustee or to a Holder of the Notes copies of tax receipts evidencing the payment of any Taxes by such Foreign Payor in such form as provided in the normal course by the taxing authority imposing such Taxes and as is reasonably available to such Foreign Payor. If, notwithstanding the efforts of such Foreign Payor to obtain such receipts, the same are not obtainable, such Foreign Payor shall provide the Trustee or the applicable Holder with other evidence reasonably satisfactory to the Trustee or such Holder.
          (g) The Issuer and any Guarantor, as the case may be, will pay any present or future stamp, issue, registration, court, documentation, excise or property taxes or other similar taxes, charges and duties, including interest and penalties with respect thereto, imposed by or in any Relevant Taxing Jurisdiction in respect of the execution, issue, enforcement or delivery of the Notes or any other document or instrument referred to thereunder (other than on or in connection with a transfer of the Notes other than the initial resale by the Initial Purchasers).
          (h) Whenever this Indenture or the Notes refers to, in any context, the payment of principal, premium, if any, interest or any other amount payable under or with respect to any Note or with respect to any Guarantee, such reference includes the payment of Additional Amounts, if applicable.
     Section 4.06 Stay, Extension and Usury Laws. The Issuer and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee and the Collateral Agent, but shall suffer and permit the execution of every such power as though no such law has been enacted.
     Section 4.07 Limitation on Restricted Payments.
          (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:
          (i) declare or pay any dividend or make any distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Issuer, other than:
               (A) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or
               (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-owned Restricted Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;
          (ii) purchase or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer;
          (iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness of the Issuer or any of its Restricted Subsidiaries, other than the payment, redemption, repurchase, defeasance, acquisition or retirement of:
               (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement; and
               (B) Indebtedness permitted under clauses (vii) and (ix) of Section 4.09(b) hereof; or
          (iv) make any Restricted Investment
(all such payments and other actions set forth in clauses (i) through (iv) of this Section 4.07(a) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:
          (1) no Default shall have occurred and be continuing or would occur as a consequence thereof;
          (2) immediately after giving effect to such transaction on a pro forma basis, the Issuer could Incur $1.00 of additional Indebtedness pursuant to Section 4.09(a) hereof;
          (3) immediately after giving effect to such transaction on a pro forma basis, the Issuer’s Consolidated Leverage Ratio would be less than 6.0 to 1.0; and
          (4) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (i), (iv) (only to the extent of one-half of the amounts paid pursuant to such clause), (vi) and (viii) of Section 4.07(b) hereof, but excluding all other Restricted Payments permitted by Section 4.07(b) hereof), is less than the amount equal to the Cumulative Credit.
          (b) Section 4.07(a) hereof will not prohibit:
          (i) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;
          (ii) (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Subordinated Indebtedness of the Issuer, any direct or indirect parent of the Issuer or any Guarantor in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of the Issuer or any direct or indirect parent of the Issuer or contributions to the equity capital of the Issuer (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of the Issuer ) (collectively, including any such contributions, “Refunding Capital Stock”) (B) the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of Refunding Capital Stock, and (C) if immediately prior to the retirement of the Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (vi) of this Section 4.07(b) and not made pursuant to clause (ii)(B) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Retired Capital Stock immediately prior to such retirement;
          (iii) the redemption, repurchase, defeasance, or other acquisition or retirement of Subordinated Indebtedness of the Issuer or any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor which is Incurred in accordance with Section 4.09 hereof so long as:
               (A) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable) plus any accrued and unpaid interest, of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired, any tender premiums, plus any defeasance costs, fees and expenses incurred in connection therewith);
               (B) such Indebtedness is subordinated to the Notes or the related Guarantee, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value;
               (C) such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (x) the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (y) 91 days following the maturity date of the Notes; and
               (D) such Indebtedness has a Weighted Average Life to Maturity at the time Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Subordinated Indebtedness being redeemed, repurchased, acquired or retired that were due on or after the date that is one year following the last maturity date of any Notes then outstanding were instead due on such date one year following the last date of maturity of the Notes;
          (iv) the repurchase, retirement or other acquisition (or dividends to any direct or indirect parent of the Issuer to finance any such repurchase, retirement or other acquisition) for value of Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by any future, present or former employee, director or consultant of the Issuer or any direct or indirect parent of the Issuer or any Subsidiary of the Issuer pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate Restricted Payments made under this clause (iv) do not exceed $30 million plus an additional $30 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over to succeeding calendar years); provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:
               (A) the cash proceeds received by the Issuer or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) to members of management, directors or consultants of the Issuer and its Restricted Subsidiaries or any direct or indirect parent of the Issuer that occurs after the Issue Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (iii) of Section 4.07(a) hereof; plus
               (B) the cash proceeds of key man life insurance policies received by the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) or the Issuer’s Restricted Subsidiaries after the Issue Date; plus
               (C) the amount of any cash bonuses otherwise payable to members of management, directors or consultants of the Issuer and its Restricted Subsidiaries or any direct or indirect parent of the Issuer in connection with the Transactions that are foregone in return for the receipt of Equity Interests;
provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (A), (B) and (C) of this Section 4.07(b)(iv) in any calendar year; and provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from members of management of the Issuer, any of its Restricted Subsidiaries or its direct or indirect parents in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parents will not be deemed to constitute a Restricted Payment for purposes of this Section 4.07 or any other provision of this Indenture;

          (v) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued or incurred in accordance with Section 4.09 hereof;
          (vi) (A) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date; provided that the aggregate amount of dividends declared and paid pursuant to this clause (A) does not exceed the net cash proceeds actually received by the Issuer from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;
               (B) a Restricted Payment to any direct or indirect parent of the Issuer, the proceeds of which will be used to fund the payment of dividends to Holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent of the Issuer issued after the Issue Date; provided that the aggregate amount of dividends declared and paid pursuant to this clause (B) does not exceed the net cash proceeds actually received by the Issuer from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date; or
               (C) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (ii) of this Section 4.07(b);
provided, however, in the case of each of (A), (B) and (C) of this clause (vi), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Issuer would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;
          (vii) so long as immediately after giving effect to such transaction on a pro forma basis, the Issuer’s Consolidated Leverage Ratio would be less than 6.0 to 1.0, Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Investments made pursuant to this clause (vii) that are at that time outstanding, not to exceed the greater of $35 million and 1.0% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);
          (viii) the payment of dividends on the Issuer’s common stock (or a Restricted Payment to any direct or indirect parent of the Issuer to fund the payment by such direct or indirect parent of the Issuer of dividends on such entity’s common stock) of up to 6.0% per annum of the net proceeds received by the Issuer from any public offering of common stock of the Issuer or any direct or indirect parent of the Issuer;
          (ix) Restricted Payments that are made with Excluded Contributions;
          (x) other Restricted Payments in an aggregate amount not to exceed the greater of $50 million and 1.5% of Total Assets at the time made;
          (xi) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary of the Issuer by, Unrestricted Subsidiaries;
          (xii) the payment of dividends or other distributions to any direct or indirect parent of the Issuer in amounts required for such parent to pay foreign, federal, state or local income taxes (as the case may be) imposed directly on such parent to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries (including, without limitation, by virtue of such parent being the common parent of a consolidated or combined tax group of which the Issuer and/or its Restricted Subsidiaries are members);
          (xiii) the payment of dividends, other distributions or other amounts or the making of loans or advances or any other Restricted Payment, if applicable:
               (A) in amounts required for any direct or indirect parent of the Issuer, if applicable, to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any direct or indirect parent of the Issuer, if applicable, and general corporate operating and overhead expenses of any direct or indirect parent of the Issuer, if applicable, in each case to the extent such fees and expenses are attributable to the ownership or operation of the Issuer, if applicable, and its Subsidiaries;
               (B) in amounts required for any direct or indirect parent of the Issuer, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Issuer or any of its Restricted Subsidiaries and that has been guaranteed by, or is otherwise considered Indebtedness of, the Issuer Incurred in accordance with Section 4.09 hereof; and
               (C) in amounts required for any direct or indirect parent of the Issuer to pay fees and expenses, other than to Affiliates of the Issuer, related to any unsuccessful equity or debt offering of such parent;
          (xiv) any Restricted Payment used to fund the Transactions and the payment of fees and expenses incurred in connection with the Transactions or owed by the Issuer or any direct or indirect parent of the Issuer or Restricted Subsidiaries of the Issuer to Affiliates, in each case to the extent permitted under Section 4.11 hereof;
          (xv) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;
          (xvi) purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;
          (xvii) payments of cash, or dividends, distributions, advances or other Restricted Payments by the Issuer or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person;
          (xviii) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under Sections 4.10 and 4.13 hereof; provided that all Notes tendered by Holders in connection with a Change of Control or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;
          (xix) any payments made, including any such payments made to any direct or indirect parent of the Issuer to enable it to make payments, in connection with the consummation of the Transactions or as contemplated by the Acquisition Documents, whether payable on the Issue Date or thereafter (other than payments to any Permitted Holder or any Affiliate thereof which are not permitted by Section 4.11 hereof);
          (xx) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, that complies with Section 5.01; provided that as a result of such consolidation, amalgamation, merger or transfer of assets, the Issuer shall have made a Change of Control Offer (if required by this Indenture) and that all Notes tendered by Holders in connection with such Change of Control Offer have been repurchased, redeemed or acquired for value; and
          (xxi) the merger of the Issuer with or into the Company and the Assumption upon the satisfaction of the Escrow Conditions;
provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (x) and (xi) of this Section 4.07(b), no Default shall have occurred and be continuing or would occur as a consequence thereof.

          (c) As of the Issue Date, all of the Issuer’s Subsidiaries will be Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will only be permitted if a Restricted Payment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.
     Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
          (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:
          (i) (A) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries (1) on its Capital Stock; or (2) with respect to any other interest or participation in, or measured by, its profits; or (B) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;
          (ii) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or
          (iii) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.
          (b) Section 4.08(a) hereof shall not apply to encumbrances or restrictions existing under or by reason of:
          (i) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Credit Agreement and the other Credit Agreement Documents;
          (ii) (A) this Indenture and the Notes (and any Exchange Notes and guarantees thereof), the Intercreditor Agreement and the Security Documents (B) the Existing Notes (and guarantees thereof) and (C) the indentures governing the Existing Notes;
          (iii) applicable law or any applicable rule, regulation or order;
          (iv) any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;
          (v) contracts or agreements for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary;
          (vi) Secured Indebtedness otherwise permitted to be Incurred pursuant to Sections 4.09 and 4.12 hereof that limit the right of the debtor to dispose of the assets securing such Indebtedness;
          (vii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
          (viii) customary provisions in joint venture agreements, similar agreements relating solely to such joint venture and other similar agreements entered into in the ordinary course of business;
          (ix) purchase money obligations for property acquired and Capitalized Lease Obligations in the ordinary course of business;
          (x) customary provisions contained in leases, licenses and other similar agreements, entered into in the ordinary course of business;
          (xi) any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, however, that such restrictions apply only to such Receivables Subsidiary;
          (xii) other Indebtedness, Disqualified Stock or Preferred Stock of (a) any Restricted Subsidiary of the Issuer that is a Guarantor or a Foreign Subsidiary or (b) any Restricted Subsidiary that is not a Guarantor or a Foreign Subsidiary so long as such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Issuer’s ability to make anticipated principal or interest payments on the Notes (as determined in good faith by the Issuer), in the case of each of clauses (a) and (b) to the extent that such Indebtedness, Disqualified Stock or Preferred Stock is permitted to be Incurred subsequent to the Issue Date under Section 4.09 hereof;
          (xiii) any Restricted Investment not prohibited by Section 4.07 and any Permitted Investment; or
          (xiv) any encumbrances or restrictions of the type referred to in Section 4.08(a) hereof imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xiii) of this Section 4.08(b); provided that such amendments, modifications, restatements, renewals, increases, supplements,refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
          For purposes of determining compliance with this covenant, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to the Issuer or a Restricted Subsidiary of the Issuer to other Indebtedness Incurred by the Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.
     Section 4.09 Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.
          (a) (i) the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and
          (ii) the Issuer will not permit any of its Restricted Subsidiaries (other than a Guarantor) to issue any shares of Preferred Stock;
provided, however, that the Issuer and any Guarantor may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary of the Issuer that is not a Guarantor may Incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock or issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio of the Issuer for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.
          (b) The provisions of Section 4.09(a) hereof shall not apply to:
          (i) the Incurrence by the Issuer or its Restricted Subsidiaries of Indebtedness under the Credit Agreement and the issuance and creation of letters of credit and bankers’ acceptances thereunder;

          (ii) the Incurrence by the Issuer and the Guarantors of Indebtedness represented by the Notes (not including any Additional Notes) and the Guarantees (including Exchange Notes and related guarantees thereof);
          (iii) Indebtedness of the Issuer or any of its Restricted Subsidiaries existing on the Issue Date, including the Existing Notes and related guarantees (other than Indebtedness described in clauses (i) and (ii) of this Section 4.09(b));
          (iv) Indebtedness (including Capitalized Lease Obligations) Incurred by the Issuer or any of its Restricted Subsidiaries, Disqualified Stock issued by the Issuer or any of its Restricted Subsidiaries and Preferred Stock issued by any Restricted Subsidiaries of the Issuer to finance (whether prior to or within 270 days after) the purchase, lease, construction or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets), and any refinancings or replacements thereof, in an aggregate principal amount, which when aggregated with the principal amount of all other Indebtedness (including Capitalized Lease Obligations), together with any refinancings ore replacements thereof, then outstanding and Incurred under this clause (iv), does not exceed the Permitted Amount at the time of Incurrence (it being understood that any Indebtedness Incurred under this clause (iv) shall cease to be deemed Incurred or outstanding for purposes of this clause (iv) but shall be deemed Incurred for purposes of the first paragraph of this covenant from and after the first date on which the Issuer, or the Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (iv));
          (v) Indebtedness Incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;
          (vi) Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the Transactions or any other acquisition or disposition of any business, assets or a Subsidiary of the Issuer in accordance with the terms of this Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

          (vii) Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owed to a Restricted Subsidiary that is not a Guarantor is subordinated in right of payment to the obligations of the Issuer under the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (vii);
          (viii) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (viii);
          (ix) Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (ix);
          (x) Hedging Obligations that are not incurred for speculative purposes and are either (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding; (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases or sales;
          (xi) obligations (including reimbursement obligations with respect to letters of credit and bank guarantees) in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any Restricted Subsidiary in the ordinary course of business or consistent with past practice or industry practice;
          (xii) Indebtedness or Disqualified Stock of the Issuer or any Restricted Subsidiary of the Issuer and Preferred Stock of any Restricted Subsidiary of the Issuer not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred under this clause (xii), does not exceed the greater of $100 million and 3.0% of Total Assets at the time of Incurrence (it being understood that any Indebtedness Incurred under this clause (xii) shall cease to be deemed Incurred or outstanding for purposes of this clause (xii) but shall be deemed Incurred for purposes of the first paragraph of this covenant from and after the first date on which the Issuer, or the Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (xii));
          (xiii) Indebtedness or Disqualified Stock of the Issuer or any Restricted Subsidiary of the Issuer and Preferred Stock of any Restricted Subsidiary of the Issuer not otherwise permitted hereunder in an aggregate principal amount or liquidation preference not greater than 200.0% of the Unapplied Proceeds;
          (xiv) any guarantee by the Issuer or any Restricted Subsidiary of the Issuer of Indebtedness or other obligations of the Issuer or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness Incurred by the Issuer or such Restricted Subsidiary is permitted under the terms of this Indenture; provided that (i) if such Indebtedness is by its express terms subordinated in right of payment to the Notes or the Guarantee of such Restricted Subsidiary, as applicable, any such guarantee of such Guarantor with respect to such Indebtedness shall be subordinated in right of payment to such Guarantor’s Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes or the Guarantee of such Restricted Subsidiary, as applicable and (ii) if such guarantee is of Indebtedness of the Issuer, such guarantee is Incurred in accordance with Section 4.14 hereof solely to the extent Section 4.14 is applicable;
          (xv) the Incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary of the Issuer which serves to refund, refinance or defease any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued as permitted under Section 4.09(a) and clauses (ii), (iii), (xiii), (xv), (xvi) and (xx) of this Section 4.09(b) or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock, including any additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums (including tender premiums), defeasance costs and fees in connection therewith (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:
               (A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced or defeased and

(y) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness, Disqualified Stock and Preferred Stock being refunded or refinanced that were due on or after the date that is one year following the last maturity date of any Notes then outstanding were instead due on such date one year following the last date of maturity of the Notes;
               (B) has a Stated Maturity which is not earlier than the earlier of (x) the Stated Maturity of the Indebtedness being refunded or refinanced and (y) 91 days following the maturity date of the Notes;
               (C) to the extent such Refinancing Indebtedness refinances (a) Indebtedness junior to the Notes or the Guarantee of such Restricted Subsidiary, as applicable, such Refinancing Indebtedness is junior to the Notes or the Guarantee of such Restricted Subsidiary, as applicable, or (b) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock; and
               (D) shall not include (x) Indebtedness of a Restricted Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness of the Issuer or a Guarantor, or (y) Indebtedness of the Issuer or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary, provided, further, that subclauses (A) and (B) of this clause (xv) will not apply to any refunding or refinancing of any Secured Indebtedness.
          (xvi) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or any of its Restricted Subsidiaries incurred to finance an acquisition or (y) Persons that are acquired by the Issuer or any of its Restricted Subsidiaries or merged, consolidated or amalgamated with or into the Issuer or any of its Restricted Subsidiaries in accordance with the terms of this Indenture; provided that after giving effect to such acquisition or merger, consolidation or amalgamation, either:
               (A) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness under Section 4.09(a) hereof; or
               (B) the Fixed Charge Coverage Ratio of the Issuer would be equal to or greater than immediately prior to such acquisition or merger, consolidation or amalgamation;
          (xvii) Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to the Issuer or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings);
          (xviii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its Incurrence;
          (xix) Indebtedness of the Issuer or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to the Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit;
          (xx) Indebtedness of Foreign Subsidiaries; provided, however, that the aggregate principal amount of Indebtedness Incurred under this clause (xx), when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (xx), does not exceed the greater of $50 million and 1.5% of Total Assets at any one time outstanding (it being understood that any Indebtedness incurred pursuant to this clause (xx) shall cease to be deemed incurred or outstanding for purposes of this clause (xx) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Foreign Subsidiary could have incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (xx));
          (xxi) Indebtedness of the Issuer or any Restricted Subsidiary consisting of the financing of insurance premiums;
          (xxii) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary of the Issuer incurred to finance or assumed in connection with an acquisition, and any refinancing or replacement thereof, in a principal amount not to exceed the greater of (A) $75 million and (B) 2.25% of Total Assets in the aggregate at any one time outstanding together with all other Indebtedness, Disqualified Stock and/or Preferred Stock issued under this clause (xxii) (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (xxii) shall cease to be deemed incurred or outstanding for purposes of this clause (xxii) but shall be deemed incurred for the purposes of Section 4.09(a) hereof from and after the first date on which such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (xxii));
          (xxiii) Indebtedness consisting of Indebtedness issued by the Issuer or a Restricted Subsidiary of the Issuer to current or former officers, directors and employees thereof or any direct or indirect parent thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any of its direct or indirect parent companies to the extent described in clause (iv) of Section 4.07(b) hereof; and
          (xxiv) Indebtedness incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures of the Issuer or any Restricted

Subsidiary not in excess, at any one time outstanding, of the greater of (x) $25 million and (y) 1.0% of Total Assets.
          (c) For purposes of determining compliance with this Section 4.09:
          (i) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (i) through (xxiv) of Section 4.09(b) hereof or is entitled to be Incurred pursuant to Section 4.09(a) hereof, the Issuer shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner and at any time that complies with this Section 4.09; and
          (ii) at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Sections 4.09(a) and 4.09(b) hereof without giving pro forma effect to the Indebtedness Incurred pursuant to Section 4.09(b) hereof when calculating the amount of Indebtedness that may be Incurred pursuant to Section 4.09(a) hereof.
          Accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, accretion of original issue discount, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 4.09. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.09.
          For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

          Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Issuer and its Restricted Subsidiaries may Incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.
          Notwithstanding any other provision of this Section 4.09, the Issuer may provide a Guarantee of any Indebtedness of the Company and its Subsidiaries in connection with the merger of the Issuer with and into the Company and the Assumption upon the satisfaction of the Escrow Conditions.
     Section 4.10 Asset Sales.
          (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale, unless (i) the Issuer or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of, and (ii) at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:
               (A) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Issuer or any Restricted Subsidiary of the Issuer (other than liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets;
               (B) any notes or other obligations or other securities or assets received by the Issuer or such Restricted Subsidiary of the Issuer from such transferee that are converted by the Issuer or such Restricted Subsidiary of the Issuer into cash within 180 days of the receipt thereof (to the extent of the cash received); and
               (C) any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of 3.0% of Total Assets and $100 million at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value)
shall be deemed to be Cash Equivalents for the purposes of this provision.

          (b) Within 15 months after the Issuer’s or any Restricted Subsidiary of the Issuer’s receipt of the Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary of the Issuer may apply the Net Proceeds from such Asset Sale, at its option:
          (i) to repay (a) Indebtedness constituting Bank Indebtedness and other Pari Passu Indebtedness that is secured by a Lien permitted under this Indenture (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto), (b) Indebtedness of a Restricted Subsidiary that is not a Guarantor, (c) Obligations under the Notes or (d) other Pari Passu Indebtedness (provided that if the Issuer or any Guarantor shall so reduce Obligations under unsecured Pari Passu Indebtedness, the Issuer will equally and ratably reduce Obligations under the Notes as provided under Section 3.07 hereof, through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, the pro rata principal amount of Notes), in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer; or
          (ii) to make an Investment in any one or more businesses (provided that if such Investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Issuer), assets, or property or capital expenditures, in each case (a) used or useful in a Similar Business or (b) that replace the properties and assets that are the subject of such Asset Sale.
          In the case of clause (ii) of this Section 4.10(b), a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment; provided that in the event such binding commitment is later canceled or terminated for any reason before such Net Proceeds are so applied, the Issuer or such Restricted Subsidiary enters into another binding commitment (a “Second Commitment”) within nine months of such cancellation or termination of the prior binding commitment; provided, further that the Issuer or such Restricted Subsidiary may only enter into a Second Commitment under the foregoing provision one time with respect to each Asset Sale.
          (c) Pending the final application of any such Net Proceeds, the Issuer or such Restricted Subsidiary of the Issuer may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture. Any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in this Section 4.10(b) (it being understood that any portion of such Net Proceeds used to make an offer to purchase Notes, as described in clause (i) of this Section 4.10(b), shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20 million, the Issuer shall make an offer to all Holders of Notes (and, at the option of the Issuer, to holders of any Pari Passu Indebtedness) (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes (and such Pari Passu Indebtedness), that is at least $2,000 and an integral multiple of $1,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event such Pari Passu Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest and additional interest, if any (or, in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in Section 3.09 hereof. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten (10) Business Days after the date that Excess Proceeds exceeds $20 million by mailing the notice required pursuant to the terms this Indenture, with a copy to the Trustee and the Collateral Agent. To the extent that the aggregate amount of Notes (and such Pari Passu Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any purpose that is not prohibited by this Indenture. If the aggregate principal amount of Notes (and such Pari Passu Indebtedness) surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in the manner described in Section 4.10(e) hereof. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.
          (d) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.
          (e) If more Notes (and such Pari Passu Indebtedness) are tendered pursuant to an Asset Sale Offer than the Issuer is required to purchase, selection of such Notes for purchase will be made by the Trustee on a pro rata basis or by lot, or by such other method in accordance with the procedures of DTC; provided that no Notes of $2,000 or less shall be purchased in part. Selection of such Pari Passu Indebtedness will be made pursuant to the terms of such Pari Passu Indebtedness.
     Section 4.11 Transactions with Affiliates.
          (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $10 million, unless:

          (i) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and
          (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25 million, the Issuer delivers to the Trustee and the Collateral Agent a resolution adopted in good faith by the majority of the Board of Directors of the Issuer, approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (i) of this Section 4.11(a).
          (b) Section 4.11(a) will not apply to the following:
          (i) transactions between or among the Issuer and/or any of its Restricted Subsidiaries and any merger, consolidation or amalgamation of the Issuer and any direct parent of the Issuer; provided that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer and such merger, consolidation or amalgamation is otherwise in compliance with the terms of this Indenture and effected for a bona fide business purpose;
          (ii) Restricted Payments permitted by Section 4.07 hereof and Permitted Investments;
          (iii) (x) the entering into of any agreement (and any amendment or modification of any such agreement) to pay, and the payment of, management, consulting, monitoring and advisory fees to the Sponsors in an aggregate amount in any fiscal year not to exceed the greater of (A) $6 million and (B) 2.0% of EBITDA of the Issuer and its Restricted Subsidiaries for the immediately preceding fiscal year, plus out-of-pocket expense reimbursement; provided, however, that any payment not made in any fiscal year may be carried forward and paid in any succeeding fiscal year and (y) the payment of the present value of all amounts payable pursuant to any agreement described in clause (x) of this paragraph in connection with the termination of such agreement;
          (iv) the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Issuer or any Restricted Subsidiary or any direct or indirect parent of the Issuer;
          (v) payments by the Issuer or any of its Restricted Subsidiaries to the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are (x) made pursuant to the agreements with the Sponsors disclosed in the Offering Circular or (y) approved by a majority of the Board of Directors of the Issuer in good faith;
          (vi) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee and the Collateral Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 4.11(a) hereof;
          (vii) payments or loans (or cancellation of loans) to officers, directors, employees or consultants which are approved by a majority of the Board of Directors of the Issuer in good faith;
          (viii) any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the Holders of the Notes in any material respect than the original agreement as in effect on the Issue Date) or any transaction contemplated thereby as determined in good faith by the Issuer;
          (ix) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, Acquisition Documents, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date, and any transaction, agreement or arrangement described in the Offering Circular and, in each case, any amendment thereto or similar transactions, agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Issue Date shall only be permitted by this clause (ix) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the Holders of the Notes in any material respect than the original transaction, agreement or arrangement as in effect on the Issue Date;
          (x) the execution of the Transactions and the payment of all fees and expenses related to the Transactions, including fees to the Sponsors, which are disclosed in the Offering Circular or contemplated by the Acquisition Documents;
          (xi) (a) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Issuer and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Issuer, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (b) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business;
          (xii) any transaction effected as part of a Qualified Receivables Financing;
          (xiii) the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Person;
          (xiv) the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Issuer or any direct or indirect parent of the Issuer or of a Restricted Subsidiary of the Issuer, as appropriate, in good faith;
          (xv) the entering into of any tax sharing agreement or arrangement;
          (xvi) any contribution to the capital of the Issuer;
          (xvii) transactions permitted by, and complying with, Section 5.01 hereof;
          (xviii) transactions between the Issuer or any of its Restricted Subsidiaries and any Person, a director of which is also a director of the Issuer or any direct or indirect parent of the Issuer; provided, however, that such director abstains from voting as a director of the Issuer or such direct or indirect parent, as the case may be, on any matter involving such other Person;
          (xix) pledges of Equity Interests of Unrestricted Subsidiaries;
          (xx) any employment agreements entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;
          (xxi) transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Issuer in an Officer’s Certificate) for the purpose of improving the consolidated tax efficiency of the Issuer and its Subsidiaries and not for the purpose of circumventing any covenant in this Indenture; and
          (xxii) the guarantee of Indebtedness of the Company and its Subsidiaries by the Issuer, the merger of the Issuer with and into the Company and the Assumption upon the satisfaction of the Escrow Conditions.
     Section 4.12 Liens. The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or suffer to exist any Lien

(other than a Permitted Lien) on any asset or property of the Issuer or such Restricted Subsidiary securing Indebtedness. The expansion of Liens by virtue of accrual of interest, the accretion of accreted value, the payment of interests or dividends in the form of additional Indebtedness, amortization of original issue discount and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currency will not be deemed to an incurrence of Liens the purpose of this Section 4.12.
     Section 4.13 Offer to Repurchase Upon Change of Control. (a) If a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under Section 3.07 hereof, the Issuer shall make an offer to purchase all of the Notes (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase, subject to the right of Holders of the Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control, except to the extent that the Issuer has exercised its right to redeem the Notes by delivery of a notice of redemption as described under Section 3.03 hereof, the Issuer shall send notice of such Change of Control Offer by first-class mail to each Holder of Notes to the address of such Holder appearing in the Note Register or otherwise in accordance with Applicable Procedures, with a copy to the Trustee, with the following information:
          (1) that a Change of Control has occurred and that such Holder has the right to require the Issuer to repurchase such Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase (subject to the right of the Holders of record on a Record Date to receive interest on the relevant Interest Payment Date);
          (2) the circumstances and relevant facts and financial information regarding such Change of Control;
          (3) the repurchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);
          (4) that any Note not properly tendered will remain outstanding and continue to accrue interest;
          (5) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;
          (6) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the Change of Control Payment Date;
          (7) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes, provided that the paying agent receives, not later than the close of business on the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;
          (8) that if the Holder elects to have less than all of such Holder’s Notes repurchased, the Holder will receive new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess of $2,000;
          (9) if such notice is mailed prior to the occurrence of a Change of Control, that the Change of Control Offer is conditional on the occurrence of such Change of Control, and that a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer;
          (10) the other instructions, as determined by the Issuer, consistent with this Section 4.13, that a Holder must follow in order to have its Notes repurchased; and
          (11) the CUSIP and ISIN number, if any, printed on the Notes that may be repurchased and that no representation is made as to the correctness or the accuracy of any such CUSIP or ISIN number that is listed on such notice or printed on the Notes.
          The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (a) the notice is mailed in a manner herein provided and (b) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect. The Issuer shall comply, to the extent applicable, with the requirements of Rule 14(e) under the Exchange Act and any other securities laws and regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.13, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.13 by virtue thereof.
          In the event that at the time of such Change of Control the terms of any Bank Indebtedness restrict or prohibit the repurchase of Notes pursuant to this Section 4.13, then prior to the mailing of the notice to Holders provided for in this Section 4.13 but in any event within 30 days following any Change of Control, the Issuer shall:

          (i) repay in full all Bank Indebtedness or, if doing so will allow the purchase of Notes, offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer; or
          (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Notes as provided for in this Section 4.13.
          (b) On the Change of Control Payment Date, the Issuer shall, to the extent permitted by law:
          (i) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;
          (ii) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and
          (iii) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.
          (c) The Issuer shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.13 applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notes repurchased by the Issuer pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Issuer. Notes purchased by a third party will have the status of Notes issued and outstanding. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.
          (d) Other than as specifically provided in this Section 4.13, any purchase pursuant to this Section 4.13 shall be made pursuant to the provisions of Sections 3.05 and 3.06 hereof, and references therein to “redeem,” “redemption” and similar words shall be deemed to refer to “purchase,” “repurchase” and similar words, as applicable.
     Section 4.14 Future Guarantors. After the Assumption, the Issuer shall cause each Wholly-owned Restricted Subsidiary that is a Domestic Subsidiary (unless such Subsidiary is a Receivables Subsidiary or a Domestic Subsidiary that is wholly-owned by one or more Foreign Subsidiaries and created to enhance the tax efficiency of the Issuer and its Subsidiaries) that guarantees any Indebtedness of the Issuer under the Credit

Agreement to execute and deliver to the Trustee and the Collateral Agent a supplemental indenture, the form of which is attached as Exhibit E hereto, pursuant to which such Subsidiary will guarantee payment of the Notes and become a Guarantor under Article X hereof. Each Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Subsidiary without rendering the Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Each Guarantor shall also become a party to the Security Documents and execute and file all documents and instruments necessary to grant to the Collateral Agent a perfected security interest in the Collateral of such Wholly-owned Restricted Subsidiary.
          Concurrently with the execution and delivery of such supplemental indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel and an Officer’s Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Subsidiary is a legal, valid and binding obligation of such Subsidiary, enforceable against such Subsidiary in accordance with its terms and to such other matters as the Trustee may reasonably request.
     Section 4.15 Amendment of Security Documents.The Issuer shall not amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Documents in any way that would be adverse to the Holders in any material respect, except as contemplated by the Intercreditor Agreement or as permitted under Article IX hereof.
     Section 4.16 After-Acquired Property.From and after the Assumption, upon the creation of any Lien in favor of First-Priority Obligations by the Issuer or any Guarantor in respect of any First-Priority After-Acquired Property, the Issuer or such Guarantor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates and opinions of counsel as shall be necessary to vest in the Trustee a perfected security interest, subject only to Permitted Liens, in such First-Priority After-Acquired Property and to have such First-Priority After-Acquired Property (but subject to certain limitations as described in the Security Documents, if applicable) added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such First-Priority After-Acquired Property to the same extent and with the same force and effect; provided, however, that if granting such second-priority security interest in such First-Priority After-Acquired Property requires the consent of a third party, the Issuer shall use commercially reasonable efforts to obtain such consent with respect to the second-priority interest for the benefit of the Trustee on behalf of the Holders; provided, further, however, that if such third party does not consent to the granting of such second-priority security interest after the use of such commercially reasonable efforts, the Issuer or such Guarantor, as the case may be, will not be required to provide such security interest.

     Section 4.17 Company Existence. Subject to Article V hereof, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its company existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Issuer and its Restricted Subsidiaries; provided that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Issuer in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole.
     Section 4.18 Suspension of Covenants.
          (a) If, on any date following the Assumption, (i) the Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under this Indenture and the Issuer has delivered to the Trustee an Officer’s Certificate stating the same then, beginning on that day and continuing at all times thereafter regardless of any subsequent changes in the rating of the Notes, Sections 4.07, 4.08, 4.09, 4.10, 4.11 and 4.14 hereof and clause (iv) of Section 5.01(a) hereof shall not be applicable to the Notes.
          (b) In addition, during any period of time after the Assumption that (i) the Notes of a series have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuer and its Restricted Subsidiaries will not be subject to Section 4.13 herein (the “Suspended Covenant”). In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenant under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies (x) withdraw their Investment Grade Rating or downgrade the rating assigned to such series of Notes below an Investment Grade Rating and/or (y) the Issuer or any of its Affiliates enters into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to such series of Notes below an Investment Grade Rating, then the Issuer and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenant under this Indenture with respect to future events, including, without limitation, a proposed transaction described in clause (y) of this paragraph.
          (c) On each Reversion Date, all Indebtedness Incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified as having been Incurred or issued pursuant to Section 4.09(a) or Section 4.09(b) (to the extent such Indebtedness or Disqualified Stock or Preferred Stock would be permitted to be Incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness

Incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness or Disqualified Stock or Preferred Stock would not be so permitted to be Incurred or issued pursuant to Section 4.09(a) or Section 4.09(b), such Indebtedness or Disqualified Stock or Preferred Stock will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.09(b)(iii). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.07 will be made as though the covenant described under Section 4.07 had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under Section 4.07(a). As described above, however, no Default or Event of Default will be deemed to have occurred on the Reversion Date as a result of any actions taken by the Issuer or the Restricted Subsidiaries during the Suspension Period. On and after each Reversion Date, the Issuer and its Subsidiaries will be permitted to consummate the transactions contemplated by any contract entered into during the Suspension Period so long as such contract and such consummation would have been permitted during such Suspension Period.
          (d) For purposes of Section 4.08 hereof, on the Reversion Date, any contractual encumbrances or restrictions of the type specified in clauses (a), (b) or (c) of Section 4.08 hereof entered into during the Suspension Period will be deemed to have been in effect on the Issue Date, so that they are permitted under Section 4.08(b)(i).
          (e) For purposes of Section 4.10 hereof, on the Reversion Date, the unutilized Excess Proceeds will be reset to zero.
          (f) For purposes of Section 4.11 hereof, any contract, agreement, loan, advance or guaranty with, or for the benefit of, any Affiliate of the Issuer entered into during the Suspension Period will be deemed to have been in effect as of the Issue Date for purposes of Section 4.11(b)(viii).
          (g) During a Suspension Period, the Issuer may not designate any of its Subsidiaries as Unrestricted Subsidiaries.
     Section 4.19 Activities Prior to the Assumption.
          (a) Prior to the Assumption, the Issuer’s primary activities will be restricted to issuing the Notes, issuing capital stock to, and receiving capital contributions from, the Company, performing its obligations in respect of the Notes under this Indenture and the Escrow Agreement, consummating the Assumption and redeeming the Notes in the Special Mandatory Redemption, if applicable, and conducting such other activities as are necessary or appropriate to carry out the activities described above. In connection with its merger with and into the Company, the Issuer may guarantee certain Indebtedness of the Company. Prior to the Assumption, the Issuer will not own, hold or otherwise have any interest in any assets other than the Escrowed Property.

          (b) Any activity engaged in or transaction or agreement entered into by the Company or any of its Restricted Subsidiaries or Guarantors during the period from and including the Issue Date and ending on the Escrow Release Date (the “Escrow Period”) which would have been subject to the covenants of Article IV herein shall be deemed to have occurred on the Issue Date as if all such covenants had been applicable to the Company and the Restricted Subsidiaries or Guarantors since the Issue Date and throughout the Escrow Period and shall be classified as having been made or incurred or entered into pursuant to any relevant provision of such covenants; provided that the calculations made under this Indenture shall be made as if the covenants had been in effect since the Issue Date and throughout the Escrow Period.
     Section 4.20 Escrow of Funds.
          (a) On the Issue Date, the Issuer, the Company, the Trustee, the Financial Institution and the Escrow Agent shall enter into the Escrow Agreement and in connection therewith the Company will deposit the Account Property (as defined in the Escrow Agreement) into the Escrow Account, which will include an amount sufficient to yield the aggregate Special Redemption Price on the Special Redemption Date for the Notes. The Issuer will grant the Trustee, for the benefit of the Holders, a first priority security interest in the Escrow Account and all deposits therein to secure the Obligations under the Notes pending disbursement as described below.
          (b) The Issuer and the Company agree that (i) the terms of the Escrow Agreement shall exclusively control the conditions under which and procedures pursuant to which Account Property (as defined in the Escrow Agreement) can be released and (ii) neither the Issuer nor the Company will attempt to have Escrowed Funds released from escrow except in accordance with the Escrow Agreement.
          (c) The Trustee agrees with the Issuer that the Trustee will not deliver any entitlement orders or instructions under the Escrow Agreement unless and until an Event of Default has occurred and in no event shall the Trustee be required to give any instruction under the Escrow Agreement unless it is directed by Holders of a majority of the aggregate principal amount of the Notes then outstanding.
ARTICLE V
SUCCESSORS
     Section 5.01 Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets.
          (a) The Issuer shall not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

          (i) the Issuer is the surviving person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Issuer or such Person, as the case may be, being herein called the “Successor Issuer”); provided that in the case where the surviving Person is not a corporation, a co-obligor of the Notes is a corporation;
          (ii) the Successor Issuer (if other than the Issuer) expressly assumes all the obligations of the Issuer under this Indenture and the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee and the Collateral Agent;
          (iii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Issuer or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Issuer or such Restricted Subsidiary at the time of such transaction) no Default shall have occurred and be continuing;
          (iv) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness which becomes an obligation of the Successor Issuer or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Issuer or such Restricted Subsidiary at the time of such transaction), either
               (A) the Successor Issuer would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a) hereof; or
               (B) the Fixed Charge Coverage Ratio for the Successor Issuer and its Restricted Subsidiaries would be equal or greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;
          (v) if the Issuer is not the Successor Issuer, each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Notes; and
          (vi) the Issuer shall have delivered to the Trustee and the Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures, if any, and in the case of the merger of the Issuer with and into the Company, the Assumption, comply with this Indenture.

          (b) The Successor Issuer (if other than the Issuer) will succeed to, and be substituted for, the Issuer under this Indenture and the Notes and in such event the Issuer will automatically be released and discharged from its obligations under this Indenture and the Notes. Notwithstanding clauses (iii) and (iv) of Section 5.01(a) hereof, (A) any Restricted Subsidiary may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to the Issuer or to another Restricted Subsidiary, and (B) the Issuer may merge, consolidate or amalgamate with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another state of the United States, the District of Columbia or any territory of the United States or may convert into a limited liability company, so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby. This Section 5.01 will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuer and its Restricted Subsidiaries. Notwithstanding the foregoing, clauses (iii) and (iv) of Section 5.01(a) hereof shall not apply to the merger of the Issuer with and into the Company upon satisfaction of the Escrow Conditions.
          (c) Subject to Section 10.06 hereof, no Guarantor shall, and the Issuer shall not permit any Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not the Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person (other than any such sale, assignment, transfer, lease conveyance or disposition in connection with the Transactions) unless:
               (i) Either (A) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”) and the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under this Indenture, such Guarantor’s Guarantees pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee, or (B) such sale or disposition or consolidation, amalgamation or merger is not in violation of Section 4.10 hereof; and
               (ii) the Successor Guarantor (if other than such Guarantor), shall have delivered or caused to be delivered to the Trustee and the Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture, if any, is authorized and permitted by this Indenture.
          (d) The Successor Guarantor (if other than such Guarantor) will succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor’s Guarantees, and such Guarantor will automatically be released and discharged from its obligations under this Indenture and such Guarantor’s Guarantee.

Notwithstanding the foregoing, (i) a Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating such Guarantor in another state of the United States, the District of Columbia or any territory of the United States so long as the amount of Indebtedness of such Guarantor is not increased thereby and (ii) a Guarantor may merge, amalgamate or consolidate with another Guarantor or the Issuer.
          (e) Notwithstanding anything in this Section 5.01 to the contrary, any Guarantor may consolidate, amalgamate or merge with or into or wind up into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (collectively, a “Transfer”) to (x) the Issuer or any Guarantor or (y) any Restricted Subsidiary of the Issuer that is not a Guarantor; provided that at the time of each such Transfer pursuant to clause (y) the aggregate amount of all such Transfers pursuant to this clause (y) since the Issue Date shall not exceed 5.0% of the consolidated assets of the Issuer and the Guarantors as shown on the most recent available balance sheet of the Issuer and its Restricted Subsidiaries after giving effect to each such Transfer and including all such Transfers occurring from and after the Issue Date (excluding Transfers in connection with the Transactions and Transfers pursuant to clause (x) of this paragraph).
     Section 5.02 Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer or a Guarantor in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Issuer or such Guarantor, as applicable, is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Issuer or such Guarantor, as applicable, shall refer instead to the successor corporation and not to the Issuer or such Guarantor, as applicable), and may exercise every right and power of the Issuer or such Guarantor, as applicable, under this Indenture with the same effect as if such successor Person had been named as the Issuer or a Guarantor, as applicable, herein; provided that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Issuer’s assets that meets the requirements of Section 5.01 hereof.
ARTICLE VI
DEFAULTS AND REMEDIES
     Section 6.01 Events of Default.
          (a) An “Event of Default” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
          (i) a default in any payment of interest (including any Additional Interest) on any Note when due, continued for 30 days;
          (ii) a default in the payment of principal or premium, if any, of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;
          (iii) the failure by the Issuer or any Restricted Subsidiary for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 30% in principal amount of the Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (i) and (ii) above) contained in this Indenture or the Notes;
          (iv) the failure by the Issuer or any Significant Subsidiary to pay any Indebtedness (other than Indebtedness owing to the Issuer or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $25 million or its foreign currency equivalent (the “cross-acceleration provision”);
          (v) the failure by the Issuer or any Significant Subsidiary to pay final judgments aggregating in excess of $25 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days (the “judgment default provision”);
          (vi) any Guarantee of a Significant Subsidiary with respect to the Notes ceases to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor that qualifies as a Significant Subsidiary denies or disaffirms its obligations under this Indenture or any Guarantee with respect to the Notes and such Default continues for 10 days;
          (vii) the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), pursuant to or within the meaning of any Bankruptcy Law: (i) commences proceedings to be adjudicated bankrupt or insolvent; (ii) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law; (iii) consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; or (v) generally is not paying its debts as they become due;

          (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), in a proceeding in which the Issuer or any such Restricted Subsidiaries, that is a Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), is to be adjudicated bankrupt or insolvent; (ii) appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), or for all or substantially all of the property of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary); or (iii) orders the liquidation of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary); and the order or decree remains unstayed and in effect for 60 consecutive days;
          (ix) unless all the Collateral has been released from the Liens in accordance with the provisions of the Security Documents, the Issuer shall assert or any Guarantor shall assert, in any pleading in a court of competent jurisdiction, that any such security interest is invalid or unenforceable and, in the case of any such Person that is a Subsidiary of the Issuer, the Issuer fails to cause such Subsidiary to rescind such assertions within 30 days after the Issuer has actual knowledge of such assertions; or
          (x) the failure of any Issuer or any Guarantor to comply for 60 days with notice with its other agreements contained in the Security Documents, except for a failure that would not be material to the whole of the Notes and without materially affecting the value of the Collateral taken as a whole.
     Section 6.02 Acceleration. If any Event of Default (other than an Event of Default specified in clause (vii) or (viii) of Section 6.01 hereof) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 30% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable; provided, however, that so long as any Bank Indebtedness remains outstanding, no such acceleration shall be effective until the earlier of (i) five Business Days after the giving of written notice to the Issuer and the Representative under the Credit Agreement and (ii) the day on which any Bank Indebtedness is accelerated. Upon the effectiveness of such declaration, such principal and interest shall be due and payable immediately. The Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interests of the Holders of the Notes.

          Notwithstanding the foregoing, in the case of an Event of Default arising under clause (vii) or (viii) of Section 6.01 hereof, all outstanding Notes shall be due and payable immediately without further action or notice.
          The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders of all of the Notes rescind any acceleration with respect to the Notes and its consequences if such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.
          In the event of any Event of Default specified in clause (iv) of Section 6.01 hereof, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose the Issuer delivers an Officer’s Certificate to the Trustee stating that:
          (1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or
          (2) Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or
          (3) the default that is the basis for such Event of Default has been cured.
     Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
     Section 6.04 Waiver of Past Defaults. Subject to Section 6.02 hereof, Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences hereunder (except a continuing Default in the payment of the principal of, premium, if any, or interest on, any Note held by a non-consenting Holder) (including in connection with an Asset Sale Offer or a Change of Control Offer). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
     Section 6.05 Control by Majority. Holders of a majority in principal amount of the then total outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against any losses or expenses caused by taking or not taking such action.
     Section 6.06 Limitation on Suits. Subject to Section 6.07 hereof, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:
          (i) such Holder has previously given the Trustee notice that an Event of Default is continuing;
          (ii) Holders of at least 30% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;
          (iii) Holders of the Notes have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;
          (iv) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and
          (v) Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60 day period.
          A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.
     Section 6.07 Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an Asset Sale Offer or a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
     Section 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(i) or (ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
     Section 6.09 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.
     Section 6.10 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     Section 6.11 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
     Section 6.12 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel), the Collateral Agent and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes including the Guarantors), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 and the Collateral Agent under Section 11.02 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee and the Collateral Agent, their respective agents and counsel, and any other amounts due the Trustee and the Collateral Agent under Section 7.07 and Section 11.02 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 6.13 Priorities. If the Trustee, the Collateral Agent or any Agent collects any money pursuant to this Article VI or Article XI, as applicable, or if proceeds are received by the Collateral Agent in connection with the foreclosure, collection or other enforcement of Liens granted to the Collateral Agent in the Security Documents, in any such case, it shall pay out the money in the following order:
          (i) to the Trustee, the Collateral Agent, such Agent, their agents and attorneys for amounts due under Section 7.07 and Section 11.02(e) hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee, the Collateral Agent or such Agent and the costs and expenses of collection;
          (ii) to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and
          (iii) to the Issuer or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.
          The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.13.
     Section 6.14 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE VII
TRUSTEE
     Section 7.01 Duties of Trustee.
          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
          (b) Except during the continuance of an Event of Default:
          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of the mathematical calculations or other facts stated therein).
          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
          (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and
          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05 hereof.
          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

          (e) Neither the Trustee nor the Collateral Agent shall be under any obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered indemnity or security against any loss, liability or expense acceptable to the Trustee and the Collateral Agent.
          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
     Section 7.02 Rights of Trustee.
          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer and its Restricted Subsidiaries, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
          (b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate of the Issuer or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.
          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.
          (f) None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

          (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
          (h) In no event shall the Trustee or the Collateral Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee or the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.
          (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
          (j) In the event the Issuer is required to pay Additional Interest, the Issuer will provide written notice to the Trustee of the Issuer’s obligation to pay Additional Interest no later than 15 days prior to the next Interest Payment Date, which notice shall set forth the amount of the Additional Interest to be paid by the Issuer. The Trustee shall not at any time be under any duty or responsibility to any Holders to determine whether the Additional Interest is payable and the amount thereof.
          (k) Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Order and any resolution of the Board of Directors may be sufficiently evidenced by a resolution adopted by the majority of the Board of Directors of the Issuer.
          (l) The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
     Section 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.
     Section 7.04 Trustee’s and the Collateral Agent’s Disclaimer. Neither the Trustee nor the Collateral agent shall be responsible for and neither makes any representation as to the validity or adequacy of this Indenture or the Notes, neither shall be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, neither shall be responsible for the use or application of any money received by any Paying

Agent other than the Trustee, and neither shall be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
     Section 7.05 Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default within 90 days after it occurs. Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes. The Trustee shall not be deemed to know of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is such a Default is received by the Trustee in accordance with Section 13.02 hereof at the Corporate Trust Office of the Trustee and such notice references the Notes and this Indenture.
     Section 7.06 Reports by Trustee to Holders of the Notes. Within 60 days after each June 15, beginning with the June 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Trust Indenture Act Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by Trust Indenture Act Section 313(c).
          A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuer and filed with the SEC and each stock exchange on which the Notes are listed in accordance with Trust Indenture Act Section 313(d). The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange.
     Section 7.07 Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
          The Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee and its officers, directors, employees, agents and any predecessor trustee and its officers, directors, employees and agents for, and hold the Trustee harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuer or any of the Guarantors (including this Section 7.07) or defending itself against any claim whether asserted by any Holder, the Issuer or any Guarantor, or liability in connective with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.
          The obligations of the Issuer under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.
          To secure the payment obligations of the Issuer and the Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.
          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(vi) or (vii) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
          The Trustee shall comply with the provisions of Trust Indenture Act Section 313(b)(2) to the extent applicable.
     Section 7.08 Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:
          (a) the Trustee fails to comply with Section 7.10 hereof or Section 310 of the Trust Indenture Act;
          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
          (c) a custodian or public officer takes charge of the Trustee or its property; or
          (d) the Trustee becomes incapable of acting.
          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.
          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer’s expense), the Issuer or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
          If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.
     Section 7.09 Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.
     Section 7.10 Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has, together with its parent, a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.
          This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5). The Trustee is subject to Trust Indenture Act Section 310(b).
     Section 7.11 Preferential Collection of Claims Against Issuer. The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

ARTICLE VIII
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
     Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may, at its option and at any time, elect to have either Section 8.02 or 8.03 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.
     Section 8.02 Legal Defeasance and Discharge. Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Guarantees and with respect to the Security Documents on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes, this Indenture, and the Security Documents, including that of the Guarantors (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same) except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
     (A) the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to this Indenture referred to in Section 8.04 hereof;
     (B) the Issuer’s obligations with respect to Notes concerning the issuance of temporary Notes, the registration of the transfer or exchange of Notes, the replacement of mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;
     (C) the rights, powers, trusts, duties and immunities of the Trustee and the Collateral Agent, and the Issuer’s obligations in connection therewith; and
     (D) this Section 8.02.
Subject to compliance with this Article VIII, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.
     Section 8.03 Covenant Defeasance. Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 and 4.17 hereof and clauses (iv) and (v) of Section 5.01(a) hereof with respect to the outstanding Notes, each Guarantor shall be released from its obligations under its Guarantee and the Issuer and each Guarantor shall be released from all obligations with respect to the Security Documents, all on and after the date the conditions set forth in Section 8.04 hereof are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(a)(iii) (solely with respect to the covenants that are released upon a Covenant Defeasance), 6.01(a)(iv), 6.01(a)(v), 6.01(a)(vi), 6.01(a)(vii) (solely with respect to Significant Subsidiaries), 6.01(a)(viii) (solely with respect to Significant Subsidiaries), 6.01(a)(ix) and 6.01(a)(x) hereof shall not constitute Events of Default.
     Section 8.04 Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:
          In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:
     (1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the Stated Maturity or on the Redemption Date, as the case may be, of such principal, premium, if any, or interest on such Notes and the Issuer must specify whether such Notes are being defeased to maturity or to a particular Redemption Date.

     (2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,
          (A) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or
          (B) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
     (3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
     (4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;
     (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Credit Agreement Documents, the Intercreditor Agreement, the Security Documents, the Existing Notes, the indentures governing the Existing Notes or any other material agreement or instrument (other than this Indenture) to which, the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness, and the granting of Liens in connection therewith);
     (6) the Issuer shall have delivered to the Trustee and the Collateral Agent an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization, or similar laws affecting creditors’ rights generally (including

Section 547 of Title 11 of the United States Code) under any applicable U.S. Federal or state law, and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the Holders;
     (7) the Issuer shall have delivered to the Trustee and the Collateral Agent an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and
     (8) the Issuer shall have delivered to the Trustee and the Collateral Agent an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.
     Section 8.05 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.
          The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
          Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
     Section 8.06 Repayment to Issuer. Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.
     Section 8.07 Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE IX
AMENDMENT, SUPPLEMENT AND WAIVER
     Section 9.01 Without Consent of Holders of Notes. Notwithstanding Section 9.02 hereof, the Issuer, the Guarantors, the Trustee, and the Collateral Agent may amend or supplement this Indenture and any Guarantee or the Notes without the Consent of any Holder or any Security Document and the Issuer may direct the Trustee and the Collateral Agent to, and the Trustee and the Collateral Agent shall, enter into an amendment to the Intercreditor Agreement:
          (1) to cure any ambiguity, omission, mistake, defect or inconsistency,
          (2) to provide for the Assumption,
          (3) to provide for the assumption by a Successor Issuer of the obligations of the Issuer under this Indenture and the Notes,
          (4) to provide for the assumption by a Successor Guarantor of the obligations of a Guarantor under this Indenture and its Guarantee,
          (5) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code),

          (6) to add a Guarantee with respect to the Notes,
          (7) to evidence and provide for the acceptance of appointment by a successor trustee,
          (8) to add additional assets as Collateral, to release Collateral from the Lien pursuant to this Indenture, the Security Documents and the Intercreditor Agreement when permitted or required by this Indenture, the Security Documents or the Intercreditor Agreement, to modify the Security Documents and/or the Intercreditor Agreement to secure additional extensions of credit and add additional secured creditors holding Other Second-Lien Obligations so long as such Other Second-Lien Obligations are not prohibited by the provisions of this Indenture,
          (9) to add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power conferred upon the Issuer,
          (10) to make any change that does not adversely affect the rights of any Holder,
          (11) to conform the text of this Indenture, the Guarantees, the Notes, the Intercreditor Agreement or any Security Document to any provision of the “Description of Notes” section of the Offering Circular to the extent that such provision under the Offering Circular’s heading, “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Guarantees, the Notes, the Intercreditor Agreement, or any Security Document,
          (12) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act to effect any provision of this Indenture, or
          (13) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof.
     Section 9.02 With Consent of Holders of Notes. Except as provided below in this Section 9.02, the Issuer, the Guarantors, the Trustee, and the Collateral Agent may amend or supplement this Indenture, the Notes, the Guarantees, the Security Documents and the Intercreditor Agreement with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Guarantees, the Notes, the Security Documents or the Intercreditor Agreement may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).
          Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amendment or amended or supplemental indenture, and upon the filing with the Trustee and the Collateral Agent of evidence satisfactory to the Trustee and the Collateral Agent of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee and the Collateral Agent of the documents described in Section 7.02 hereof, the Trustee and the Collateral Agent shall join with the Issuer in the execution of such amendment or amended or supplemental indenture unless such amendment or amended or supplemental indenture directly affects the Trustee’s or the Collateral Agent’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee or the Collateral Agent may in its discretion, but shall not be obligated to, enter into such amendment or amended or supplemental indenture.
          It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.
          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.
          Without the consent of each affected Holder of Notes, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):
          (1) reduce the amount of the Notes whose Holders must consent to an amendment,
          (2) reduce the rate of or extend the time for payment of interest on the Notes,
          (3) reduce the principal of or change the Stated Maturity of the Notes,
          (4) reduce the premium payable upon the redemption of the Notes or change the time at which the Notes may be redeemed as described under Section 3.07 herein,
          (5) make the Notes payable in money other than that stated in the Notes,

          (6) expressly subordinate the Notes or the Guarantees to any other Indebtedness of the Issuer or the Guarantor,
          (7) impair the right of any holder to receive payment of principal of, premium, if any, and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes,
          (8) make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions,
          (9) modify any Guarantee in any manner adverse to the Holders, or
          (10) make any change in the provisions in the Intercreditor Agreement or this Indenture dealing with the application of gross proceeds of Collateral that would adversely affect the holders of the Notes.
     Section 9.03 Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies in all material respects with the Trust Indenture Act as then in effect.
     Section 9.04 Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
          The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.
     Section 9.05 Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
     Section 9.06 Trustee and Collateral Agent to Sign Amendments, Etc. The Trustee and the Collateral Agent shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee and the Collateral Agent. The Issuer may not sign an amendment, supplement or waiver until the Board of Directors of the Issuer approves it. In executing any amendment, supplement or waiver, the Trustee and the Collateral Agent shall be entitled to receive, upon request, and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 13.05 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).
     Section 9.07 Payment for Consent. Neither the Issuer, the Issuer nor any Affiliate of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.
     Section 9.08 Additional Voting Terms; Calculation of Principal Amount. Except as provided in the proviso to the first sentence of Section 9.02, all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote) as one class and no Notes will have the right to vote or consent as a separate series on any matter. Determinations as to whether Holders of the requisite aggregate principal amount of Notes have concurred in any direction, waiver or consent shall be made in accordance with this Article IX and Section 2.14.
ARTICLE X
GUARANTEES
     Section 10.01 Guarantee. Subject to this Article X, each of the Guarantors hereby, jointly and severally irrevocably and unconditionally guarantees on a senior basis to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and the Collateral Agent and their respective successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (a) the principal of, premium, if any, or interest or Additional Interest on the Notes, expenses, indemnification or otherwise shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders, the Trustee or the Collateral Agent hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, redemption or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
          The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
          Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee, the Collateral Agent or any Holder in enforcing any rights under this Section 10.01.
          If any Holder, the Trustee or the Collateral Agent is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid either to the Trustee, the Collateral Agent or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
          Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders, the Trustee and the Collateral Agent on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

          Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation, reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
          In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          Each payment to be made by a Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.
     Section 10.02 Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article X, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.
     Section 10.03 Execution and Delivery. To evidence its Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that this Indenture or a supplemental indenture in the form attached as Exhibit D or Exhibit E hereto shall be executed on behalf of such Guarantor by its President, one of its Vice Presidents or one of its Assistant Vice Presidents.

          Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.
          If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantee shall be valid nevertheless.
          Upon the Assumption, the Guarantees set forth in this Indenture shall be deemed duly delivered, without any further action by any Person, on behalf of the Guarantors. Following the Escrow Release Date, the delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.
          If required by Section 4.14 hereof, the Issuer shall cause any newly created or acquired Restricted Subsidiary to comply with the provisions of Section 4.14 hereof and this Article X, to the extent applicable.
     Section 10.04 Subrogation. Each Guarantor shall be subrogated to all rights of Holders of Notes against the Issuer in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01 hereof; provided that if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.
     Section 10.05 Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.
     Section 10.06 Release of Guarantees. A Guarantee of a Guarantor will be automatically released upon:
          (a) the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation or otherwise) of the Capital Stock (including any sale, disposition or other transfer following which the applicable Guarantor is no longer a Restricted Subsidiary) of the applicable Guarantor if such sale, disposition, exchange or other transfer is made in a manner not in violation of this Indenture;
          (b) the Issuer designating such Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.07 and the definition of “Unrestricted Subsidiary”;
          (c) the release or discharge of the guarantee by such Restricted Subsidiary of the Credit Agreement or the guarantee of any other Indebtedness which resulted in the obligation to guarantee the Notes;

          (d) the Issuer’s exercise of its legal defeasance option or covenant defeasance option as described under Article VIII or if the Issuer’s obligations under the this Indenture are discharged in accordance with the terms of this Indenture; or
          (e) the applicable Guarantor ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing First-Priority Lien Obligations or other exercise of remedies in respect thereof.
ARTICLE XI
COLLATERAL
     Section 11.01 Security Documents. Prior to the Escrow Release Date, the Notes shall be secured as provided in the Escrow Agreement. From and after the Escrow Release Date, the payment of the principal of and interest and premium, if any, on the Notes when due, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise and whether by the Issuer pursuant to the Notes or by any Guarantor pursuant to its Guarantees, the payment of all other Obligations and the performance of all other obligations of the Issuer and the Guarantors under this Indenture, the Notes, the Guarantees and the Security Documents shall be secured as provided in Security Documents and will be secured by Security Documents hereafter delivered as required or permitted by this Indenture. The Issuer shall, and shall cause each Restricted Subsidiary to, and each Restricted Subsidiary shall, execute any and all further documents, financing statements, agreements and instruments and take all such further actions (including the filing and recording of UCC financing statements and continuation statements and amendments to UCC financing statements that may be necessary to continue the effectiveness of such UCC financing statements) that may be required by the Security Documents to maintain (at the sole cost and expense of the Issuer and its Restricted Subsidiaries) the security interest created by the Security Documents in the Collateral (other than with respect to any Collateral the security interest in which is not required to be perfected under the Security Documents) as a perfected second priority security interest subject only to Permitted Liens.
     Section 11.02 Collateral Agent.
          (a) The Collateral Agent is authorized and empowered to appoint one or more co-Collateral Agents as it deems necessary or appropriate.
          (b) Neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents shall be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any Lien, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Notes Liens or Security Documents or any delay in doing so.

          (c) Subject to the Security Documents and the Intercreditor Agreement, the Collateral Agent shall be subject to such directions as may be given it by the Trustee from time to time (as required or permitted by this Indenture). Subject to the Security Documents and the Intercreditor Agreement, except as directed by the Trustee as required or permitted by this Indenture and any other representatives, the Collateral Agent will not be obligated:
          (i) to act upon directions purported to be delivered to it by any other Person;
          (ii) to foreclose upon or otherwise enforce any Lien; or
          (iii) to take any other action whatsoever with regard to any or all of the Notes Liens, Security Documents or Collateral.
          (d) The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the enforcement of the Notes Liens or Security Documents.
          (e) In acting as Collateral Agent or co-Collateral Agent, the Collateral Agent and each co-Collateral Agent may conclusively rely upon and enforce each and all of the rights, powers, immunities, indemnities and benefits of the Trustee under Article VII hereof, including the compensation and indemnification provisions set forth in Section 7.07 (with the references to the Trustee therein being deemed to refer to the Collateral Agent or co-Collateral Agent).
          (f) If the Issuer (i) Incurs First-Priority Lien Obligations at any time when no intercreditor agreement is in effect or at any time when Indebtedness constituting First-Priority Lien Obligations entitled to the benefit of an existing intercreditor agreement is concurrently retired, and (ii) delivers to the Collateral Agent an Officer’s Certificate so stating and requesting the Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the form of the Intercreditor Agreement attached as Exhibit H hereto) accompanied by an Opinion of Counsel pursuant to Sections 13.04 and 13.05 hereof in favor of a designated agent or representative for the holders of the First-Priority Lien Obligations so Incurred, the Trustee and the Collateral Agent shall (and each is hereby authorized and directed to) enter into such Intercreditor Agreement, bind the Holders on the terms set forth therein and perform and observe their respective obligations thereunder.
     Section 11.03 Authorization of Actions to Be Taken.
          (a) Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of each Security Document and the Intercreditor Agreement, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee and the Collateral Agent to enter into the Security Documents to which it is a party, authorizes and empowers the Trustee to direct the Collateral Agent to enter into, and the Collateral Agent to execute and deliver, the Intercreditor Agreement, and authorizes and empowers the Trustee and the Collateral Agent to bind the Holders of Notes and other holders of Obligations as set forth in the Security Documents to which it is a party and the Intercreditor Agreement and to perform its obligations and exercise its rights and powers thereunder.
          (b) The Collateral Agent and the Trustee are authorized and empowered to receive for the benefit of the Holders of Notes any funds collected or distributed under the Security Documents to which the Collateral Agent or Trustee is a party and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.
          (c) Subject to the provisions of the Intercreditor Agreement, the Trustee may, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to:
          (i) foreclose upon or otherwise enforce any or all of the Notes Liens;
          (ii) enforce any of the terms of the Security Documents to which the Collateral Agent or Trustee is a party; or
          (iii) collect and receive payment of any and all Obligations.
          Subject to the Intercreditor Agreement, the Trustee is authorized and empowered to institute and maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings as it may deem expedient to protect or enforce the Notes Liens or the Security Documents to which the Collateral Agent or Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents to which the Collateral Agent or Trustee is a party or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of Holders, the Trustee or the Collateral Agent.
     Section 11.04 Release of Liens.
          (a) Subject to subsection (b) of this Section 11.04, Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents, the Intercreditor Agreement or as provided hereby. Upon the request of the Issuer pursuant to an Officer’s Certificate and Opinion of Counsel certifying that all conditions precedent hereunder have been met, the Issuer and the Guarantors shall be entitled to the release of assets included in the Collateral from the Liens securing the Notes, and the Collateral Agent and the Trustee (if the Trustee is not then the Collateral Agent) shall release the same from such Liens at the Issuer’s sole cost and expense, under any one or more of the following circumstances:
          (i) to enable the Issuer or any Guarantor to consummate the disposition of such property or assets to the extent not prohibited under Section 4.10;
          (ii) in the case of a Guarantor that is released from its Guarantee with respect to the Notes, the release of the property and assets of such Guarantor; or
          (iii) with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).
          Upon the receipt of an Officer’s Certificate and an Opinion of Counsel from the Issuer, as described above, and any necessary or proper instruments of termination, satisfaction or release prepared by the Issuer, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents or the Intercreditor Agreement.
          (b) Except as otherwise provided in the Intercreditor Agreement, no Collateral may be released from the Lien and security interest created by the Security Documents unless (i) written notice of such release has been delivered to the Collateral Agent and the Trustee not less than five days prior to the date of such release and (ii) the Officer’s Certificate required by this Section 11.04 has been delivered to the Collateral Agent and the Trustee not less than two Business Days prior to the date of such release.
     Section 11.05 Filing, Recording and Opinions.
          (a) The Issuer will comply with the provisions of Trust Indenture Act Sections 314(b) and 314(d), in each case following qualification of this Indenture pursuant to the Trust Indenture Act and except to the extent not required as set forth in any SEC regulation or interpretation (including any no-action letter issued by the Staff of the SEC, whether issued to the Issuer or any other Person). Following such qualification, to the extent the Issuer is required to furnish to the Trustee an Opinion of Counsel pursuant to Trust Indenture Act Section 314(b)(2), the Issuer will furnish such opinion not more than 60 but not less than 30 days prior to each April 30.

          Any release of Collateral permitted by Section 11.04 hereof will be deemed not to impair the Liens under this Indenture and the Security Documents in contravention thereof and any person that is required to deliver an Officer’s Certificate or Opinion of Counsel pursuant to Section 314(d) of the Trust Indenture Act, shall be entitled to conclusively rely upon the foregoing as a basis for delivery of such certificate or opinion. The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and Opinion of Counsel.
          (b) If any Collateral is released in accordance with this Indenture or any Security Document and if the Issuer has delivered the certificates and documents required by the Security Documents and Section 11.04, the Trustee will determine whether it has received all documentation required by Trust Indenture Act Section 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 11.04, will, upon request, deliver a certificate to the Collateral Agent setting forth such determination.
     Section 11.06 Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XI upon the Issuer or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or a Guarantor or of any officer or officers thereof required by the provisions of this Article XI; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.
     Section 11.07 Release Upon Termination of the Issuer’s Obligations. In the event (i) that the Issuer delivers to the Trustee, in form and substance acceptable to it, an Officer’s Certificate and Opinion of Counsel certifying that all the obligations under this Indenture, the Notes and the Security Documents (other than contingent or unliquidated obligations or liabilities not then due) have been satisfied and discharged by the payment in full of the Issuer’s obligations under the Notes, this Indenture and the Security Documents, and all such obligations have been so satisfied, or (ii) a discharge of this Indenture under Article XII or Legal Defeasance or Covenant Defeasance of this Indenture occurs under Article VIII, the Trustee shall deliver to the Issuer and the Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral, and any rights it has under the Security Documents, and upon receipt by the Collateral Agent of such notice, the Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall, at the expense of the Issuer, do or cause to be done all acts reasonably necessary to release such Lien as soon as is reasonably practicable.
     Section 11.08 Designations. Except as provided in the next sentence, for purposes of the provisions hereof and the Intercreditor Agreement requiring the Issuer to designate Indebtedness for the purposes of the terms “First-Priority Lien Obligations” and “Other Second-Lien Obligations,” or any other such designations hereunder or under the Intercreditor Agreement, any such designation shall be sufficient if the relevant designation provides in writing that such First-Priority Lien Obligations or Other Second-Lien Obligations are permitted under this Indenture and is signed on behalf of the Issuer by an Officer and delivered to the Trustee and the Collateral Agent. For all purposes hereof and the Intercreditor Agreement, the Issuer hereby designates the Obligations pursuant to the Credit Agreement as in effect on the Issue Date as First-Priority Lien Obligations.
     Section 11.09 Taking and Destruction. Subject to the Intercreditor Agreement, upon any Taking or Destruction of any Collateral, all Net Insurance Proceeds received by the Issuer or a Restricted Subsidiary shall be deemed Net Proceeds and shall be applied in accordance with Section 4.10.
ARTICLE XII
SATISFACTION AND DISCHARGE
     Section 12.01 Satisfaction and Discharge. This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration or transfer or exchange of Notes as expressly provided for in this Indenture) as to all Notes, when either:
     (1) all Notes heretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has heretofore been deposited in trust, have been delivered to the Trustee for cancellation; or
     (2) (A) all Notes not heretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, U.S. dollar-denominated Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not heretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;
     (B) the Issuer and the Guarantors have paid or caused to be paid all sums payable by it under this Indenture; and

     (C) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.
          In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee and the Collateral Agent stating that all conditions precedent to satisfaction and discharge have been satisfied.
Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (A) of clause (2) of this Section 12.01, the provisions of Sections 7.07, 8.06, 11.02 and Section 12.02 hereof shall survive.
     Section 12.02 Application of Trust Money. Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
          If the Trustee or Paying Agent is unable to apply any Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Issuer has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.
ARTICLE XIII
MISCELLANEOUS
     Section 13.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Section 318(c), the imposed duties shall control.
     Section 13.02 Notices. Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer or any Guarantor:
Claire’s Escrow Corporation
c/o Claire’s Stores, Inc.
2400 West Central Road
Hoffman Estates, IL 60192
Fax No.: (847) 765-6747
Attention: Chief Financial Officer
If to the Trustee:
The Bank of New York Mellon Trust Company, N.A.
10161 Centurion Parkway
Jacksonville, FL 32256
Fax No.: (904) 645-1921
Attn: Corporate Trust Administration
If to the Collateral Agent:
The Bank of New York Mellon Trust Company, N.A.
10161 Centurion Parkway
Jacksonville, FL 32256
Fax No.: (904) 645-1921
Attn: Corporate Trust Administration
          The Issuer, any Guarantor, the Trustee or the Collateral Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee or the Collateral Agent shall be deemed effective upon actual receipt thereof.
          Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
          If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee, the Collateral Agent and each Agent at the same time.
     Section 13.03 Electronic Instructions. The Trustee and the Collateral Agent agree to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If a party elects to give the Trustee or the Collateral Agent e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee or the Collateral Agent, as applicable, in its discretion elects to act upon such instructions, the Trustee’s or the Collateral Agent’s understanding of such instructions shall be deemed controlling. Neither the Trustee nor the Collateral Agent shall be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s or the Collateral Agent’s reliance upon or compliance with such instructions notwithstanding whether such instructions conflict with or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee or the Collateral Agent, including without limitation the risk of the Trustee or the Collateral Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.
     Section 13.04 Communication by Holders of Notes with Other Holders of Notes. Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Collateral Agent, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).
     Section 13.05 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer or any of the Guarantors to the Trustee to take any action under this Indenture, the Issuer or such Guarantor, as the case may be, shall furnish to the Trustee:
          (a) An Officer’s Certificate of the Issuer in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.06 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
          (b) An Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.06 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
     Section 13.06 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this

Indenture (other than a certificate provided pursuant to Section 4.04 hereof or Trust Indenture Act Section 314(a)(4)) shall comply with the provisions of Trust Indenture Act Section 314(e) and shall include:
          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;
          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and
          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
     Section 13.07 Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
     Section 13.08 No Personal Liability of Directors, Officers, Employees, Managers and Stockholders. No director, officer, employee, manager, incorporator, or holder of any Equity Interest in the Issuer or any Guarantor or any of their direct or indirect parent companies, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
     Section 13.09 Governing Law. THIS INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     Section 13.10 Waiver of Jury Trial. EACH OF THE ISSUER, THE GUARANTORS, THE COLLATERAL AGENT AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     Section 13.11 Force Majeure. In no event shall the Trustee or the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.
     Section 13.12 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
     Section 13.13 Successors. All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee and the Collateral Agent in this Indenture shall bind their respective successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06 hereof.
     Section 13.14 Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 13.15 Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     Section 13.16 Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
     Section 13.17 Qualification of Indenture. The Issuer and the Guarantors shall qualify this Indenture under the Trust Indenture Act in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Issuer, the Guarantors and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Issuer and the Guarantors any such Officer’s Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the Trust Indenture Act.
     Section 13.18 Currency of Account; Conversion of Currency; Foreign Exchange Restrictions.
          (a) U.S. dollars are the sole currency of account and payment for all sums payable by the Issuer and the Guarantors under or in connection with the Notes, the Guarantees of the Notes or this Indenture, including damages related thereto or hereto. Any amount received or recovered in a currency other than U.S. dollars by a Holder of

Notes (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise) in respect of any sum expressed to be due to it from the Issuer shall only constitute a discharge to the Issuer to the extent of the U.S. dollar amount, which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under the applicable Notes, the Issuer shall indemnify it against any loss sustained by it as a result as set forth in Section 13.18(b). In any event, the Issuer and the Guarantors shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 13.18, it will be sufficient for the Holder of a Note to certify in a satisfactory manner (indicating sources of information used) that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above).
          (b) The Issuer and the Guarantors, jointly and severally, covenant and agree that the following provisions shall apply to conversion of currency in the case of the Notes, the Guarantees and this Indenture:
          (i) (A) If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the “Judgment Currency”) an amount due in any other currency (the “Base Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).
               (B) If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Issuer and the Guarantors will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.
          (ii) In the event of the winding-up of the Issuer or any Guarantor at any time while any amount or damages owing under the Notes, the Guarantees and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Issuer and the Guarantors shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (x) the date as of which the Applicable Currency Equivalent of the amount due or contingently due under the Notes, the Guarantees and this Indenture (other than under this subsection

(b)(ii)) is calculated for the purposes of such winding-up and (y) the final date for the filing of proofs of claim in such winding-up. For the purpose of this subsection (b)(ii), the final date for the filing of proofs of claim in the winding-up of the Issuer or any Guarantor shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Issuer or such Guarantor may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.
          (c) The obligations contained in this Section 13.18 shall constitute separate and independent obligations from the other obligations of the Issuer and the Guarantors under this Indenture, shall give rise to separate and independent causes of action against the Issuer and the Guarantors, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or either of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Issuer or any Guarantor for a liquidated sum in respect of amounts due hereunder (other than under subsection (b)(ii) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Issuer or any Guarantor or the liquidator or otherwise or any of them. In the case of subsection (b)(ii) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.
          (d) The term “rate(s) of exchange” shall mean the rate of exchange quoted by Reuters at 10:00 a.m. (New York City time) for spot purchases of the Base Currency with the Judgment Currency other than the Base Currency referred to in subsections (b)(i) and (b)(ii) above and includes any premiums and costs of exchange payable.
     Section 13.19 Consent to Jurisdiction and Service. Any Subsidiary Guarantor that is a Foreign Subsidiary shall appoint the Company as its agent for actions relating to the Notes, this Indenture, the Registration Rights Agreement, any Security Document, or the Intercreditor Agreement or brought under U.S. Federal or state securities laws brought in any U.S. Federal or state court located in the Borough of Manhattan in The City of New York and shall submit to such jurisdiction.
     Section 13.20 Effectiveness of Provisions for the Company and the Guarantors. The provisions of this Indenture shall not be effective for the Company and the Guarantors, with the exception of Sections 4.05, 4.17, 4.19 and 4.20, until the Escrow Release Date. On the Escrow Release Date, (i) the Issuer will merge with and into the Company with the Company as the surviving entity and (ii) the Company and BMS Distributing Corp., CBI Distributing Corp., Claire’s Boutiques, Inc., Claire’s Canada Corp., Claire’s Puerto Rico Corp., and CSI Canada LLC (the “Assumption Guarantors”) will execute and deliver to the Trustee and the Collateral Agent a supplemental indenture, the form of which is attached as Exhibit D hereto, pursuant to which: (x) the Company will assume all the obligations of the Issuer hereunder; (y) the Guarantees of the Notes by the Assumption Guarantors pursuant to Section 10.01 herein will automatically become effective; and (z) the obligations of the Company and the Guarantors under this Indenture will be in full force and effect.
[Signature pages follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first above written.

CLAIRE’S ESCROW CORPORATION as Issuer
By:	/s/ J. Per Brodin
	Name:	J. Per Brodin
	Title:	Executive Vice President & Chief Financial Officer

[Signature Page to the Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee
By:	/s/ Geraldine Creswell
	Name:	Geraldine Creswell
	Title:	Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Collateral Agent
By:	/s/ Geraldine Creswell
	Name:	Geraldine Creswell
	Title:	Vice President

[Signature Page to the Indenture]

EXHIBIT A
[Global Note Legend]
THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
[Private Placement Legend]
THIS NOTE WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED,

ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.
[Regulation S Temporary Global Note Legend]
THIS NOTE WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT of 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

CUSIP [         ]
ISIN [         ]1
[RULE 144A][REGULATION S] GLOBAL NOTE
representing up to
$450,000,000
No. ___                                                                                                                                                                                                                                                                                                                                                                                             [$______________]
CLAIRE’S ESCROW CORPORATION
promises to pay to Cede & Co., or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of ________________________ United States Dollars] on March 15, 2019.
Interest Payment Dates: March 15 and September 15, commencing September 15, 2011
Record Dates: March 1 and September 1
[SIGNATURE PAGE FOLLOWS]

[1]	144A CUSIP: 179583 AA7 144A ISIN: US179583AA70 Regulation S CUSIP: U1792P AA9 Regulation S ISIN: USU1792PAA94

     IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.
Dated: __________________

CLAIRE’S ESCROW CORPORATION
By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:
Dated: __________________

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:
Authorized Signatory

[REVERSE OF NOTE]
CLAIRE’S ESCROW CORPORATION
8.875% SENIOR SECURED SECOND LIEN NOTES DUE 2019
          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
          1. INTEREST. Claire’s Escrow Corporation, a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Note at a rate per annum of 8.875% from March 4, 2011 until maturity and to pay the Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Issuer will pay interest on this Note semi-annually in arrears on March 15 and September 15 of each year commencing on September 15, 2011, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). The Issuer will make each interest payment to the Holder of record of this Note on the immediately preceding March 1 and September 1 (each, a “Record Date”). Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including March 4, 2011. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate borne by this Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by this Note. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
          2. METHOD OF PAYMENT. The Issuer will pay interest on this Note to the Person who is the registered Holder of this Note at the close of business on March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if this Note is canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest may be made by check mailed to the Holders at their addresses set forth in the Note Register; provided that (a) all payments of principal, premium, if any, and interest on, Notes represented by Global Notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof and (b) all payments of principal, premium, if any, and interest with respect to certificated Notes will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act in any such capacity.
          4. INDENTURE. The Issuer issued the Notes under an Indenture, dated as of March 4, 2011 (the “Indenture”), between the Issuer, the Trustee, and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent (the “Collateral Agent”). This Note is one of a duly authorized issue of notes of the Issuer designated as its 8.875% Senior Secured Second Lien Notes due 2019. The Issuer shall be entitled to issue Additional Notes pursuant to Section 2.01 and 4.09 of the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
          5. OPTIONAL REDEMPTION.
          (a) Except as described below under clauses 5(b), 5(c) and 5(d) hereof, the Notes will not be redeemable at the Issuer’s option.
          (b) On or after March 15, 2015, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the “Redemption Date”), if redeemed during the 12-month period commencing on March 15 of the years set forth below:

Period	Redemption Price
2015	104.438%
2016	102.219%
2017 and thereafter	100.000%
          (c) After the Assumption and prior to March 15, 2015, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the Redemption Date (subject to the right of the Holders of record on the Record Date to receive interest due on the Interest Payment Date).
          (d) At any time and from time to time after the Assumption and on or prior to March 15, 2014, the Issuer may redeem in the aggregate up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with the net cash proceeds of one or more Equity Offerings (1) by the Issuer or (2) by any direct or indirect parent of the Issuer, in each case to the extent the net cash proceeds thereof are contributed to the common equity capital of the Issuer or used to purchase Capital Stock (other than Disqualified Stock) of the Issuer from it, at a redemption price (expressed as a percentage of principal amount thereof) of 108.875%, plus accrued and unpaid interest and Additional Interest, if any, to the Redemption Date (subject to the right of Holders of record on the Record Date to receive interest due on the Interest Payment Date); provided, however, that at least 65% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) must remain outstanding after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated.
          (e) Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.
          6. MANDATORY REDEMPTION. Except as set forth in Section 7 herein, the Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.
          7. SPECIAL MANDATORY REDEMPTION. If the Escrow Conditions shall not have been fulfilled, or the Escrow Agent shall not have received the Disbursement Request described in Section 4(a) of the Escrow Agreement by March 31, 2011, the Escrow Agent, pursuant to the Escrow Agreement, shall, without the requirement of notice to or action by the Issuer, the Trustee or any other Person, notify the Trustee in writing that all of the Notes shall be subject to a special mandatory redemption (the “Special Redemption”) in accordance with this Section 7 on the second Business Day after delivery of such notice but in any event on or prior to April 2, 2011 (the “Special Redemption Date”). In the case of a Special Redemption, the Issuer shall, not later than 11:00 A.M. New York City time (or such other time of day acceptable to the Trustee which will permit it to give the notice referred to in the second paragraph of Section 3.03 of the Indenture) at least two Business Days prior to the Special Redemption Date, deliver an Officers’ Certificate to the Trustee setting forth (i) that a Special Redemption will occur, (ii) the Special Redemption Date, (iii) the Special Redemption Price and (iv) the other information specified in Section 3.03 of the Indenture. The Trustee shall deliver to each Holder a written notice (specifying the information set forth in such Officers’ Certificate) of the Special Redemption at least two Business Days prior to the Special Redemption Date. On the Special Redemption Date, the Issuer shall instruct the Escrow Agent to release cash to the Paying Agent for the purposes of the Special Redemption. On the Special Redemption Date, the Notes shall be redeemed, in whole but not in part, at a redemption price equal to the Special Redemption Price.
          8. NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date (except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article VIII or Article XI of the Indenture) to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date, interest ceases to accrue on this Note or portions thereof called for redemption.

          9. OFFERS TO REPURCHASE. Upon the occurrence of a Change of Control, the Issuer shall make a Change of Control Offer in accordance with Section 4.13 of the Indenture. In connection with certain Asset Sales, the Issuer shall make an Asset Sale Offer as and when provided in accordance with Section 4.10 of the Indenture.
          10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 thereafter. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.
          11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
          12. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees, the Notes, the Intercreditor Agreement and the Security Documents may be amended or supplemented as provided in the Indenture.
          13. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or and its consequences under the Indenture except a continuing Default in payment of the principal of, premium, if any, or interest on, any of the Notes held by a non-consenting Holder. The Issuer is required to deliver to the Trustee and the Collateral Agent annually a statement regarding compliance with the Indenture, and the Issuer is required, after becoming aware of any Default, to deliver to the Trustee and the Collateral Agent a statement specifying such Default and what action the Issuer proposes to take with respect thereto.

          14. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee or an authentication agent.
          15. TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.
          16. NO RECOURSE AGAINST OTHERS. No director, officer, employee, manager, incorporator, or holder of any Equity Interest in the Issuer or any Guarantor or any of their direct or indirect parent companies, as such, shall have any liability for any obligations of the Issuer or the Guarantors under this Note, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of this Note.
          17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of March 4, 2011, among the Issuer, Claire’s Stores, Inc., the Guarantors named therein and the other parties named on the signature pages thereof (the “Registration Rights Agreement”), including the right to receive Additional Interest (as defined in the Registration Rights Agreement).
          18. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE GUARANTEES.
          19. CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
          20. RANKING AND COLLATERAL. The Notes and the Guarantees are secured by a second-priority security interest in the Collateral pursuant to certain Security Documents. The Notes Liens upon any and all Collateral are, to the extent and in the manner provided in the Intercreditor Agreement, subordinate in ranking to all present and future First-Priority Lien Obligations and will be of equal ranking with all present and future Liens securing Other Second-Lien Obligations as set forth in the Intercreditor Agreement.

     The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to the Issuer at the following address:
Claire’s Escrow Corporation
c/o Claire’s Stores, Inc.
2400 West Central Road
Hoffman Estates, IL 60192
Fax No.: (847) 765-6747
Attention: Chief Financial Officer

ASSIGNMENT FORM
          To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s social security number or taxpayer identification number.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint_______________________________________________________________ to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Date: _____________________
Your Signature:_____________________
                         (Sign exactly as your name appears on
                         the face of this Note)
Signature(s) must be guaranteed by an “eligible
guarantor institution” meeting the requirements of
the Registrar, which requirements include membership
or participation in the Security Transfer Agent
Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.
______________________________
Signature Guarantee

OPTION OF HOLDER TO ELECT PURCHASE
          If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.13 of the Indenture, check the appropriate box below:
[ ] Section 4.10      [ ] Section 4.13
If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.13 of the Indenture, state the amount you elect to have purchased:
$_______________
Date: _____________________
Your Signature:_____________________
                          (Sign exactly as your name appears on
                          the face of this Note)
Tax Identification No.:_____________________
Signature(s) must be guaranteed by an “eligible
guarantor institution” meeting the requirements of
the Registrar, which requirements include membership
or participation in the Security Transfer Agent
Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.
____________________
Signature Guarantee

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
The following increases or decreases in the principal amount of this Global Note have been made:

		Amount of increase	Principal Amount of	Signature of
	Amount of decrease	in Principal	this Global Note	authorized officer
Date of	in Principal Amount	Amount of this	following such	of Trustee or
Exchange	of this Global Note	Global Note	decrease or increase	Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Claire’s Escrow Corporation
c/o Claire’s Stores, Inc.
2400 West Central Road
Hoffman Estates, IL 60192
Fax No.: (847) 765-6747
Attention: Chief Financial Officer
The Bank of New York Mellon Trust Company, N.A.
10161 Centurion Parkway
Jacksonville, FL 32256
Fax No.: (904) 645-1921
Attention: Corporate Trust Administration
          Re: 8.875% Senior Secured Second Lien Notes due 2019
          Reference is hereby made to the Indenture, dated as of March 4, 2011 (the “Indenture”), between Claire’s Escrow Corporation and The Bank of New York Mellon Trust Company, N.A. as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
          _______________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] in the principal amount of $___________ (the “Transfer”), to _______________ (the “Transferee”). In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
          1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT 144A GLOBAL NOTE OR RELEVANT DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

          2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT REGULATION S GLOBAL NOTE OR RELEVANT DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
          3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
     (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
     (b) [ ] such Transfer is being effected to the Issuer or a subsidiary thereof;
or
     (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.
          4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

          (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
          (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
          (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]
By:
Name:
Title:

Dated: _______________________

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Claire’s Escrow Corporation
c/o Claire’s Stores, Inc.
2400 West Central Road
Hoffman Estates, IL 60192
Fax No.: (847) 765-674
Attention: Chief Financial Officer
The Bank of New York Mellon Trust Company, N.A.
10161 Centurion Parkway
Jacksonville, FL 32256
Fax No.: (904) 645-1921
Attention: Corporate Trust Administration
          Re: 8.875% Senior Secured Second Lien Notes due 2019
          Reference is hereby made to the Indenture, dated as of March 4, 2011 (the “Indenture”), between Claire’s Escrow Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
          ___________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $__________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
          (1) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE OF THE SAME SERIES
          (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note of the same series in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note of the same series, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
          (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OF THE SAME SERIES. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note of the same series, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
          (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE OF THE SAME SERIES. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note of the same series, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
          (2) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OF THE SAME SERIES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES OF THE SAME SERIES
          (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note of the same series with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance

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with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
          (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note [ ] Regulation S Global Note of the same series, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
          This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and are dated _____________________.

[Insert Name of Transferor]
By:
Name:
Title:

Dated: _______________________

EXHIBIT D
FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED
IN CONNECTION WITH THE ASSUMPTION
          SENIOR SECURED SECOND LIEN NOTES SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [_], by and among Claire’s Stores, Inc., a Florida corporation (the “Company”), BMS Distributing Corp., a Delaware corporation, CBI Distributing Corp., a Delaware corporation, Claire’s Boutiques, Inc., a Colorado corporation, Claire’s Canada Corp., a Delaware corporation, Claire’s Puerto Rico Corp., a Delaware corporation, and CSI Canada LLC, a Delaware limited liability company, as guarantors (the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”) and Collateral Agent (the “Collateral Agent”), to the Indenture (the “Indenture”), dated as of March 4, 2011, among Claire’s Escrow Corporation, a Delaware corporation (the “Issuer”), the Trustee, and the Collateral Agent.
W I T N E S S E T H:
          WHEREAS, the Issuer has heretofore executed and delivered to the Trustee and the Collateral Agent the Indenture providing for the issuance of $450,000,000 aggregate principal amount of 8.875% Senior Secured Second Lien Notes due 2019 (the “Notes”);
          WHEREAS, the Issuer has merged with and into the Company (the “Merger”), with the Company as the surviving entity in the Merger;
          WHEREAS, as a result of the Merger and pursuant to Section 13.20 of the Indenture, the Company is assuming, by and under this Supplemental Indenture, the obligations of the Issuer for the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of the Indenture on the part of the Issuer;
          WHEREAS, pursuant to Section 13.20 of the Indenture, the Guarantors are, by and under this Supplemental Indenture, unconditionally guaranteeing the obligations of the Issuer for the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of the Indenture on the part of the Issuer on the terms and conditions set forth herein;
          WHEREAS, Sections 5.01 and 9.01 of the Indenture provide that the Trustee, the Collateral Agent, the Company and each of the Guarantors are authorized to execute and deliver this Supplemental Indenture; and
          WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate or other action on the part of the Trustee, the Collateral Agent, the Company and each of the Guarantors.
          NOW, THEREFORE, for and in consideration of the foregoing premises and for good and valuable consideration, the receipt of which is hereby acknowledged, it is mutually covenanted and agreed, for the equal and ratable benefit of the Holders of the Notes, as follows:

          Section 1. Capitalized Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.
          Section 2. Assumption by the Company. The Company hereby assumes the obligations of the Issuer for the due and punctual payment of the principal of, premium, if any, and interest on all outstanding Notes issued pursuant to the Indenture and the performance and observance of each other obligation and covenant set forth in the Indenture to be performed or observed on the part of the Issuer. The Company is hereby substituted for, and may exercise every right and power of, the Issuer under the Indenture with the same effect as if the Company had been named as the Issuer in the Indenture, and the Company is a Successor Issuer under the Indenture.
          Section 3. Agreement to Guarantee. Each of the Guarantors, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including but not limited to Article X thereof.
          Section 4. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
          Section 5. The Trustee and the Collateral Agent. Neither the Trustee nor the Collateral Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed by the Trustee or the Collateral Agent by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee and the Collateral Agent subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee and the Collateral Agent with respect hereto. In entering into this Supplemental Indenture, the Trustee and the Collateral Agent shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee and the Collateral Agent, whether or not elsewhere herein so provided.
          Section 6. Notices. For purposes of the Indenture, the address for notices to the Company and/or any Guarantor shall be as set forth below:
Claire’s Stores, Inc.
2400 West Central Road
Hoffman Estates, IL 60192
Attention: Chief Financial Officer
          Section 7. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          Section 8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          Section 9. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
          Section 10. Severability. In case any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          Section 11. Benefits Acknowledged. The Guarantors’ guarantees are subject to the terms and conditions set forth in the Indenture. Each of the Guarantors acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Supplemental Indenture are knowingly made in contemplation of such benefits.
[Signatures on following page]

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Claire’s Stores, Inc.
By:
Name:
Title:

BMS Distributing Corp.
By:
Name:
Title:

CBI Distributing Corp.
By:
Name:
Title:

Claire’s Boutiques, Inc.
By:
Name:
Title:

Claire’s Canada Corp.
By:
Name:
Title:

Claire’s Puerto Rico Corp.
By:
Name:
Title:

CSI Canada LLC
By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE
By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS COLLATERAL AGENT
By:
Name:
Title:

EXHIBIT E
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS
          SENIOR SECURED SECOND LIEN NOTES SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of __________, by and among [GUARANTOR] (the “New Guarantor”), a subsidiary of Claire’s Escrow Corporation (or its permitted successor), a Delaware corporation (the “Issuer”) and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”) and Collateral Agent (the “Collateral Agent”), to the Indenture (the “Indenture”), dated as of March 4, 2011, among the Issuer, the Trustee and the Collateral Agent.
W I T N E S S E T H:
          WHEREAS, the Issuer and the existing Guarantors have heretofore executed and delivered to the Trustee and the Collateral Agent the Indenture, providing for the issuance of $450,000,000 in aggregate principal amount of the Issuer’s 8.875% Senior Secured Second Lien Notes due 2019 (the “Notes”);
          WHEREAS, Section 4.14 and Section 10.03 of the Indenture provide that under certain circumstances the Issuer is required to cause certain of its Subsidiaries to execute and deliver to the Trustee and the Collateral Agent a supplemental indenture pursuant to which that Subsidiary shall unconditionally guarantee the obligations of the Issuer for the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of the Indenture on the part of the Issuer on the terms and conditions set forth herein;; and
          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Collateral Agent, the Issuer and the existing Guarantors are authorized to execute and deliver this Supplemental Indenture;
          WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate or other action on the part of the Trustee, the Collateral Agent, the Company, each of the existing Guarantors, and the New Guarantor.
          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer, the Existing Guarantors, the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
          Section 1. Capitalized Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.
          Section 2. Agreement to Guarantee. The New Guarantor, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including but not limited to Article X thereof.
          Section 3. Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 13.02 of the Indenture.

          Section 4. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
          Section 5. The Trustee and the Collateral Agent. Neither the Trustee nor the Collateral Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed by the Trustee or the Collateral Agent by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee and the Collateral Agent subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee and the Collateral Agent with respect hereto. In entering into this Supplemental Indenture, the Trustee and the Collateral Agent shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee and the Collateral Agent, whether or not elsewhere herein so provided.
          Section 6. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          Section 7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          Section 8. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
          Section 9. Severability. In case any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          Section 10. Benefits Acknowledged. The New Guarantor’s guarantees are subject to the terms and conditions set forth in the Indenture. The New Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Supplemental Indenture are knowingly made in contemplation of such benefits.
[Signatures on following page]

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

CLAIRE’S ESCROW CORPORATION (or its permitted successor)
By:
Name:
Title:

[EXISTING GUARANTORS]
By:
Name:
Title:

[NEW GUARANTOR]
By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE
By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS COLLATERAL AGENT
By:
Name:
Title:

EXHIBIT F
FORM OF COLLATERAL AGREEMENT TO BE DELIVERED IN CONNECTION WITH THE ASSUMPTION
COLLATERAL AGREEMENT
dated and effective as of March 4, 2011,
among
CLAIRE’S STORES, INC.,
as Issuer,
THE PLEDGORS PARTY HERETO,
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Collateral Agent
Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted to Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), as collateral agent (and its permitted successors), for the benefit of the secured parties referred to below, pursuant to the Guarantee and Collateral Agreement dated as of May 29, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time), from the Issuer and the other “Pledgors” referred to therein, in favor of Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), as collateral agent for the benefit of the secured parties referred to therein, and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement dated as of March 4, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), by and among Credit Suisse AG, Cayman Islands Branch, in its capacity as Credit Agreement Agent, The Bank of New York Mellon Trust Company, N.A., in its capacity as Trustee and Collateral Agent, Claire’s Inc., the Issuer and the Subsidiaries party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this agreement, the terms of the Intercreditor Agreement shall govern.

Schedules

Schedule I	Subsidiary Parties
Schedule II	Pledged Stock; Debt Securities
Schedule III	Intellectual Property
Schedule IV	Filing Jurisdictions
Schedule V	Commercial Tort Claims
Schedule VI	Matters Relating to Accounts and Inventory

Exhibits

Exhibit I	Form of Supplement to the Collateral Agreement

          COLLATERAL AGREEMENT dated and effective as of March 4, 2011 (this “Agreement”), among CLAIRE’S STORES, INC., a Florida corporation (the “Issuer”), each Subsidiary of the Company identified on Schedule I hereto (each such Subsidiary, together with the Issuer and any Subsidiary of the Company that becomes a party hereto pursuant to Section 5.16 hereof, the “Pledgors,” and each, a “Pledgor”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as collateral agent (in such capacity, the “Collateral Agent”) for the Indenture Secured Parties (as defined below).
          Pursuant to the terms, conditions and provisions of (a) the Indenture dated as of March 4, 2011, among Claire’s Escrow Corporation, a Delaware corporation (“Claire’s Escrow”), and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”) and Collateral Agent, as supplemented by the Supplemental Indenture dated March 4, 2011 among the Issuer, the Issuer’s Subsidiaries named therein, the Trustee and the Collateral Agent (such agreement, as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), and (b) the Purchase Agreement dated February 17, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) among Claire’s Escrow, the Issuer, the Issuer’s Subsidiaries named therein and the representatives of the several parties named in Schedule A thereto, the Issuer has assumed the obligations of Claire’s Escrow with respect to $450,000,000 in aggregate principal amount of 8.875% Senior Secured Second Lien Notes due 2019 (as such notes may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Notes”) upon the terms and subject to the conditions contained therein.
          The Issuer and each other Pledgor will receive substantial benefits from the execution, delivery and performance of the obligations under the Indenture and the other Noteholder Documents and each is, therefor, willing to enter into this Agreement.
          This Agreement is given by each Pledgor in favor of the Collateral Agent for the benefit of the Indenture Secured Parties to secure the payment and performance of all of the Noteholder Claims (as hereinafter defined).
          It is a requirement of the Indenture and the Purchase Agreement that each Pledgor execute and deliver the applicable Noteholder Documents, including this Agreement.
          Accordingly, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
          Section 1.01. Indenture. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Indenture. All capitalized terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

          (b) The rules of construction specified in Section 1.04 of the Indenture also apply to this Agreement.
          Section 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
          “Account Debtor” means any person who is or who may become obligated to any Pledgor under, with respect to or on account of an Account, Chattel Paper, General Intangibles, Instruments or Investment Property.
          “Article 9 Collateral” has the meaning assigned to such term in Section 3.01.
          “Claire’s Escrow” has the meaning assigned to such term in the preliminary statement of this Agreement.
          “Collateral” means the collective reference to Article 9 Collateral and Pledged Collateral.
          “Collateral Requirement” shall mean the requirement that:
     (a) in the case of any person that becomes a Guarantor under the Indenture after the Issue Date, the Collateral Agent shall have received a supplement to this Agreement, in the form attached hereto as Exhibit I, duly executed and delivered on behalf of such Guarantor;
     (b) in the case of any person that becomes a “first tier” Foreign Subsidiary directly owned by the Issuer or any Pledgor after the Issue Date, subject to Section 3.06(f) hereof, the Collateral Agent shall have received, as promptly as practicable following such event (unless the Collateral Agent, in its sole discretion, shall have waived such requirement), a Foreign Pledge Agreement, duly executed and delivered on behalf of such Foreign Subsidiary and the direct parent company of such Foreign Subsidiary; provided, that such a pledge would not violate any applicable law or agreements with other shareholders or joint venture partners;
     (c) after the Issue Date, (i) all the outstanding Equity Interests of (A) any person that becomes a Guarantor under the Indenture after the Issue Date and (B) subject to Section 3.06(f) hereof, all the Equity Interests that are acquired by any Pledgor after the Issue Date shall have been pledged pursuant to this Agreement or a Foreign Pledge Agreement; provided, that in no event shall more than 65% of the issued and outstanding voting Equity Interests of (1) any “first tier” Foreign Subsidiary or (2) any “first tier” Qualified CFC Holding Company directly owned by such Pledgor be pledged to secure the Noteholder Claims, and in no event shall any of the issued and outstanding Equity Interests of any Foreign Subsidiary that is not a “first tier” Foreign Subsidiary of a Pledgor or any Qualified CFC Holding Company that is not a “first tier” Subsidiary of a Pledgor be pledged to secure the Noteholder Claims, and (ii) subject to the Intercreditor Agreement, the Collateral Agent (or a bailee on behalf of the Collateral Agent) shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;
     (d) except as otherwise contemplated by any Security Document, all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Security Document;
     (e) within 30 days after the date hereof, the Collateral Agent shall be listed as a co-loss payee on property and casualty insurance policies and as an additional insured on liability insurance policies;
     (f) after the Issue Date, the Collateral Agent shall have received (i) such other Security Documents as may be required to be delivered pursuant to Section 3.06 hereof, and (ii) upon reasonable request by the Collateral Agent, evidence of compliance with any other requirements of Section 3.06 hereof;
     (g) all Indebtedness of the Borrower and each Subsidiary having, in the case of each instance of Indebtedness, an aggregate principal amount in excess of $5.0 million (other than (A) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Borrower and the Subsidiaries or (B) to the extent that a pledge of such promissory note or instrument would violate applicable law) that is owing to any Pledgor shall be evidenced by a promissory note or an instrument and shall have been pledged pursuant to this Agreement, and (ii) subject to the Intercreditor Agreement, the Collateral Agent (or a bailee on behalf of the Collateral Agent) shall have received all such promissory notes or instruments, together with note powers or other instruments of transfer with respect thereto endorsed in blank; and
     (h) except as otherwise contemplated by any Security Document, each Pledgor shall have obtained all consents and approvals required to be obtained by it in connection with (i) the execution and delivery of all Security Documents (or supplements thereto) to which it is a party and the granting by it of the Liens thereunder and (ii) the performance of its obligations thereunder.
          “Copyright License” means any written agreement, now or hereafter in effect, granting any right to any Pledgor under any Copyright now or hereafter owned by any third party, and all rights of any Pledgor under any such agreement (including, without limitation, any such rights that such Pledgor has the right to license).
          “Copyrights” means all of the following now owned or hereafter acquired by any Pledgor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such Copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office and the right to obtain all renewals thereof, including those listed on Schedule III, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

          “Credit Agreement Agent” has the meaning assigned to such term in the Intercreditor Agreement.
          “Discharge” shall mean the satisfaction and discharge (pursuant to Article XII of the Indenture), defeasance (pursuant to Article VIII of the Indenture) or other satisfaction in full of the Noteholder Claims.
          “Discharge of Senior Lender Claims” has the meaning assigned to such term in the Intercreditor Agreement.
          “Federal Securities Laws” has the meaning assigned to such term in Section 4.03.
          “First Priority Designated Agent” has the meaning assigned to such term in the Intercreditor Agreement.
          “Foreign Pledge Agreement” shall mean a pledge agreement with respect to the Pledged Collateral that constitutes Equity Interests of a “first tier” Foreign Subsidiary; provided, that in no event shall more than 65% of the issued and outstanding voting Equity Interests of such Foreign Subsidiary be pledged to secure the Noteholder Claims.
          “General Intangibles” means all “General Intangibles” as defined in the New York UCC, including all choses in action and causes of action and all other intangible personal property of any Pledgor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Pledgor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Agreements and other agreements), Intellectual Property (but excluding “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of the Lanham Act has been filed, to the extent that, and solely during the period for which, any assignment of an “intent-to-use” application prior to such filing would violate the Lanham Act), goodwill, registrations, franchises, tax refund claims and any guarantee, claim, security interest or other security held by or granted to any Pledgor to secure payment by an Account Debtor of any of the Accounts.
          “Governmental Authority” shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.
          “Indenture” has the meaning assigned to such term in the preliminary statement of this Agreement.
          “Indenture Secured Parties” has the meaning assigned to such term in the Intercreditor Agreement.
          “Intellectual Property” means all intellectual property of every kind and nature now owned or hereafter acquired by any Pledgor, including inventions, designs, Patents, Copyrights, Trademarks, Patent Licenses, Copyright Licenses, Trademark Licenses, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information and all related documentation.

          “Intellectual Property Security Agreement” means a security agreement in the form hereof or a short form hereof.
          “Intercreditor Agreement” means the intercreditor agreement dated as of March 4, 2011, among Claire’s Inc., the Issuer, the other Pledgors, the Credit Agreement Agent, the Trustee and the Collateral Agent.
          “IP Agreements” means all material Copyright Licenses, Patent Licenses, Trademark Licenses, and all other agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any material Intellectual Property to which a Pledgor, now or hereafter, is a party or a beneficiary.
          “Issuer” has the meaning assigned to such term in the preliminary statement of this Agreement.
          “Material Adverse Effect” means a material adverse effect on the business, property, operations or condition of the Issuer and the Subsidiaries, taken as a whole, or the validity or enforceability of any of the material Noteholder Documents or the rights and remedies of the Collateral Agent, the Trustee and the Holders thereunder.
          “New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
          “Noteholder Claims” has the meaning assigned to such term in the Intercreditor Agreement.
          “Noteholder Documents” has the meaning assigned to such term in the Intercreditor Agreement.
          “Notes” has the meaning assigned to such term in the preliminary statement of this Agreement.
          “Patent License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to make, use or sell any invention covered by a Patent, now or hereafter owned by any third party (including, without limitation, any such rights that such Pledgor has the right to license).
          “Patents” means all of the following now owned or hereafter acquired by any Pledgor: (a) all letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule III, and all applications for letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule III, (b) all provisionals, reissues, extensions, continuations, divisions, continuations-in- part, reexaminations or revisions thereof, and the inventions disclosed or claimed therein, including the right to make, use, import and/or sell the inventions disclosed or claimed therein, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

          “Permitted Liens” has the meaning assigned to such term in the Indenture.
          “Pledged Collateral” has the meaning assigned to such term in Section 2.01.
          “Pledged Debt Securities” has the meaning assigned to such term in Section 2.01.
          “Pledged Securities” means any promissory notes, stock certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.
          “Pledged Stock” has the meaning assigned to such term in Section 2.01.
          “Pledgor” has the meaning assigned to such term in the preliminary statement of this Agreement.
          “Qualified CFC Holding Company” shall mean a Wholly-owned Subsidiary of the Issuer (a) that is a Delaware limited liability company that is treated as a disregarded entity for U.S. federal income tax purposes, (b) the primary asset of which consists of Equity Interests in either (i) one or more Foreign Subsidiaries or (ii) one or more other Qualified CFC Holding Companies and (c) has no outstanding Guarantee of Indebtedness of the Issuer or any Domestic Subsidiary.
          “Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any Pledgor, together with, in each case, all easements, hereditaments and appurtenances relating thereto, and all improvements and appurtenant fixtures incidental to the ownership or lease thereof.
          “Security Interest” has the meaning assigned to such term in Section 3.01.
          “Senior Lender Claims” has the meaning assigned to such term in the Intercreditor Agreement.
          “Senior Lender Documents” has the meaning assigned to such term in the Intercreditor Agreement.
          “Trademark License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to use any Trademark now or hereafter owned by any third party (including, without limitation, any such rights that such Pledgor has the right to license).
          “Trademarks” means all of the following now owned or hereafter acquired by any Pledgor: (a) all trademarks, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof (except for “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of the Lanham Act has been filed, to the extent that any assignment of an “intent-to-use” application prior to such filing would violate the Lanham Act), and all renewals thereof, including those listed on Schedule III, (b) all goodwill associated therewith or symbolized thereby, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.
ARTICLE II
PLEDGE OF SECURITIES
          Section 2.01. Pledge. Subject to the immediately following paragraph, as security for the payment or performance, as the case may be, in full of the Noteholder Claims, each Pledgor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Indenture Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Indenture Secured Parties, a security interest in all of such Pledgor’s right, title and interest in, to and under (a) the Equity Interests directly owned by it (including those listed on Schedule II) and any other Equity Interests obtained in the future by such Pledgor and any certificates representing all such Equity Interests (the “Pledged Stock”); provided that the Pledged Stock shall not include (i)(A) more than 65% of the issued and outstanding voting Equity Interests of any “first tier” Foreign Subsidiary directly owned by such Pledgor, (B) more than 65% of the issued and outstanding voting Equity Interests of any “first tier” Qualified CFC Holding Company directly owned by such Pledgor, (C) any issued and outstanding Equity Interest of any Foreign Subsidiary that is not a first tier Foreign Subsidiary, or (D) any issued and outstanding Equity Interests of any Qualified CFC Holding Company that is not a “first tier” Qualified CFC Holding Company, (ii) to the extent applicable law  requires that a Subsidiary of such Pledgor issue directors’ qualifying shares or similar shares, such shares or nominee or other similar shares, (iii) any Equity Interests with respect to which a grant of security is not required by reason of Section 3.06 hereof, or (iv) any Equity Interests of a Subsidiary to the extent that, as of the Issue Date, and for so long as, such a pledge of such Equity Interests would violate applicable law or an enforceable contractual obligation binding on or relating to such Equity Interests; (b)(i) the debt obligations listed opposite the name of such Pledgor on Schedule II, (ii) any debt securities in the future issued to such Pledgor and (iii) the certificates, promissory notes and any other instruments, if any, evidencing such debt securities (the “Pledged Debt Securities”); (c) subject to Section 2.05 hereof, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the property referred to in clauses (a) and (b) above; (d) subject to Section 2.05 hereof, all rights and privileges of such Pledgor with respect to the securities and other property referred to in clauses (a), (b) and (c) above; and (e) all proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral”).

          The securities of a Subsidiary of the Company will constitute Pledged Collateral only to the extent that such securities can secure the Noteholder Claims without Rule 3-16 of Regulation S-X under the Securities Act (or any other law, rule or regulation) requiring separate financial statements of such Subsidiary to be filed with the SEC (or any other governmental agency). In addition, notwithstanding anything to the contrary provided herein, in the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary of the Company due to the fact that such Subsidiary’s securities secure the Noteholder Claims, then the securities of such Subsidiary will not be subject to the Liens securing the Noteholder Claims and will automatically be deemed not to be part of the Pledged Collateral but only to the extent necessary not to be subject to such requirement and only for so long as required to not be subject to the requirement. In such event, this Agreement may be amended or modified, without the consent of any Indenture Secured Party, to the extent necessary to release the security interests in favor of the Collateral Agent on the Equity Interests or other securities that are so deemed to no longer constitute part of the Pledged Collateral for the relevant Noteholder Claim. In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s securities to secure the Noteholder Claims in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the securities of such Subsidiary will automatically be deemed to be a part of the Pledged Collateral but only to the extent permitted to not be subject to any such financial statement requirement. In such event, this Agreement may be amended or modified, without the consent of any Indenture Secured Party, to the extent necessary to subject to the Liens under the Pledged Collateral such additional securities. In accordance with the limitations set forth herein, as of the date hereof, the Pledged Collateral will include the securities of the Subsidiaries only to the extent that the applicable value of such securities (on a Subsidiary-by-Subsidiary basis) is less than twenty percent (20%) of the aggregate principal amount of the Notes (including any additional Notes) outstanding.
          TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Indenture Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.
          Section 2.02. Delivery of the Pledged Collateral. (a) Subject to the terms of the Intercrditor Agreement, each Pledgor agrees promptly to deliver or cause to be delivered to the Collateral Agent, for the ratable benefit of the Indenture Secured Parties, any and all Pledged Securities to the extent such Pledged Securities are either (i) Equity Interests or (ii) promissory notes or other instruments evidencing Indebtedness required to be delivered pursuant to paragraph (b) of this Section 2.02. Subject to the terms of the Intercreditor Agreement, if any Pledged Stock that is uncertificated on the date hereof shall hereafter become certificated, the applicable Pledgor shall promptly cause the certificate or certificates representing Pledged Stock to be delivered to the Collateral Agent, as agent for the Indenture Secured Parties, together with the accompanying stock powers or other documentation required by Section 2.02(c). None of the Pledgors shall permit any other party to “control” (for purposes of Section 8-106 of the New

York UCC (or any analogous provision of the Uniform Commercial Code in effect in the jurisdiction whose law applies)) any uncertificated securities that constitute Pledged Collateral other than the Collateral Agent, as agent for the Indenture Secured Parties, and the First Priority Designated Agent.
          (b) To the extent permitted by and subject to the terms of the Intercreditor Agreement, each Pledgor will cause any Indebtedness for borrowed money having an aggregate principal amount in excess of $5.0 million (other than (i) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Issuer and its Subsidiaries or (ii) to the extent that a pledge of such promissory note or instrument would violate applicable law) owed to such Pledgor by any person to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent, for the ratable benefit of the Indenture Secured Parties, pursuant to the terms hereof. Subject to the terms of the Intercreditor Agreement, to the extent any such promissory note is a demand note, each Pledgor party thereto agrees, if requested by the Collateral Agent, to immediately demand payment thereunder upon an Event of Default specified under Section 6.01(i), (ii), (iv), (vii) or (viii) of the Indenture unless such demand would not be commercially reasonable or would otherwise expose such Pledgor to liability to the maker.
          (c) Subject to the terms of the Intercreditor Agreement, upon delivery to the Collateral Agent, (i) any Pledged Securities required to be delivered pursuant to the foregoing paragraphs (a) and (b) of this Section 2.02 shall be accompanied by stock powers or note powers, as applicable, duly executed in blank or other instruments of transfer and such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral delivered pursuant to the terms of this Agreement shall be accompanied to the extent necessary to perfect the security interest in or allow realization on the Pledged Collateral by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents (including issuer acknowledgments in respect of uncertificated securities) as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II (or a supplement to Schedule II, as applicable) and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.
          (d) To the extent permitted by and subject to the terms of the Intercreditor Agreement, in the event any Pledged Securities constitute uncertificated securities, each Pledgor shall either (i) cause the issuer to agree to comply with instructions from the Collateral Agent without further consent of any Pledgor or (ii) cause the issuer to register the Collateral Agent as the registered owner of such uncertificated security.
          Section 2.03. Representations, Warranties and Covenants. The Pledgors, jointly and severally, represent, warrant and covenant to and with the Collateral Agent, for the ratable benefit of the Indenture Secured Parties, that:
          (a) Schedule II correctly sets forth the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by such

Pledged Stock and includes all Equity Interests, debt securities and promissory notes or instruments evidencing Indebtedness required to be (i) pledged in order to satisfy the Collateral Requirement, or (ii) delivered pursuant to Section 2.02(b);
          (b) the Pledged Stock and Pledged Debt Securities (solely with respect to Pledged Debt Securities issued by a person that is not a Subsidiary of the Issuer or an Affiliate of any such subsidiary, to the best of each Pledgor’s knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable (other than with respect to Pledged Stock consisting of membership interests of limited liability companies to the extent provided in Sections 18-502 and 18-607 of the Delaware Limited Liability Company Act) and (ii) in the case of Pledged Debt Securities (solely with respect to Pledged Debt Securities issued by a person that is not a Subsidiary of the Issuer or an Affiliate of any such subsidiary, to the best of each Pledgor’s knowledge) are legal, valid and binding obligations of the issuers thereof, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing;
          (c) except for the security interests granted hereunder, each Pledgor (i) is and, subject to any transfers made in compliance with the Indenture, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Pledgor, (ii) holds the same free and clear of all Liens, other than Permitted Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than pursuant to a transaction permitted by the Indenture and other than Permitted Liens and (iv) subject to the rights of such Pledgor under the Noteholder Documents to dispose of Pledged Collateral, will use commercially reasonable efforts to defend its title or interest hereto or therein against any and all Liens (other than Permitted Liens), however arising, of all persons;
          (d) other than as set forth in the Indenture, and except for restrictions and limitations imposed by the Noteholder Documents or securities laws generally or otherwise permitted to exist pursuant to the terms of the Indenture, the Pledged Stock (other than partnership interests) is and will continue to be freely transferable and assignable, and none of the Pledged Stock is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Stock hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;
          (e) each Pledgor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;
          (f) other than as set forth in the Indenture, no consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

          (g) by virtue of the execution and delivery by the Pledgors of this Agreement and the Foreign Pledge Agreements, when any Pledged Securities (including Pledged Stock of any Domestic Subsidiary, any Qualified CFC Holding Company or any foreign stock covered by a Foreign Pledge Agreement) are delivered to the Collateral Agent, for the ratable benefit of the Indenture Secured Parties, in accordance with this Agreement and a financing statement covering such Pledged Securities is filed in the appropriate filing office, the Collateral Agent will obtain, for the ratable benefit of the Indenture Secured Parties, a legal, valid and perfected lien upon and security interest in such Pledged Securities under the New York UCC, subject only to Permitted Liens, as security for the payment and performance of the Noteholder Claims;
          (h) each Pledgor that is an issuer of the Pledged Collateral confirms that it has received notice of the security interest granted hereunder and consents to such security interest and agrees to transfer record ownership of the securities issued by it in connection with any request by the Collateral Agent; and
          (i) the Pledgors shall not amend, or permit to be amended, the limited liability company agreement (or operating agreement or similar agreement) or partnership agreement of any Subsidiary of any Pledgor whose Equity Interests are, or are required to be, Collateral in a manner to cause such Equity Interests to not constitute a security under Section 8-103 of the New York UCC or the corresponding code or statute of any other applicable jurisdiction unless such Pledgor shall have first delivered 30 days written notice to the Collateral Agent and shall have taken all actions contemplated hereby and as otherwise reasonably required by the Collateral Agent to maintain the security interest of the Collateral Agent therein as a valid, perfected, second priority security interest.
          Section 2.04. Registration in Nominee Name; Denominations. To the extent permitted by and subject to the Intercreditor Agreement, the Collateral Agent, on behalf of the Indenture Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent or, if an Event of Default shall have occurred and be continuing, in its own name as pledgee or the name of a nominee (as pledgee or as sub-agent). Each Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. To the extent permitted by and subject to the Intercreditor Agreement, if an Event of Default shall have occurred and be continuing, the Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement. To the extent permitted by and subject to the Intercreditor Agreement, each Pledgor shall use its commercially reasonable efforts to cause any issuer of Pledged Securities that is not a party to this Agreement to comply with a request by the Collateral Agent, pursuant to this Section 2.04, to exchange certificates representing Pledged Securities of such issuer for certificates of smaller or larger denominations.
          Section 2.05. Voting Rights; Dividends and Interest, Etc. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Pledgors of the Collateral Agent’s intention to exercise its rights hereunder (to the extent permitted by the Intercreditor Agreement):

     (i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Indenture and the other Noteholder Documents; provided that, except as permitted under the Indenture, such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Collateral, the rights and remedies of any of the Collateral Agent or the other Indenture Secured Parties under this Agreement, the Indenture or any other Noteholder Document or the ability of the Indenture Secured Parties to exercise the same.
     (ii) The Collateral Agent shall promptly execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.
     (iii) Each Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Indenture, the other Noteholder Documents and applicable laws; provided that (A) any noncash dividends, interest, principal or other distributions, payments or other consideration in respect thereof, including any rights to receive the same to the extent not so distributed or paid, that would constitute Pledged Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities, received in exchange for Pledged Securities or any part thereof, or in redemption thereof, as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise and (B) any non-cash dividends and other distributions paid or payable in respect of any Pledged Securities that would constitute Pledged Securities in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus, shall be and become part of the Pledged Collateral, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but, subject to the Intercreditor Agreement, shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent, for the ratable benefit of the Indenture Secured Parties, and shall be forthwith delivered to the Collateral Agent, for the ratable benefit of the Indenture Secured Parties, in the same form as so received (duly endorsed by such Pledgor).
          (b) Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default and after notice by the Collateral Agent to the Issuer of the Collateral Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to dividends, interest, principal or other distributions that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.05 shall cease, and all such rights shall thereupon become vested, for the ratable benefit of the Indenture Secured Parties, in the Collateral Agent which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions; provided, however, that even after the occurrence of an Event of Default, any Pledgor may continue to exercise dividend and distribution rights solely to the extent permitted under Sections 4.07(b)(xii) and 4.07(b)(xiii)(A) of the Indenture. Subject to the Intercreditor Agreement, all dividends, interest, principal or other distributions received by any Pledgor contrary to the provisions of this Section 2.05 shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent, for the ratable benefit of the Indenture Secured Parties, and shall be forthwith delivered to the Collateral Agent, for the ratable benefit of the Indenture Secured Parties, in the same form as so received (endorsed by such Pledgor). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02 hereof. After all Events of Default have been cured or waived and the Issuer has delivered to the Collateral Agent a certificate to that effect, the Collateral Agent shall promptly repay to each Pledgor (without interest) all dividends, interest, principal or other distributions that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.05 and that remain in such account.
          (c) Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default and after notice by the Collateral Agent to the Issuer of the Collateral Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.05, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.05, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, for the ratable benefit of the Indenture Secured Parties, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, subject to the terms of the Intercreditor Agreement and the Indenture, unless the Collateral Agent shall have received written objections from at least a majority of the Holders of the Notes then outstanding, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived and the Issuer has delivered to the Collateral Agent a certificate to that effect, each Pledgor shall have the right to exercise the voting and/or consensual rights and powers that such Pledgor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.
ARTICLE III
SECURITY INTERESTS IN OTHER PERSONAL PROPERTY
          Section 3.01. Security Interest. (a) As security for the payment or performance when due (whether at the stated maturity, by acceleration or otherwise), as the case may be, in full of the Noteholder Claims, each Pledgor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Indenture Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Indenture Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):
     (i) all Accounts;
     (ii) all Chattel Paper;
     (iii) all Documents;
     (iv) all Equipment;
     (v) all General Intangibles;
     (vi) all Instruments;
     (vii) all Inventory;
     (viii) all Investment Property;
     (ix) all Letter of Credit Rights;
     (x) all Commercial Tort Claims;
     (xi) all other personal property not otherwise described above (except for property specifically excluded from any defined term used in any of the foregoing clauses);
     (xii) all books and records pertaining to the Article 9 Collateral; and
     (xiii) to the extent not otherwise included, all proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.
Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (a) any vehicle covered by a certificate of title or ownership, whether now owned or hereafter acquired, (b) any assets (including Equity Interests), whether now owned or hereafter acquired, with respect to which the Collateral Requirement or the other paragraphs of Section 3.06 hereof would not be required to be satisfied by reason of Section 3.06(f) hereof if hereafter acquired, (c) any property excluded from the definition of Pledged Collateral by virtue of the proviso to Section 2.01 hereof, (d) any Letter of Credit Rights to the extent any Pledgor is required by applicable law to apply the proceeds of a drawing of such Letter of Credit for a specified purpose, (e) any Pledgor’s right, title or interest in any license, contract or agreement to which such Pledgor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement, result in a breach of the terms of, or constitute a default under, or result in the abandonment, invalidation or unenforceability of, any license, contract or agreement to which such Pledgor is a party (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable law (including, without limitation, Title 11 of the United States Code) or principles of equity); provided that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Pledgor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect; (f) any Equipment owned by any Pledgor that is subject to a purchase money lien or a Capital Lease Obligation if the contract or other agreement in which such Lien is granted (or the documentation providing for such Capital Lease Obligation) prohibits or requires the consent of any person other than the Pledgors as a condition to the creation of any other security interest on such Equipment or (g) any Equity Interests or other securities of any of the Pledgors to the extent that the pledge of such securities results in the Issuer’s being required to file separate financial statements of such Pledgor with the SEC, but only to the extent necessary not to be subject to such requirement and only for so long as such requirement is in existence.
          (b) Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates and (iii) a description of collateral that describes such property in any other manner as the Collateral Agent may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Article 9 Collateral granted under this Agreement, including describing such property as “all assets” or “all property”. Each Pledgor agrees to provide such information to the Collateral Agent promptly upon request.
          The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Pledgor, without the signature of such Pledgor, and naming such Pledgor or the Pledgors as debtors and the Collateral Agent as secured party. Notwithstanding anything to the contrary herein, no Pledgor shall be required to take any action under the laws of any jurisdiction other than the United States (or any political subdivision thereof) and its territories and possessions for the purpose of perfecting the Security Interest in any Article 9 Collateral of such Pledgor constituting Patents, Trademarks or Copyrights unless required by the Collateral Agent in its reasonable discretion.
          (c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Indenture Secured Party to, or in any way alter or modify, any obligation or liability of any Pledgor with respect to or arising out of the Article 9 Collateral.
          Section 3.02. Representations and Warranties. The Pledgors jointly and severally represent and warrant to the Collateral Agent and the Indenture Secured Parties that:

          (a) Each Pledgor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained and is in full force and effect or has otherwise been disclosed herein or in the Indenture.
          (b) The information set forth in the schedules attached hereto is correct and complete, in all material respects, as of the Issue Date. The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral that have been prepared by the Collateral Agent for filing in each governmental, municipal or other office specified in Schedule IV (or specified by notice from the Issuer to the Collateral Agent after the Issue Date in the case of filings, recordings or registrations required by Section 3.06 hereof) constitute all the filings, recordings and registrations (except to the extent that filings are required to be made in the United States Patent and Trademark Office and the United States Copyright Office, or any similar office in any other jurisdiction, in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, United States registered Trademarks and United States registered Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Indenture Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or amendments. Each Pledgor represents and warrants that a fully executed Intellectual Property Security Agreement containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to United States Patents (and Patents for which United States applications are pending), United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights (and Copyrights for which United States registration applications are pending) has been delivered to the Collateral Agent for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and reasonably requested by the Collateral Agent, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent, for the ratable benefit of the Indenture Secured Parties, in respect of all Article 9 Collateral consisting of such Intellectual Property in which a security interest may be perfected by recording with the United States Patent and Trademark Office and the United States Copyright Office, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than the Uniform Commercial Code financings statements referred to above, and other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

          (c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Noteholder Claims, (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of the Intellectual Property Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral other than Permitted Liens.
          (d) The Article 9 Collateral is owned by the Pledgors free and clear of any Lien, other than Permitted Liens. None of the Pledgors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.
          (e) None of the Pledgors holds any Commercial Tort Claim individually in excess of $5.0 million as of the Issue Date except as indicated on Schedule V.
          (f) Except as set forth in Schedule VI, as of the Issue Date, all Accounts have been originated by the Pledgors and all Inventory has been produced or acquired by the Pledgors in the ordinary course of business.
          (g) As to itself and its Article 9 Collateral consisting of Intellectual Property (the “Intellectual Property Collateral”), to the best of each Pledgor’s knowledge:
     (i) Schedule III hereto includes all of the material Patents, Trademarks, Copyrights owned by such Pledgor as of the date hereof.
     (ii) The Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or part (except for office actions issued in the ordinary course by the United States Patent and Trademark Office or any similar office in any foreign jurisdiction), and, to the best of such Pledgor’s knowledge, is valid and enforceable, except as would not reasonably be expected to have a Material Adverse Effect. Such Pledgor is not aware of any uses of any item of Intellectual Property Collateral that would be expected to lead to such item becoming invalid or unenforceable, except as would not reasonably be expected to have a Material Adverse Effect.

     (iii) Such Pledgor has made or performed all commercially reasonable acts, including without limitation filings, recordings and payment of all required fees and taxes, required to maintain and protect its interest in each and every item of Intellectual Property Collateral in full force and effect in the United States and such Pledgor has used proper statutory notice in connection with its use of each Patent, Trademark and Copyright in the Intellectual Property Collateral, in each case, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.
     (iv) With respect to each IP Agreement, the absence, termination or violation of which would reasonably be expected to have a Material Adverse Effect: (A) such Pledgor has not received any notice of termination or cancellation under such IP Agreement; (B) such Pledgor has not received any notice of a breach or default under such IP Agreement, which breach or default has not been cured or waived; and (C) neither such Pledgor nor any other party to such IP Agreement is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such IP Agreement.
     (v) Except as would not reasonably be expected to have a Material Adverse Effect, no Pledgor or Intellectual Property Collateral is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any Intellectual Property Collateral or that would impair the validity or enforceability of such Intellectual Property Collateral.
          Section 3.03. Covenants. (a) Each Pledgor agrees to provide at least 10 days’ prior written notice to the Collateral Agent of any change (i) in its corporate or organization name, (ii) in its identity or type of organization or corporate structure, (iii) in its Federal Taxpayer Identification Number or organizational identification number or (iv) in its “location” (determined as provided in UCC Section 9-307). Each Pledgor agrees promptly to provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the immediately preceding sentence. Each Pledgor agrees not to effect or permit any change referred to in the first sentence of this paragraph (a) unless all filings have been made, or will have been made within any applicable statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected second priority security interest in all the Article 9 Collateral, for the ratable benefit of the Indenture Secured Parties. Each Pledgor agrees promptly to notify the Collateral Agent if any material portion of the Article 9 Collateral owned or held by such Pledgor is damaged or destroyed.
          (b) Subject to the rights of such Pledgor under the Noteholder Documents to dispose of Collateral, each Pledgor shall, at its own expense, use commercially reasonable efforts to defend title to the Article 9 Collateral against all persons and to defend the Security Interest of the Collateral Agent, for the ratable benefit of the Indenture Secured Parties, in the Article 9 Collateral and the priority thereof against any Lien that is not a Permitted Lien.
          (c) Each Pledgor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. Subject to the Intercreditor Agreement, any amount payable under or in connection with any of the Article 9 Collateral that is in excess of $5.0 million shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Collateral Agent, for the ratable benefit of the Indenture Secured Parties, duly endorsed by the applicable Pledgor.
          Without limiting the generality of the foregoing, each Pledgor hereby authorizes the Collateral Agent, with prompt notice thereof to the Pledgors, to supplement this Agreement by supplementing Schedule III or adding additional schedules hereto to specifically identify any asset or item that may constitute material Copyrights, Patents, Trademarks, Copyright Licenses, Patent Licenses or Trademark Licenses; provided that any Pledgor shall have the right, exercisable within 30 days after the Issuer has been notified by the Collateral Agent of the specific identification of such Article 9 Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Pledgor hereunder with respect to such Article 9 Collateral. Each Pledgor agrees that it will use its commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Article 9 Collateral within 30 days after the date it has been notified by the Collateral Agent of the specific identification of such Article 9 Collateral.
          (d) Subject to the Intercreditor Agreement, after the occurrence of an Event of Default and during the continuance thereof, the Collateral Agent shall have the right to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. The Collateral Agent shall have the right to share any information it gains from such inspection or verification with any Indenture Secured Party.
          (e) Subject to the Intercreditor Agreement, at its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not a Permitted Lien, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Pledgor fails to do so as required by the Indenture or this Agreement, and each Pledgor jointly and severally agrees to reimburse the Collateral Agent on demand for any reasonable payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 3.03(e) shall be interpreted as excusing any Pledgor from the performance of, or imposing any obligation on the Collateral Agent or any Indenture Secured Party to cure or perform, any covenants or other promises of any Pledgor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Noteholder Documents.

          (f) Each Pledgor (rather than the Collateral Agent or any Indenture Secured Party) shall remain liable for the observance and performance of all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral and each Pledgor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Indenture Secured Parties from and against any and all liability for such performance.
          (g) None of the Pledgors shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral, except as permitted by the Indenture and the other provisions hereof. None of the Pledgors shall make or permit to be made any transfer of the Article 9 Collateral and each Pledgor shall remain at all times in possession of the Article 9 Collateral owned by it, except as permitted by the Indenture and the other provisions hereof.
          (h) None of the Pledgors will, without the Collateral Agent’s prior written consent (which consent shall not be unreasonably withheld), grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with prudent business practices or as otherwise permitted under the Indenture.
          (i) Subject to the Intercreditor Agreement, each Pledgor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Pledgor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Pledgor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. Subject to the Intercreditor Agreement, in the event that any Pledgor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or under the Indenture or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Pledgors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent reasonably deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 3.03(i), including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Pledgors to the Collateral Agent and shall be additional Noteholder Claims secured hereby.
          Section 3.04. Other Actions. Subject to the terms of the Intercreditor Agreement, in order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, for the ratable benefit of the Indenture Secured Parties, the Collateral Agent’s security interest in the Article 9 Collateral, each Pledgor agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

          (a) Instruments and Tangible Chattel Paper. If any Pledgor shall at any time hold or acquire any Instruments (other than checks received and processed in the ordinary course of business) or Tangible Chattel Paper evidencing an amount in excess of $5.0 million, such Pledgor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.
          (b) Investment Property. Except to the extent otherwise provided in Article II, if any Pledgor shall at any time hold or acquire any Certificated Security, such Pledgor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably specify. If any security of a domestic issuer now owned or hereafter acquired by any Pledgor is uncertificated and is issued to such Pledgor or its nominee directly by the issuer thereof, such Pledgor shall promptly notify the Collateral Agent of such uncertificated securities and (i) upon the Collateral Agent’s reasonable request or (ii) upon the occurrence and during the continuance of an Event of Default, such Pledgor shall either (x) cause the issuer to agree to comply with instructions from the Collateral Agent as to such security, without further consent of any Pledgor or such nominee, or (y) cause the issuer to register the Collateral Agent as the registered owner of such security.
          (c) Commercial Tort Claims. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $5.0 million, such Pledgor shall promptly notify the Collateral Agent thereof in a writing signed by such Pledgor, including a summary description of such claim, and grant to the Collateral Agent in writing a security interest therein and in the proceeds thereof, all under the terms and provisions of this Agreement.
          Section 3.05. Covenants Regarding Patent, Trademark and Copyright Collateral. Except as permitted by the Indenture: (a) Each Pledgor agrees that it will not knowingly do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any Patent that is material to the normal conduct of such Pledgor’s business may become prematurely invalidated, abandoned, lapsed or dedicated to the public, and agrees that it shall take commercially reasonable steps with respect to any material products covered by any such Patent as necessary and sufficient to establish and preserve its rights under applicable patent laws.
          (b) Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each material Trademark necessary to the normal conduct of such Pledgor’s business, (i) maintain such Trademark in full force free from any adjudication of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of federal or foreign registration or claim of trademark or service mark as required under applicable law and (iv) not knowingly use or knowingly permit its licensees’ use of such Trademark in violation of any third-party rights.
          (c) Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each work covered by a material Copyright necessary to the normal conduct of such Pledgor’s business that it publishes, displays and distributes, use a copyright notice as necessary and sufficient to establish and preserve its rights under applicable copyright laws.
          (d) Each Pledgor shall notify the Collateral Agent promptly if it knows that any Patent, Trademark or Copyright material to the normal conduct of such Pledgor’s business may imminently become abandoned, lapsed or dedicated to the public, or of any materially adverse determination or development, excluding office actions and similar determinations or developments in the United States Patent and Trademark Office, United States Copyright Office, any court or any similar office of any country, regarding such Pledgor’s ownership of any such material Patent, Trademark or Copyright or its right to register or to maintain the same.
          (e) Each Pledgor, either itself or through any agent, employee, licensee or designee, shall (i) inform the Collateral Agent on an annual basis of each application by itself, or through any agent, employee, licensee or designee, for any Patent with the United States Patent and Trademark Office and each registration of any Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country filed during the preceding twelve-month period, and (ii) upon the reasonable request of the Collateral Agent, execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in such Patent, Trademark or Copyright.
          (f) Each Pledgor shall exercise its reasonable business judgment consistent with the practice in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country with respect to maintaining and pursuing each application relating to any Patent, Trademark and/or Copyright (and obtaining the relevant grant or registration) material to the normal conduct of such Pledgor’s business and to maintain (i) each issued Patent and (ii) the registrations of each Trademark and each Copyright that is material to the normal conduct of such Pledgor’s business, including, when applicable and necessary in such Pledgor’s reasonable business judgment, timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if any Pledgor believes necessary in its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.
          (g) In the event that any Pledgor knows or has reason to know that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the normal conduct of its business has been or is about to be materially infringed, misappropriated or diluted by a third party, such Pledgor shall promptly notify the Collateral Agent and shall, if such Pledgor deems it necessary in its reasonable business judgment, promptly sue and recover any and all damages, and take such other actions as are reasonably appropriate under the circumstances.
          Section 3.06. Further Assurances; Additional Security
          (a) Each Pledgor agrees to execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages and other documents and recordings of Liens in stock registries), that may be required under any applicable law, or that the Collateral Agent may reasonably request, to satisfy the Collateral Requirement and to cause the Collateral Requirement to be and remain satisfied, all at the expense of the Issuer and provide to the Collateral Agent, from time to time upon reasonable request, evidence as to the perfection and priority of the Liens created or intended to be created by this Agreement and the other Noteholder Documents.
          (b) If any asset (including any owned Real Property (other than owned Real Property covered by paragraph (c) below) or improvements thereto or any interest therein) that has an individual fair market value in an amount greater than $5.0 million is acquired by the Issuer or any other Pledgor after the Issue Date or owned by an entity at the time it becomes a Pledgor (in each case other than (x) assets constituting Collateral under a Security Document that become subject to the Lien of such Security Document upon acquisition thereof and (y) assets that are not required to become subject to Liens in favor of the Collateral Agent pursuant to clause (f) below or the Security Documents) the Issuer will (i) notify the Collateral Agent thereof and (ii) cause such asset to be subjected to a Lien securing the Noteholder Claims and take, and cause the other Pledgors to take, such actions as shall be necessary or reasonably requested by the Collateral Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section 3.06, all at the expense of the Issuer, subject to paragraph (f) below.
          (c) The Issuer or the applicable Pledgors shall promptly notify the Collateral Agent of the acquisition of, and grant and cause each of the other applicable Pledgors to grant to the Collateral Agent security interests and mortgages in, such owned Real Property of the Issuer or any such Pledgor, to the extent acquired after the Issue Date and having a value at the time of acquisition in excess of $5.0 million, pursuant to a mortgage, deed of trust or similar agreement and constituting valid and enforceable Liens subject to no other Liens except Permitted Liens at the time of perfection thereof, record or file, and cause each such other applicable Pledgor to record or file, such mortgage or instruments related thereto in such manner and in such places as is required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent granted pursuant to such mortgage or instrument and pay, and cause each such other applicable Pledgor to pay, in full, all taxes, fees and other charges payable in connection therewith, in each case subject to paragraph (f) below.
          (d) If any additional direct or indirect Subsidiary of the Issuer is formed or acquired after the Issue Date (with any Subsidiary redesignation resulting in an Unrestricted Subsidiary becoming a Restricted Subsidiary being deemed to constitute the acquisition of a Subsidiary) and if such Subsidiary is a Guarantor under the Indenture, within five Business Days after the date such Subsidiary is formed or acquired, notify the Collateral Agent and the Holders thereof and, within 20 Business Days after the date such Subsidiary is formed or acquired or such longer period as the Collateral Agent shall agree, cause the Collateral Requirement to be satisfied with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Pledgor, subject to paragraph (f) below.
          (e) If any additional Foreign Subsidiary of the Issuer is formed or acquired after the Issue Date (with any Subsidiary redesignation resulting in an Unrestricted Subsidiary becoming a Restricted Subsidiary being deemed to constitute the acquisition of a Subsidiary) and if such Subsidiary is a “first tier” Foreign Subsidiary, within five Business Days after the date such Foreign Subsidiary is formed or acquired, notify the Collateral Agent and the Holders thereof and, within 20 Business Days after the date such Foreign Subsidiary is formed or acquired (or such longer period as the Credit Agreement Agent shall agree), cause the Collateral a Requirement to be satisfied with respect to any Equity Interest in such Foreign Subsidiary owned by or on behalf of any Pledgor, subject to paragraph (f) below.
          (f) The Collateral Requirement and the other provisions of this Section 3.06 need not be satisfied with respect to (i) any interests in Real Property held by the Issuer or any of its Subsidiaries as a lessee under a lease or that has an individual fair market value in an amount less than $5.0 million, (ii) any vehicle, (iii) cash, deposit accounts and securities accounts, (iv) any Equity Interests (other than in the case of any person which is a Restricted Subsidiary, Equity Interests in such person issued or acquired after such person became a Restricted Subsidiary) if, and to the extent that, and for so long as (A) doing so would violate applicable law or a contractual obligation binding on such Equity Interests and (B) with respect to contractual obligations applicable to Equity Interests acquired after May 29, 2007, such obligation existed at the time of the acquisition thereof and was not created or made binding on such Equity Interests in contemplation of or in connection with the acquisition of such Restricted Subsidiary, (v) any other assets to the extent that, and for so long as, taking such actions would violate applicable law or an enforceable contractual obligation binding on such assets, provided, in the case of contractual obligations applicable to assets acquired after May 29, 2007, that such contractual obligation existed at the time of the acquisition thereof and was not created or made binding on such assets in contemplation or in connection with the acquisition of such assets (except in the case of assets acquired with Indebtedness permitted pursuant to Section 4.09(b)(iv) of the Indenture that is secured by a Permitted Lien) or (vi) assets covered by a certificate of title or ownership title to the extent that a Lien therein cannot be perfected by the filing of a UCC financing statement in the jurisdiction of organization of the Issuer or the applicable Pledgor; provided, that, upon the reasonable request of the Collateral Agent, the Issuer shall, and shall cause any applicable Restricted Subsidiary to, use commercially reasonable efforts to have waived or eliminated any contractual obligation of the types described in clauses (iv) and (v) above. Further, the Security Interest shall not be required to be perfected in any other assets to the extent the Credit Agreement Agent has not perfected a security interest therein.
ARTICLE IV
REMEDIES
          Section 4.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default and subject to the Intercreditor Agreement, each Pledgor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Pledgors to the Collateral Agent or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or a nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained with the use of commercially reasonable efforts, which each Pledgor hereby agrees to use) and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to the applicable Pledgor to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Pledgor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof. Upon consummation of any such sale of Collateral pursuant to this Section 4.01, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
          The Collateral Agent shall give the applicable Pledgors 10 Business Days’ written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 4.01, any Indenture Secured Party may bid for or purchase in cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Pledgor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Indenture Secured Party from any Pledgor as a credit against the purchase price, and may make payment on account thereof by using any claim then due and payable to such Indenture Secured Party from any Pledgor as a credit against the purchase price, and such Indenture Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property in accordance with Section 4.02 hereof without further accountability to any Pledgor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Noteholder Claims have been Discharged. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.
          Section 4.02. Application of Proceeds. Subject to the Intecreditor Agreement, the Collateral Agent shall promptly apply the proceeds, moneys or balances of any collection or sale of Collateral, as well as any Collateral consisting of cash, as follows: FIRST, to the payment of all costs and expenses and indemnification obligations incurred by the Collateral Agent or the Trustee in connection with such collection or sale or otherwise in connection with this Agreement, any other Noteholder Documents or any of the Noteholder Claims, including without limitation all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent or the Trustee hereunder or under any other Noteholder Document on behalf of any Pledgor, any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Noteholder Document, and all other fees, indemnities and other amounts owing or reimbursable to the Collateral Agent or the Trustee under any Noteholder Document in its capacity as such; SECOND, to the payment in full of the Noteholder Claims (the amounts so applied to be distributed among the Indenture Secured Parties pro rata in accordance with the respective amounts of the Noteholder Claims owed to them on the date of any such distribution); and THIRD, to the Issuer, its successors or assigns or as a court of competent jurisdiction may otherwise direct.
          Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

          If, after receipt of any payment which is applied to the payment of all or any part of any Noteholder Claims, the Collateral Agent, Trustee or any Holder is for any reason compelled to surrender such payment or proceeds to any person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible set-off, or a diversion of trust funds, or for any other reason, then the Noteholder Claims or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by such Collateral Agent, Trustee or Holder and the Issuer shall be liable to pay to such Collateral Agent, Trustee and the Holders, and shall indemnify the Collateral Agent, Trustee and the Holders and holds the Collateral Agent, Trustee and the Holders harmless for the amount of such payment or proceeds surrendered. The provisions of this paragraph shall be and remain effective notwithstanding any contrary action which may have been taken by the Collateral Agent, Trustee or any Holder in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Collateral Agent’s, Trustee’s and the Holders’ rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this paragraph shall survive the termination of this Agreement.
          Section 4.03. Securities Act, Etc. In view of the position of the Pledgors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar federal statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 4.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

ARTICLE V
MISCELLANEOUS
          Section 5.01. Notices. All communications and notices hereunder shall (except as otherwise permitted herein) be in writing and given as provided in Section 13.02 of the Indenture. All communications and notices hereunder to any Pledgor shall be given to it in care of the Issuer, with such notice to be given as provided in Section 13.02 of the Indenture.
          Section 5.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest in the Article 9 Collateral, the security interest in the Pledged Collateral and all obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any other Noteholder Document, any agreement with respect to any of the Noteholder Claims or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Noteholder Claims, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Noteholder Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Noteholder Claims or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Noteholder Claims or this Agreement (other than a defense of payment or performance).
          Section 5.03. Limitation By Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.
          Section 5.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such party, the Collateral Agent and the other Indenture Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Indenture. This Agreement shall be construed as a separate agreement with respect to each party and may be amended, modified, supplemented, waived or released with respect to any party without the approval of any other party and without affecting the obligations of any other party hereunder.
          Section 5.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns; provided that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent. The Collateral Agent hereunder shall at all times be the same person that is the Collateral Agent under the Indenture. Written notice of resignation by the Collateral Agent pursuant to the Indenture shall also constitute notice of resignation as the Collateral Agent under this Agreement. Upon the acceptance of any appointment as the Collateral Agent under the Indenture by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent pursuant hereto.
          Section 5.06. Collateral Agent’s Fees and Expenses; Indemnification. (a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 7.07 of the Indenture.
          (b) Without limitation of its indemnification obligations under the other Noteholder Documents, each Pledgor jointly and severally agrees to indemnify the Collateral Agent, the Trustee, the Holders, each of their respective Affiliates and each of their respective directors, trustees, officers, employees, agents and advisors (each such Person being called an “Indemnitee”) and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, (i) the execution, delivery or performance of this Agreement or any other Noteholder Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the transactions contemplated by the Indenture and hereby, (ii) the use of proceeds of the Notes or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.
          (c) Any such amounts payable as provided hereunder shall be additional Noteholder Claims secured hereby and by the other Security Documents. The provisions of this Section 5.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Noteholder Document, the consummation of the transactions contemplated hereby, the repayment of any of the Noteholder Claims, the invalidity or unenforceability of any term or provision of this Agreement or any other Noteholder Document, or any investigation made by or on behalf of the Collateral Agent or any other Indenture Secured Party. All amounts due under this Section 5.06 shall be payable on written demand therefor. All obligations of each Pledgor under this Section 5.06 shall survive termination of this Agreement.
          Section 5.07. Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints the Collateral Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Subject to the Intercreditor Agreement, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Pledgor, (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral, (d) to sign the name of any Pledgor on any invoice or bill of lading relating to any of the Collateral, (e) to send verifications of Accounts to any Account Debtor, (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (g) to settle, compromise, compound, adjust or  defend any actions, suits or proceedings relating to all or any of the Collateral and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Indenture Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
          Section 5.08. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
          Section 5.09. Waivers; Amendment. (a) No failure or delay by the Collateral Agent or any Holder in exercising any right, power or remedy hereunder or under any other Noteholder Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Collateral Agent and the Holders hereunder and under the other Noteholder Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Pledgor or Pledgors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with the Indenture.
          Section 5.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER NOTEHOLDER DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.
          Section 5.11. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Noteholder Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
          Section 5.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 5.04 hereof. Delivery of an executed counterpart to this Agreement by facsimile transmission or electronic mail shall be as effective as delivery of a manually signed original.
          Section 5.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
          Section 5.14. Jurisdiction; Consent to Service of Process. (a) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Noteholder Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any Holder may otherwise have to bring any action or proceeding relating to this Agreement or any other Noteholder Document against any Pledgor, or its properties, in the courts of any jurisdiction.
          (b) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Noteholder Document in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          Section 5.15. Termination or Release. (a) Subject to the terms of the Intercreditor Agreement, this Agreement, the pledges made herein, the Security Interest and all other security interests granted hereby shall terminate when all the Noteholder Claims (other than contingent or unliquidated obligations or liabilities not then due) have been Discharged.
          (b) Subject to the terms of the Intercreditor Agreement, a Pledgor (other than the Issuer) shall automatically be released from its obligations hereunder and the security interests in the Collateral of such Pledgor shall be automatically released upon the consummation of any transaction permitted by the Indenture as a result of which such Pledgor ceases to be a Restricted Subsidiary of the Issuer or otherwise ceases to be a Guarantor; provided that such portion of the Holders as shall be required by the terms of the Indenture to have consented to such transaction (to the extent such consent is required by the Indenture) shall have consented thereto and the terms of such consent did not provide otherwise.
          (c) Subject to the terms of the Intercreditor Agreement, upon any sale or other transfer by any Pledgor of any Collateral that is permitted under the Indenture to any person that is not a Pledgor, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to the Indenture, the security interest in such Collateral shall be automatically released.
          (d) Upon the transfer by any Pledgor of Equity Interests in a “first tier” Foreign Subsidiary or “first tier” Qualified CFC Holding Company to a “first tier” Foreign Subsidiary or “first tier” Qualified CFC Holding Company in a transaction permitted under the Indenture and subject to the terms of the Intercreditor Agreement, the pledge of Equity Interests so transferred shall be automatically released.
          (e) Subject to the terms of the Intercreditor Agreement, upon the release of any property or assets securing the Senior Lender Claims (including all commitments and letters of credit thereunder), the Security Interest and all other security interests granted hereby shall be automatically released; provided, however, that if the Issuer or any Pledgor subsequently incurs Senior Lender Claims that are secured by liens on property or assets of the Issuer or any Pledgor of the type constituting the Collateral and the related Liens are incurred in reliance on clause 6(C) of the definition of Permitted Liens, then the Issuer and its Restricted Subsidiaries shall reinstitute the Security Interest and any other security interests granted hereby, which, in the case of any subsequent Senior Lender Claims will be second-priority Liens on the Collateral securing such Senior Lender Claims to the same extent provided by the Security Documents and on the terms and conditions of the security documents relating to such Senior Lender Claims, with the second-priority Lien held by either the administrative agent, collateral agent or other representative for such Senior Lender Claims or by a collateral agent or other representative designated by the Issuer to hold the second-priority Liens for the benefit of the Holders of the Notes and subject to an intercreditor agreement providing such administrative agent or collateral agent substantially the same rights and powers afforded under the Intercreditor Agreement.
          (f) In connection with any termination or release pursuant to paragraphs (a) through (e) of this Section 5.15, the Collateral Agent shall execute and deliver to any Pledgor, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release (including, without limitation, UCC termination statements) and will duly assign and transfer to such Pledgor such of the Pledged Collateral that may be in the possession of the Collateral Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement; provided that the Collateral Agent shall not be required to take any action under this Section 5.15(f) unless such Pledgor shall have delivered to the Collateral Agent together with such request, which may be incorporated into such request, (i) a reasonably detailed description of the Collateral, which in any event shall be sufficient to effect the appropriate termination or release without affecting any other Collateral, and (ii) a certificate of a Responsible Officer of the Issuer or such Pledgor certifying that the transaction giving rise to such termination or release is permitted by the Indenture and was consummated in compliance with the Noteholder Documents. Any execution and delivery of documents pursuant to this Section 5.15 shall be without recourse to or warranty by the Collateral Agent.
          Section 5.16. Additional Subsidiaries. Upon execution and delivery by the Collateral Agent and any Subsidiary that is required to become a party hereto by Section 3.06 hereof of an instrument in the form of Exhibit I hereto, such Subsidiary shall become a Pledgor hereunder with the same force and effect as if originally named as a Pledgor herein. The execution and delivery of any such instrument shall not require the consent of any other party to this Agreement. The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new party to this Agreement.
ARTICLE VI
INTERCREDITOR AGREEMENT
          Section 6.01. Intercreditor Agreement Controls. Notwithstanding anything herein to the contrary, the lien and security interests granted to the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.
          Section 6.02. Discharge. Notwithstanding anything herein to the contrary, for so long as a Discharge of Senior Lender Claims shall not have occurred and the Senior Lender Documents shall require the delivery of possession and control to the First Priority Designated

Agent of Collateral, any covenant hereunder requiring (or any representation or warranty hereunder to the extent that it would have the effect of requiring) the delivery of possession and control to the Collateral Agent of Collateral shall be deemed to have been satisfied (or, in the case of any representation and warranty, shall be deemed to be true) if, prior to the Discharge of Senior Lender Claims, such possession or control shall have been delivered to the First Priority Designated Agent, as provided in the Intercreditor Agreement.
ARTICLE VII
THE COLLATERAL AGENT
          The Collateral Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, the Collateral Agent:
     (a) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;
     (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Collateral Agent is required to exercise as directed in writing by the Trustee; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability, or for which it is not indemnified to its satisfaction, or that is contrary to this Agreement, applicable law;
     (c) shall not be liable for any action taken or not taken by it (1) with the consent or at the request of any Indenture Secured Party or (2) in the absence of its own gross negligence or willful misconduct or (3) in reliance on a certificate of an authorized officer of the Issuer stating that such action is permitted by the terms of this Agreement;
     (d) shall not be responsible for or have any duty to ascertain or inquire into (1) any statement, warranty or representation made in or in connection with this Agreement, (2) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (3) the performance or observance by any other Person of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (4) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Interest, (5) the value or the sufficiency of any Collateral or (6) the satisfaction of any condition set forth in any agreement, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.
          In addition:

     (a) The duties and obligations of the Collateral Agent shall be determined solely by the express provisions of this Agreement and the Collateral Agent shall not be liable except for the performance of such duties and obligations as are specifically set out in this Agreement. The Collateral Agent shall be under no liability to any party hereto by reason of any failure on the part of any other party hereto or any maker, guarantor, endorser or other signatory of any document or any other Person to perform such Person’s obligations under any such document.
     (b) The Collateral Agent shall not be responsible in any manner for the validity, enforceability or sufficiency of this Agreement, the Security Interest or any Collateral delivered to it, or for the value or collectability of any Obligations or other instrument, if any, so delivered, or for any representations made or obligations assumed by any party other than the Collateral Agent. The Collateral Agent shall not be bound to examine or inquire into or be liable for any defect or failure in the right or title of the Issuer to all or any of the assets whether such defect or failure was known to the Collateral Agent or might have been discovered upon examination or inquiry and whether capable of remedy or not.
     (c) The Collateral Agent shall not be responsible for any unsuitability, inadequacy, expiration or unfitness of any security interest created hereunder or pursuant to any other document pertaining to this matter nor shall it be obligated to make any investigation into, and shall be entitled to assume, the adequacy and fitness of any security interest created hereunder or pursuant to any other document pertaining to this matter.
     (d) The Collateral Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith.
     (e) The Collateral Agent may seek the advice, at the expense of the Issuer, of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder or under any document or applicable law, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the advice or written opinion of such counsel.
     (f) The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, approval or other paper or document.
     (g) In no event shall the Collateral Agent be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if such loss or damage was foreseeable or it has been advised of the likelihood of such loss or damage and regardless of the form of action.
     (h) In no event shall the Collateral Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, strikes, work stoppages, civil or military disturbances, nuclear or natural catastrophes, fire, riot, embargo, loss or malfunctions of utilities, communications or computer (software and hardware) services, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Agreement.
     (i) The Collateral Agent shall be entitled to seek written directions from the Trustee prior to taking any action under this Agreement, or any Collateral instrument or any of the other Loan Documents.
     (j) The Collateral Agent shall have no responsibility for or liability with respect to monitoring compliance of any other party to this Agreement or any other document related hereto or thereto. The Collateral Agent has no duty to monitor the value or rating of any Collateral on an ongoing basis.
     (k) No provision of this Agreement shall require the Collateral Agent to expend, advance or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder unless it is indemnified to its satisfaction and the Collateral Agent shall have no liability to any person for any loss occasioned by any delay in taking or failure to take any such action while it is awaiting an indemnity satisfactory to it.
     (l) Whenever in the administration of this Agreement the Collateral Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Collateral Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, may conclusively rely upon instructions from the Trustee.
     (m) The Collateral Agent may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of, or information obtained from, any counsel, accountant, investment banker, appraiser or other expert or adviser, whether retained or employed by the Trustee or by the Collateral Agent.
     (n) The Collateral Agent may employ or retain such counsel, accountants, sub-agent, agent or attorney in fact, appraisers or other experts or advisers as it may reasonably require for the purpose of determining and discharging its rights and duties hereunder and shall not be responsible for the actions of any parties it appoints with due care.
     (o) The Collateral Agent may request that the Issuer or other parties deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement.
     (p) Money held by the Collateral Agent in trust hereunder need not be segregated from other funds except to the extent required by law. The Collateral Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing.

     (q) Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. All such duties shall be the duty of the Issuer. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords similar collateral and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee.
     (r) The Collateral Agent shall have no duty to ascertain or inquire as to or monitor the performance or observance of any of the terms of the Indenture, this Agreement or documents by any other Person.
     (s) The Issuer shall defend, indemnify, and hold harmless the Collateral Agent (which for purposes of this paragraph (s) shall be deemed to include its officers, directors, employees and agents) from and against any claims, demands, penalties, fines, liabilities, settlements, damages or reasonable costs or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of the following in respect of the Collateral: (w) the presence, disposal, release, or threatened release of any Hazardous Materials which are on, from, or affecting the soil, water, vegetation, buildings, personal property, persons or animals; (x) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (y) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, and/or (z) any violation of laws, orders, regulations, requirements or demands of government authorities, which are based upon or in any way related to such Hazardous Materials including, reasonable attorney and consultant fees and expenses, reasonable investigation and laboratory fees, court costs, and reasonable litigation expenses, except, in each case, where such claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses arise solely from the gross negligence, bad faith or willful misconduct of the Collateral Agent as determined in a final, non-appealable order of a court of competent jurisdiction. For purposes of this paragraph, “Hazardous Materials” includes radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances defined in the U.S. Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. §9601, et. seq.) (“CERCLA”), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 5108, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other Federal, state or local environmental law, ordinance, rule, or regulation. The provisions of this paragraph shall be in addition to any and all other obligations and liabilities Holdings may have to the Collateral Agent at common law, and shall survive the termination of this Agreement, and the resignation or removal of the Trustee.

     (t) The Collateral Agent reserves the right to conduct an environmental audit prior to foreclosing on any real estate Collateral or mortgage Collateral. The Collateral Agent reserves the right to forebear from foreclosing in its own name if to do so may expose it to undue risk.
     (u) Upon any payment or distribution of assets hereunder, the Collateral Agent, and the Indenture Secured Parties shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which an Insolvency or Liquidation Proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution in the Insolvency or Liquidation Proceeding, delivered to the Collateral Agent, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto.
     (v) In the event that, following a foreclosure in respect of any mortgaged Real Property, the Collateral Agent acquires title to any portion of such mortgaged Real Property or takes any managerial action of any kind in regard thereto in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Agent’s sole discretion may cause the Collateral Agent to be considered an “owner or operator” under the provisions of CERCLA or otherwise cause the Collateral Agent to incur liability under CERCLA or any other Federal, state or local law, the Collateral Agent reserves the right, instead of taking such action, to either resign as Collateral Agent or arrange for the transfer of the title or control of the asset to a court-appointed receiver.
     (w) The rights and protections of the Collateral Agent set forth herein shall also be applicable to the Collateral Agent in its roles as mortgagee, beneficiary, pledgee or any of its other roles (including as Collateral Agent) under any documents related to the Collateral.
     (x) Nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of any Noteholder Document or any Collateral except as expressly set forth herein or therein.
     (y) The Collateral Agent may resign at any time by giving written notice thereof to the Issuer and the Trustee, provided that no such resignation shall take effect until a successor Collateral Agent has been appointed and has agreed to act as such under this Agreement. Upon any such resignation, the Issuer shall promptly (and no later than within 30 days) appoint a successor to the Collateral Agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations. After any retiring Collateral Agent’s resignation as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent. If the Issuer fails to appoint a successor Collateral Agent within 30 days, the Collateral Agent may petition a court of competent jurisdiction to do so.

     (z) The Collateral Agent may act through its agents and attorneys and shall not be liable for the acts or omissions of any such agent or attorney appointed with due care by it hereunder.
     (aa) No failure to exercise nor any delay in exercising on the part of the Collateral Agent, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise or any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.
[Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

CLAIRE’S STORES, INC.
By:
Name:
Title:

CLAIRE’S BOUTIQUES, INC. CSI CANADA LLC CLAIRE’S PUERTO RICO CORP. CBI DISTRIBUTING CORP. CLAIRE’S CANADA CORP. BMS DISTRIBUTING CORP.
By:
Name:
Title:

[Collateral Agreement]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent
By:
Name:
Title:

[Collateral Agreement]

ACKNOWLEDGEMENT AND CONSENT
March 4, 2011
          The undersigned hereby acknowledges receipt of a copy of the Collateral Agreement dated as of March 4, 2011 (the “Agreement”), made by the Pledgors parties thereto for the benefit of The Bank of New York Mellon Trust Company, N.A., as Collateral Agent. The undersigned agrees for the benefit of the Collateral Agent and the Holders as follows:
          The undersigned acknowledges that its Equity Interests (as defined in the Agreement) have been pledged pursuant to the terms of the Agreement and will comply with all actions that may be required of it pursuant to Section 2.05 and 2.04(b) of the Agreement.
[Signature on the following page]
[Acknowledgement and Consent]

          IN WITNESS WHEREOF, the undersigned has duly executed this acknowledgement and consent as of the first date written above.

CLAIRE’S STORES CANADA CORP.
By:
Name:
Title:

Address for Notices:

Fax:
[Acknowledgement and Consent]

EXHIBIT G
FORM OF SECOND LIEN TRADEMARK SECURITY AGREEMENT TO BE DELIVERED IN CONNECTION WITH THE ASSUMPTION
          SECOND LIEN TRADEMARK SECURITY AGREEMENT (as amended, restated, supplemented, waived or otherwise modified from time to time) (this “Agreement”), dated as of March 4, 2011, between CBI Distributing Corp., a Delaware corporation (the “Grantor”), and The Bank of New York Mellon Trust Company, N.A., as collateral agent for the Indenture Secured Parties (as hereinafter defined) (in such capacity, the “Collateral Agent”).
          Reference is made to (x) the Collateral Agreement dated March 4, 2011 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Security Agreement”) among Claire’s Stores, Inc., a Florida corporation (the “Issuer”), the other Pledgors (as defined below) party thereto from time to time, and the Collateral Agent, and (y) the Indenture dated as of March 4, 2011, among Claire’s Escrow Corporation, a Delaware corporation (“Claire’s Escrow”), and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”) and Collateral Agent, as supplemented by the Supplemental Indenture dated March 4, 2011 among the Issuer, the Issuer’s Subsidiaries named therein and the Trustee and Collateral Agent (such agreement, as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”).
          The Issuer and each other Pledgor (including the Grantor) will receive substantial benefits from the execution, delivery and performance of the obligations under the Indenture and the other Noteholder Documents and each is, therefor, willing to enter into this Agreement. This Agreement is given by the Grantor in favor of the Collateral Agent for the benefit of the Indenture Secured Parties to secure the payment and performance of all of the Noteholder Claims (as hereinafter defined).
          Accordingly the parties hereto agree as follows:
          SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings specified in the Security Agreement. The rules of construction specified in Section 1.02 of the Security Agreement also apply to this Agreement.
          SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Noteholder Claims, the Grantor, pursuant to the Security Agreement, did and hereby does grant to the Collateral Agent, its successors and assigns, for the benefit of the Indenture Secured Parties, a security interest in, all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Trademark Collateral”):
     (a) all trademarks, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof (except for “intent to use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an

G-1

Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of the Lanham Act has been filed, to the extent that, and solely during the period for which, any assignment of an “intent to use” application prior to such filing would violate the Lanham Act), and all renewals thereof, including those listed on Schedule I (the “Trademarks”);
     (b) all goodwill associated with or symbolized by the Trademarks;
     (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing; and
     (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.
          SECTION 3. Security Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Security Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Trademark Collateral are more fully set forth in the Security Agreement, the terms and provisions of which, including without limitation, all rights, privileges, protections, benefits, immunities and indemnities provided the Collateral Agent, are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.
          SECTION 4. Choice of Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
          SECTION 5. Intercreditor Agreement Controls. Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted to Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), as collateral agent (and its permitted successors), for the benefit of the secured parties referred to below, pursuant to the Guarantee and Collateral Agreement dated as of May 29, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time), from the Issuer and the other “Pledgors” referred to therein, in favor of Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), as collateral agent for the benefit of the secured parties referred to therein, and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement dated as of March 4, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), by and among Credit Suisse AG, Cayman Islands Branch, in its capacity as Credit Agreement Agent, The Bank of New York Mellon Trust Company, N.A., as Trustee and Collateral Agent, Claire’s Inc., the Issuer and the Subsidiaries party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this agreement, the terms of the Intercreditor Agreement shall govern.

G-2

          IN WITNESS WHEREOF, the Grantor and the Indenture Secured Parties have caused this Agreement to be duly executed and delivered as of the date first written above.

CBI DISTRIBUTING CORP.

By:

Name:
Title
[Second Lien Trademark Security Agreement]

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Collateral Agent

By:

Name:
Title
[Second Lien Trademark Security Agreement]

Schedule I
Trademark Registrations

Trademark	Reg. No.	Owner	Classes	Status
...IT’S AT CLAIRE’S	3,817,929	CBI Distributing Corp.	35	Registered
C Swirl	3,512,546	CBI Distributing Corp.	4, 14, 16, 20, 26	Registered
CLAIRE	2,813,344	CBI Distributing Corp.	28	Registered
CLAIRE’S	2,908,860	CBI Distributing Corp.	20	Registered
CLAIRE’S	2,978,984	CBI Distributing Corp.	16	Registered
CLAIRE’S	2,967,212	CBI Distributing Corp.	20	Registered
CLAIRE’S	2,908,861	CBI Distributing Corp.	26	Registered
CLAIRE’S	3,190,840	CBI Distributing Corp.	21	Registered
CLAIRE’S	3,190,839	CBI Distributing Corp.	35	Registered
CLAIRE’S	2,925,470	CBI Distributing Corp.	25	Registered
CLAIRE’S	1,891,172	CBI Distributing Corp.	25	Registered
CLAIRE’S	2,919,171	CBI Distributing Corp.	21	Registered
CLAIRE’S	2,951,866	CBI Distributing Corp.	3	Registered
CLAIRE’S	2,908,858	CBI Distributing Corp.	11	Registered
CLAIRE’S	2,908,859	CBI Distributing Corp.	16	Registered
CLAIRE’S	2,996,103	CBI Distributing Corp.	14	Registered
CLAIRE’S	2,908,857	CBI Distributing Corp.	9	Registered
CLAIRE’S	2,900,024	CBI Distributing Corp.	24	Registered
CLAIRE’S	2,974,652	CBI Distributing Corp.	35	Registered
CLAIRE’S	1,890,335	CBI Distributing Corp.	42	Registered
CLAIRE’S	1,925,359	CBI Distributing Corp.	14	Registered
CLAIRE’S	3,319,826	CBI Distributing Corp.	3	Registered
CLAIRE’S	1,929,317	CBI Distributing Corp.	5	Registered
CLAIRE’S ACCESSORIES	1,946,557	CBI Distributing Corp.	42	Registered
CLAIRE’S ACCESSORIES	1,956,047	CBI Distributing Corp.	42	Registered
CLAIRE’S ACCESSORIES & Design	2,294,937	CBI Distributing Corp.	35	Registered
CLAIRE’S BOUTIQUES & Design	1,514,045	CBI Distributing Corp.	42	Registered
CLAIRE’S CLUB	2,908,867	CBI Distributing Corp.	20	Registered
CLAIRE’S CLUB	2,908,191	CBI Distributing Corp.	26	Registered
CLAIRE’S CLUB	2,908,868	CBI Distributing Corp.	25	Registered
CLAIRE’S CLUB	2,908,863	CBI Distributing Corp.	9	Registered
CLAIRE’S CLUB	2,908,862	CBI Distributing Corp.	3	Registered
CLAIRE’S CLUB	3,343,775	CBI Distributing Corp.	35	Registered
CLAIRE’S CLUB	2,908,866	CBI Distributing Corp.	18	Registered
CLAIRE’S CLUB	2,908,865	CBI Distributing Corp.	14	Registered
CLAIRE’S CLUB	2,992,613	CBI Distributing Corp.	21	Registered
CLAIRE’S CLUB	2,908,864	CBI Distributing Corp.	11	Registered
CLAIRE’S ETC.	2,064,149	CBI Distributing Corp.	42	Registered
[Second Lien Trademark Security Agreement]

Trademark	Reg. No.	Owner	Classes	Status
CLAIRE’S ETC.	2,065,959	CBI Distributing Corp.	42	Registered
CLAIRE’S (logo)	3,602,239	CBI Distributing Corp.	35	Registered
CLAIRE’S (stylized)	2,623,039	CBI Distributing Corp.	35	Registered
ICING	3,743,653	CBI Distributing Corp.	3, 9, 14, 18, 20, 25, 26, 35	Registered
ICING BY CLAIRE’S	3,050,863	CBI Distributing Corp.	35	Registered
ICING BY CLAIRE’S	3,475,495	CBI Distributing Corp.	14	Registered
THE ICING	3,461,876	CBI Distributing Corp.	35	Registered
THE ICING	1,466,727	CBI Distributing Corp.	35	Registered
THE ICING	2,762,642	CBI Distributing Corp.	35	Registered
THE ICING ACCESSORIES & Design	2,234,841	CBI Distributing Corp.	35	Registered
SENSITIVE SOLUTIONS	1,951,435	CBI Distributing Corp.	14	Registered
WHERE GETTING READY IS HALF THE FUN	2,664,513	CBI Distributing Corp.	35	Registered
WHERE THROWING A PARTY IS ALL THE FUND	3,136,920	CBI Distributing Corp.	41	Registered
BEE WHO YOU WANNA BE	2,888,867	CBI Distributing Corp.	35	Registered
[Second Lien Trademark Security Agreement]

EXHIBIT H
FORM OF INTERCREDITOR AGREEMENT TO BE DELIVERED IN CONNECTION WITH THE ASSUMPTION
          THIS INTERCREDITOR AGREEMENT is dated as of March 4, 2011, among (i) CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (f/k/a Credit Suisse, Cayman Islands Branch), in its capacity as Credit Agreement Agent, and each Other First Lien Obligations Agent from time to time party hereto, each in its capacity as First Lien Agent, (ii) THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee and collateral agent, and each collateral agent for any Future Second Lien Indebtedness from time to time party hereto, each in its capacity as Second Priority Agent, and (iii) CLAIRE’S INC., a Delaware corporation (“Holdings”), CLAIRE’S STORES, INC., a Florida corporation (the “Company”), and each Subsidiary of the Company listed on Schedule I hereto or that becomes a party hereto pursuant to Section 8.21 below.
          A. The Company is party to the Credit Agreement dated as of May 29, 2007 (as amended, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Holdings, the Company, the lenders and other parties party thereto from time to time, and Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), as administrative agent for the lenders. The Obligations pursuant to the Credit Agreement has been designated by the Company as Senior Lender Claims hereunder.
          B. The Company is party to the Indenture dated as of March 4, 2011, among Claire’s Escrow Corporation, a Delaware corporation (“Claire’s Escrow”), and The Bank of New York Mellon Trust Company, N.A., as Trustee, as supplemented by the Supplemental Indenture dated March 4, 2011 among Claire’s Escrow, the Company, the Company’s Subsidiaries named therein and the Trustee (such agreement, as amended, amended and restated, supplemented or otherwise modified from time to time, the “Second Priority Senior Secured Notes Indenture”). The Obligations of the Company and certain of the Company’s Subsidiaries under the Second Priority Senior Secured Notes Indenture, the Notes and the other Noteholder Documents constitute Second Priority Claims hereunder.
          Accordingly, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
          SECTION 1. Definitions.
          1.1. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
          “Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.
          “Agreement” shall mean this Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.
          “Bankruptcy Law” shall mean Title 11 of the United States Code and any similar Federal, state or foreign law for the relief of debtors.

          “Closing Date” shall mean March 4, 2011.
          “Common Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, constituting both Senior Lender Collateral and Second Priority Collateral, including without limitation any assets in which the First Lien Agents are automatically deemed to have a Lien pursuant to the provisions of Section 2.3.
          “Company” shall have the meaning set forth in the preamble.
          “Comparable Second Priority Collateral Document” shall mean, in relation to any Common Collateral subject to any Lien created under any Senior Collateral Document, those Second Priority Collateral Documents that create a Lien on the same Common Collateral, granted by the same Grantor.
          “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “controlled” shall have meanings correlative thereto.
          “Credit Agreement” shall have the meaning set forth in the recitals.
          “Credit Agreement Agent” shall mean Credit Suisse AG, Cayman Islands Branch, in its capacity as administrative agent for the Senior Lenders under the Credit Agreement and the other Senior Lender Documents entered into pursuant to the Credit Agreement, together with its successors in such capacity.
          “Domestic Subsidiary” shall have the meaning set forth in the Term Credit Agreement.
          “DIP Financing” shall have the meaning set forth in Section 6.1.
          “Discharge of Senior Lender Claims” shall mean, except to the extent otherwise provided in Section 5.7 below, payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of (a) all Obligations in respect of all outstanding Senior Lender Claims and, with respect to letters of credit or letter of credit guaranties outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the Credit Agreement, in each case after or concurrently with the termination of all commitments to extend credit thereunder and (b) any other Senior Lender Claims that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid; provided that the Discharge of Senior Lender Claims shall not be deemed to have occurred if such payments are made with the proceeds of other Senior Lender Claims that constitute an exchange or replacement for or a refinancing of such Obligations or Senior Lender Claims. In the event the Senior Lender Claims are modified and the Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the Senior Lender Claims shall be deemed to be discharged when the final payment is made, in cash, in respect of such indebtedness and any obligations pursuant to such new indebtedness shall have been satisfied.

          “First Lien Agent” shall mean each of (a) the Credit Agreement Agent and (b) any Other First Priority Lien Obligations Agent.
          “First Lien Designated Agent” shall mean such agent or trustee as is designated “First Priority Designated Agent” by Senior Lenders holding a majority in principal amount of the Senior Lender Claims then outstanding; it being understood that as of the date of this Agreement and for so long as any Obligations under the Credit Agreement remain outstanding, the Credit Agreement Agent shall be so designated First Priority Designated Agent.
          “Future Second Lien Indebtedness” shall mean Indebtedness or Obligations (other than Noteholder Claims) of the Company and its Subsidiaries that are to be equally and ratably secured with the Noteholder Claims and are so designated by the Company as Future Second Lien Indebtedness in accordance with Section 8.22 hereof; provided, however, that such Future Second Lien Indebtedness is permitted to be so incurred in accordance with any Senior Lender Documents and any Second Priority Documents, as applicable.
          “Grantors” shall mean the Company, Holdings and each of the Company’s Subsidiaries that has executed and delivered a Second Priority Collateral Document or a Senior Collateral Document.
          “Indebtedness” shall mean and include all obligations that constitute “Indebtedness” within the meaning of the Second Priority Senior Secured Notes Indenture, the Credit Agreement or the Other First Priority Lien Obligations Credit Documents.
          “Indenture Secured Parties” shall mean the Persons holding Noteholder Claims, including the Trustee.
          “Insolvency or Liquidation Proceeding” shall mean (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of its assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.
          “Joinder Agreement” shall mean an agreement in form and substance substantially similar to Exhibit A hereto, including with appropriate adjustments as permitted by Section 8.22 hereof.
          “Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or an financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.
          “Loan Documents” means the Credit Agreement and the other “Loan Documents” as defined in the Credit Agreement.

          “Noteholder Claims” shall mean all Obligations in respect of the Notes or arising under the Noteholder Documents or any of them, including all fees and expenses of the Trustee thereunder.
          “Noteholder Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Noteholder Claim.
          “Noteholder Collateral Agreement” shall mean the Collateral Agreement dated as of March 4, 2011, among the Company, certain other Grantors and The Bank of New York Mellon Trust Company, N.A., as collateral agent, in respect of the Second Priority Senior Secured Notes Indenture, as the same may be amended, restated, supplemented or otherwise modified from time to time.
          “Noteholder Collateral Documents” shall mean the Noteholder Collateral Agreement and any other document or instrument pursuant to which a Lien is granted by any Grantor to secure any Noteholder Claims or under which rights or remedies with respect to any such Lien are governed.
          “Noteholder Documents” shall mean (a) the Second Priority Senior Secured Notes Indenture, the Notes, the Noteholder Collateral Documents and (b) any other related document or instrument executed and delivered pursuant to any Noteholder Document described in clause (a) above evidencing or governing any Obligations thereunder.
          “Notes” shall mean the Second Lien Notes and any additional notes issued under the Second Priority Senior Secured Notes Indenture by the Company, to the extent permitted by the Second Priority Senior Secured Notes Indenture, the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, any other Senior Lender Documents and any Second Priority Document, as applicable.
          “Obligations” shall mean, with respect to any Person, any payment, performance or other obligations of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any Insolvency or Liquidation Proceeding. Without limiting the generality of the foregoing, the Obligations of any Grantor under any Senior Lender Document or Second Priority Document include the obligations to pay principal, interest (including interest accrued on or accruing after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for post-filing interest is allowed in such proceeding) or premium on any Indebtedness, letter of credit commissions (if applicable), charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Grantor to reimburse any amount in respect of any of the foregoing that any Senior Lender or Second Priority Secured Party, in its sole discretion, many elect to pay or advance on behalf of such Grantor.
          “Officers’ Certificate” shall have the meaning set forth in the Second Priority Senior Secured Notes Indenture.

          “Other First Priority Lien Obligations ” means all Obligations owing under any Other First Priority Lien Obligations Document; provided, however, for the avoidance of doubt, none of the Obligations under the Credit Agreement or any other Loan Document shall constitute Other First Priority Lien Obligations.
          “Other First Priority Lien Obligations Agent ” shall mean, with respect to any Other First Priority Lien Obligations Credit Document, the Person elected, designated or appointed as the administrative agent, trustee, collateral agent or similar representative with respect to such Other First Priority Lien Obligations Credit Document by or on behalf of the holders of such Other First Priority Lien Obligations, and its respective successors in such capacity.
          “Other First Priority Lien Obligations Credit Document ” means any (a) instruments, agreements or documents evidencing debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (b) debt securities, indentures and/or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (c) instruments or agreements evidencing any other indebtedness, in each case in respect of which a First Lien Agent has become a party hereto in accordance with Section 8.22 hereof.
          “Other First Priority Lien Obligations Documents ” means each Other First Priority Lien Obligations Credit Document and each Other First Priority Lien Obligations Security Document related thereto.
          “Other First Priority Lien Obligations Security Documents ” means any security agreement or any other document now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure any Other First Priority Lien Obligations.
          “Person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.
          “Pledged Collateral” shall mean the Common Collateral in the possession of any First Lien Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code.
          “Recovery” shall have the meaning set forth in Section 6.4.
          “Required Lenders” shall mean, with respect to any Senior Lender Documents, those Senior Lenders the approval of which is required to approve an amendment or modification of, termination or waiver of any provision of or consent to any departure from such Senior Lender Documents (or would be required to effect such consent under this Agreement if such consent were treated as an amendment of the Senior Lender Documents).
          “Second Lien Notes” shall mean the Company’s 8.875% Senior Secured Second Lien Notes due 2019, issued pursuant to the Second Priority Senior Secured Notes Indenture and

any notes issued by the Company in exchange for, and as contemplated by, the Second Lien Notes and the related registration rights agreement with substantially identical terms as the Second Lien Notes.
          “Second Priority Agents” shall mean (a) the Trustee as agent for the Indenture Secured Parties and (b) the collateral agent for any Future Second Lien Indebtedness (including the Trustee).
          “Second Priority Claims” shall mean the Noteholder Claims and all other Obligations in respect of, or arising under, the Second Priority Documents, including all fees and expenses of the collateral agent for any Future Second Lien Indebtedness.
          “Second Priority Collateral” shall mean the Noteholder Collateral and all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Second Priority Claim.
          “Second Priority Collateral Agreements” shall mean the Noteholder Collateral Agreement and any comparable agreement with respect to any Future Second Lien Indebtedness.
          “Second Priority Collateral Documents” shall mean the Noteholder Collateral Documents and any other agreement, document or instrument pursuant to which a Lien is now or hereafter granted securing any Second Priority Claims or under which rights or remedies with respect to such Liens are at any time governed.
          “Second Priority Designated Agent” shall mean such agent or trustee as is designated “Second Priority Designated Agent” by Second Priority Secured Parties holding a majority in principal amount of the Second Priority Claims then outstanding; it being understood that as of the date of this Agreement and for so long as any Obligations under the Second Priority Senior Secured Notes Indenture remain outstanding, the Trustee shall be so designated Second Priority Designated Agent.
          “Second Priority Documents” shall mean the Noteholder Documents and any other document or instrument evidencing or governing any Future Second Lien Indebtedness.
          “Second Priority Lien” shall mean any Lien on any assets of the Company or any other Grantor securing any Second Priority Claims.
          “Second Priority Secured Parties” shall mean the Indenture Secured Parties and all other Persons holding any Second Priority Claims, including the collateral agent for any Future Second Lien Indebtedness.
          “Second Priority Senior Secured Notes Indenture” shall have the meaning set forth in the recitals.
          “Secured Hedge Agreements” shall mean each Swap Agreement that (i) is in effect on the Closing Date with a counterparty that is a Senior Lender or an agent or an Affiliate of a Senior Lender as of the Closing Date or (ii) is entered into after the Closing Date with any counterparty that is a Senior Lender or an agent or an Affiliate of a Senior Lender at the time such Swap Agreement is entered into.
          “Senior Collateral Agreement” shall mean the Guarantee and Collateral Agreement dated as of May 29, 2007, among the Company, Holdings, the other Grantors party thereto, and Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), as administrative agent for the secured parties referred to therein.
          “Senior Collateral Documents” shall mean the Senior Collateral Agreement, the Other First Priority Lien Obligations Security Documents and any security agreement, mortgage or other agreement, document or instrument pursuant to which a Lien is now or hereafter granted securing any Senior Lender Claims or under which rights or remedies with respect to such Lien are at any time governed.
          “Senior Lender Cash Management Obligations” shall mean, with respect to any Grantor, the due and punctual payment and performance of all obligations of such Grantor in respect of overdrafts and related liabilities owed to a Senior Lender under the Credit Agreement or any of its Affiliates (or any other Person designated by the Company as a provider of cash management services and entitled to the benefit of the Senior Collateral Agreement) and arising from cash management services (including treasury, depository, overdraft, credit or debit card, electronic funds transfer, Automated Clearing House services and other cash management arrangements).
          “Senior Lender Claims” shall mean all Obligations arising under the Credit Agreement, the Other First Priority Lien Obligations Credit Documents and any other Senior Lender Documents, whether or not such Obligations constitute Indebtedness, including, without limitation, (a) Obligations arising under Secured Hedge Agreements, (b) Senior Lender Cash Management Obligations and (c) Obligations under any credit agreement that is an exchange or replacement for or an extension, increase or refinancing of any other Senior Lender Claims. Senior Lender Claims shall include all interest and expenses accrued or accruing (or that would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the relevant Senior Lender Documents whether or not the claim for such interest or expenses is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding.
          “Senior Lender Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Senior Lender Claim.
          “Senior Lender Documents” shall mean the Loan Documents, the Other First Priority Lien Obligations Documents, the Senior Collateral Documents and each of the other agreements, documents and instruments (including each agreement, document or instrument providing for or evidencing a Senior Lender Hedging Obligation or Senior Lender Cash Management Obligation) providing for, evidencing or securing any Senior Lender Claim, including, without limitation, any Obligation under the Credit Agreement and any other related document or instrument executed or delivered pursuant to any such document at any time or otherwise evidencing or securing any Indebtedness arising under any such document.

          “Senior Lender Hedging Obligations” shall mean any Obligations under Secured Hedge Agreements.
          “Senior Lenders” shall mean the Persons holding Senior Lender Claims, including the First Lien Agents.
          “Subsidiary” shall mean any “Subsidiary” of the Company as defined in the Credit Agreement.
          “Swap Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings, the Company or any of the Subsidiaries shall be a Swap Agreement.
          “Trustee” shall mean The Bank of New York Mellon Trust Company, N.A., in its capacity as trustee under the Second Priority Senior Secured Notes Indenture and as collateral agent under the Noteholder Collateral Documents, and its successors in such capacity.
          “Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.
          1.2. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified in accordance with this Agreement, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
          SECTION 2. Lien Priorities.
          2.1. Subordination of Liens. Notwithstanding (i) the date, time, method, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted to the Second Priority Secured Parties on the Common Collateral or of any Liens granted to any First Lien Agent or Senior Lenders on the Common Collateral, (ii) any provision of the UCC, the Bankruptcy Code, or any applicable law or the Second Priority Documents or the Senior Lender Documents, (iii) whether any First Lien Agent, either directly or through agents, holds possession of, or has control over, all or any part of the Common Collateral, (iv) the fact that any such Liens may be subordinated, voided, avoided, invalidated or lapsed or (v) any other circumstance of any kind or nature whatsoever, each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, hereby agrees that: (a) any Lien on the Common Collateral securing any Senior Lender Claims now or hereafter held by or on behalf of any First Lien Agent or any Senior Lenders or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Common Collateral securing any Second Priority Claims and (b) any Lien on the Common Collateral securing any Second Priority Claims now or hereafter held by or on behalf of the Trustee or any Second Priority Secured Parties or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any Senior Lender Claims. All Liens on the Common Collateral securing any Senior Lender Claims shall be and remain senior in all respects and prior to all Liens on the Common Collateral securing any Second Priority Claims for all purposes, whether or not such Liens securing any Senior Lender Claims are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person.
          2.2. Prohibition on Contesting Liens. Each Second Priority Agent, for itself and on behalf of each applicable Second Priority Secured Party, and each First Lien Agent, for itself and on behalf of each Senior Lender in respect of which it serves as First Lien Agent, agrees that it shall not (and hereby waives any right to) take any action to challenge, contest or support any other Person in contesting or challenging, directly or indirectly, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, perfection, priority or enforceability of (a) a Lien securing any Senior Lender Claims held (or purported to be held) by or on behalf of any First Lien Agent or any of the Senior Lenders or any agent or trustee therefor in any Senior Lender Collateral or (b) a Lien securing any Second Priority Claims held (or purported to be held) by or on behalf of any Second Priority Secured Party in the Common Collateral, as the case may be; provided, however, that nothing in this Agreement shall be construed to prevent or impair the rights of any First Lien Agent or any Senior Lender to enforce this Agreement (including the priority of the Liens securing the Senior Lender Claims as provided in Section 2.1) or any of the Senior Lender Documents.
          2.3. No New Liens. So long as the Discharge of Senior Lender Claims has not occurred and subject to Section 6, each Second Priority Agent agrees, for itself and on behalf of each applicable Second Priority Secured Party, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, that it shall not acquire or hold any Lien on any assets of the Company or any other Grantor securing any Second Priority Claims that are not also subject to the first-priority Lien in respect of the Senior Lender Claims under the Senior Lender Documents. If any Second Priority Agent or any Second Priority Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any collateral that is not also subject to the first-priority Lien in respect of the Senior Lender Claims under the Senior Lender Documents, then such Second Priority Agent shall, without the need for any further consent of any party and notwithstanding anything to the contrary in any other document, be deemed to also hold and have held such lien for the benefit of the First Lien Agents as security for the Senior Lender Claims (subject to the lien priority and other terms hereof) and shall promptly notify each First Lien Agent in writing of the existence of such Lien and in any event take such actions as may be requested by any First Lien Agent to assign or release such Liens to the First Lien Agents (and/or each of its designee) as security for the applicable Senior Lender Claims.
          2.4. Perfection of Liens. Neither the First Lien Agents nor the Senior Lenders shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Common Collateral for the benefit of the Second Priority Agents and the Second Priority Secured Parties. Neither the Second Priority Agents nor the Second Priority Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Common Collateral for the benefit of the First Lien Agents and the Senior Lenders. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Lenders and the Second Priority Secured Parties and shall not impose on the First Lien Agents, the Second Priority Agents, the Second Priority Secured Parties or the Senior Lenders or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Common Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.
          2.5. Waiver of Marshalling. Until the Discharge of Senior Lender Claims, each Second Priority Agent, on behalf of itself and the applicable Second Priority Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Common Collateral or any other similar rights a junior secured creditor may have under applicable law.
          SECTION 3. Enforcement.
          3.1. Exercise of Remedies.
     (a) So long as the Discharge of Senior Lender Claims has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, (i) no Second Priority Agent or any Second Priority Secured Party will (x) exercise or seek to exercise any rights or remedies (including setoff or recoupment) with respect to any Common Collateral or any other security in respect of any applicable Second Priority Claims, or exercise any right under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Common Collateral or any other collateral by any First Lien Agent or any Senior Lender in respect of the Senior Lender Claims, the exercise of any right by any First Lien Agent or any Senior Lender (or any agent or sub-agent on their behalf) in respect of the Senior Lender Claims under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Second Priority Agent or any Second Priority Secured

Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party, of any rights and remedies relating to the Common Collateral or any other collateral under the Senior Lender Documents or otherwise in respect of Senior Lender Claims, or (z) object to the forbearance by the Senior Lenders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Common Collateral or any other collateral in respect of Senior Lender Claims and (ii) except as otherwise provided herein, each First Lien Agent and the Senior Lenders shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Common Collateral without any consultation with or the consent of any Second Priority Agent or any Second Priority Secured Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, each Second Priority Agent may file a proof of claim or statement of interest with respect to the applicable Second Priority Claims (B) each Second Priority Agent may take any action (not adverse to the prior Liens on the Common Collateral securing the Senior Lender Claims, or the rights of either First Lien Agent or the Senior Lenders to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Common Collateral and (C) each Second Priority Agent may file any pleadings, objections, motions or agreements which assert rights available to unsecured creditors of the Company or any other Grantor arising under any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law. In exercising rights and remedies with respect to the Senior Lender Collateral, each First Lien Agent and the Senior Lenders may enforce the provisions of the Senior Lender Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Common Collateral or other collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the uniform commercial code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.
     (b) So long as the Discharge of Senior Lender Claims has not occurred, each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, agrees that it will not take or receive any Common Collateral or other collateral or any proceeds of Common Collateral or other collateral in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to any Common Collateral or other collateral in respect of the applicable Second Priority Claims. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Lender Claims has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.1(a), the sole right of the Second Priority Agents and the Second Priority Secured Parties with respect to the Common Collateral or any other collateral is to hold a Lien on the Common Collateral or such other collateral in respect of the applicable Second Priority Claims pursuant to the Second Priority Documents, as applicable, for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Senior Lender Claims has occurred.
     (c) Subject to the proviso in clause (ii) of Section 3.1(a) above, (i) each Second Priority Agent, for itself and on behalf of each applicable Second Priority Secured Party, agrees that no Second Priority Agent or any Second Priority Secured Party will take any action that would hinder any exercise of remedies undertaken by any First Lien Agent or Senior Lenders with respect to the Common Collateral or any other collateral under the Senior Lender Documents, including any sale, lease, exchange, transfer or other disposition of the Common Collateral or such other collateral, whether by foreclosure or otherwise, and (ii) each Second Priority Agent, for itself and on behalf of each applicable Second Priority Secured Party, hereby waives any and all rights it or any Second Priority Secured Party may have as a junior lien creditor or otherwise to object to the manner in which any First Lien Agent or Senior Lenders seek to enforce or collect the Senior Lender Claims or the Liens granted in any of the Senior Lender Collateral, regardless of whether any action or failure to act by or on behalf of any First Lien Agent or Senior Lenders is adverse to the interests of the Second Priority Secured Parties.
     (d) Each Second Priority Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any applicable Second Priority Document shall be deemed to restrict in any way the rights and remedies of any First Lien Agent or Senior Lenders with respect to the Senior Lender Collateral as set forth in this Agreement and the Senior Lender Documents.
          3.2. Cooperation. Subject to the proviso in clause (ii) of Section 3.1(a), each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, agrees that, unless and until the Discharge of Senior Lender Claims has occurred, it will not commence, or join with any Person (other than the Senior Lenders and any First Lien Agent upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Common Collateral or any other collateral under any of the applicable Second Priority Documents or otherwise in respect of the applicable Second Priority Claims relating to the Common Collateral.
          3.3. Actions Upon Breach. If any Second Priority Secured Party, in contravention of the terms of this Agreement, in any way takes, attempts to or threatens to take any action with respect to the Common Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), this Agreement shall create an irrebuttable presumption and admission by such Second Priority Secured Party that relief against such Second Priority Secured Party by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the Senior Lenders, it being understood and agreed by each Second Priority Agent on behalf of each applicable Second Priority Secured Party that (i) the Senior Lenders’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Second Priority Secured Party waives any defense that the Grantors and/or the Senior Lenders cannot demonstrate damage and/or can be made whole by the awarding of damages.
          SECTION 4. Payments.
          4.1. Application of Proceeds. So long as the Discharge of Senior Lender Claims has not occurred, the Common Collateral and any other collateral in respect of the Second Priority Claims or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Common Collateral or other collateral upon the exercise of remedies as a secured party, shall be applied by the First Lien Agents to the Senior Lender Claims in such order as specified in the relevant Senior Lender Documents until the Discharge of Senior Lender

Claims has occurred. Upon the Discharge of Senior Lender Claims, subject to Section 5.7 hereof, each of the First Lien Agents shall deliver promptly to the Second Priority Designated Agent any Common Collateral or proceeds thereof held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Second Priority Designated Agent ratably to the Second Priority Claims in such order as specified in the Second Priority Documents.
          4.2. Payments Over. Any Common Collateral or other collateral in respect of the Second Priority Claims or proceeds thereof received by any Second Priority Agent or any Second Priority Secured Party in connection with the exercise of any right or remedy (including setoff or recoupment) relating to the Common Collateral or such other collateral prior to the Discharge of Senior Lender Claims shall be segregated and held in trust for the benefit of and forthwith paid over to the First Priority Designated Agent (and/or its designees) for the benefit of the Senior Lenders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The First Lien Agents are each hereby individually authorized to make any such endorsements as agent for any Second Priority Agent or any such Second Priority Secured Party. This authorization is coupled with an interest and is irrevocable.
          SECTION 5. Other Agreements.
          5.1. Releases.
     (a) If, at any time any Grantor or the holder of any Senior Lender Claim delivers notice to each Second Priority Agent that any specified Common Collateral (including all or substantially all of the equity interests of a Grantor or any of its Subsidiaries) (including for such purpose, in the case of the sale of equity interests in any Subsidiary, any Common Collateral held by such Subsidiary or any direct or indirect Subsidiary thereof) is (A) sold, transferred or otherwise disposed of:
        (i) by the owner of such Common Collateral in a transaction permitted under each Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Second Priority Senior Secured Notes Indenture and each other Senior Lender Document and Second Priority Document (if any); or
        (ii) during the existence of any Event of Default under (and as defined in) any Credit Agreement or the Other First Priority Lien Obligations Credit Documents to the extent that any of the First Lien Agents has consented to such sale, transfer or disposition; or
(B) or otherwise released as permitted by each Credit Agreement and the Other First Priority Lien Obligations Credit Documents,
then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Second Priority Secured Parties upon such Common Collateral will automatically be released and discharged as and when, but only to the extent, such Liens on such Common Collateral securing Senior Lender Claims are released and discharged. Upon delivery to each Second Priority Agent of a notice from any First Lien Agent stating that any release of Liens securing or supporting the Senior Lender Claims has become effective (or shall become effective upon each Second Priority Agent’s release) (whether in connection with a sale of such assets by the relevant Grantor pursuant to the preceding sentence or otherwise), each Second Priority Agent will promptly execute and deliver such instruments, releases, termination statements or other documents delivered to it confirming such release on customary terms at the expense of the Company. In the case of the sale of all or substantially all of the capital stock of a Grantor or any of its Subsidiaries, the guarantee in favor of the Second Priority Secured Parties, if any, made by such Grantor or Subsidiary will automatically be released and discharged as and when, but only to the extent, the guarantee by such Grantor or Subsidiary of Senior Lender Claims is released and discharged.
     (b) Each Second Priority Agent, until Discharge of Senior Lender Claims, for itself and on behalf of each applicable Second Priority Secured Party, hereby irrevocably constitutes and appoints each First Lien Agent and any officer or agent of such First Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of each Second Priority Agent or such holder or in such First Lien Agent’s own name, from time to time in such First Lien Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Section 5.1, including any termination statements, endorsements or other instruments of transfer or release.
     (c) Unless and until the Discharge of Senior Lender Claims has occurred, each Second Priority Agent, for itself and on behalf of each applicable Second Priority Secured Party, hereby consents to the application, whether prior to or after a default, of proceeds of Common Collateral or other collateral to the repayment of Senior Lender Claims pursuant to the Senior Lender Documents; provided that nothing in this Section 5.1(c) shall be construed to prevent or impair the rights of the Second Priority Agents or the Second Priority Secured Parties to receive proceeds in connection with the Second Priority Claims not otherwise in contravention of this Agreement.
          5.2. Insurance. Unless and until the Discharge of Senior Lender Claims has occurred, each First Lien Agent and the Senior Lenders shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Lender Documents, to adjust settlement for any insurance policy covering the Common Collateral or any other collateral in respect of the Second Priority Claims in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral or such other collateral. Unless and until the Discharge of Senior Lender Claims has occurred, all proceeds of any such policy and any such award if in respect of the Common Collateral or such other collateral shall be paid (a) first, prior to the occurrence of the Discharge of Senior Lender Claims, to the First Lien Agents for the benefit of Senior Lenders pursuant to the terms of the Senior Lender Documents, (b) second, after the occurrence of the Discharge of Senior Lender Claims, to the Second Priority Agents for the benefit of the Second Priority Secured Parties pursuant to the terms of the applicable Second Priority Documents and (c) third, if no Second Priority Claims are outstanding, to the owner of the subject property, such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Second Priority Agent or any Second Priority Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to any First Lien Agent in accordance with the terms of Section 4.2.
          5.3. Amendments to Second Priority Collateral Documents.
     (a) So long as the Discharge of Senior Lender Claims has not occurred, without the prior written consent of the First Lien Agents, no Second Priority Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Priority Collateral Document, would be prohibited by or inconsistent with any of the terms of this Agreement. Each applicable Second Priority Collateral Document executed as of the date hereof shall include the following language (or language to similar effect approved by the First Lien Agents):
     “Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the [applicable Second Priority Agent] pursuant to this agreement are expressly subject and subordinate to the liens and security interests granted to Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), as collateral agent (and its permitted successors), for the benefit of the secured parties referred to below, pursuant to the Guarantee and Collateral Agreement dated as of May 29, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time), from the Company and the other “Pledgors” referred to therein, in favor of Credit Suisse, AG Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), as collateral agent for the benefit of the secured parties referred to therein, [and to the liens and security interests granted to [Other First Priority Lien Obligations Collateral Agent] pursuant to [Other First Priority Lien Obligations Security Document] (as amended, supplemented or otherwise modified from time to time)], and (ii) the exercise of any right or remedy by the [applicable Second Priority Agent] hereunder is subject to the limitations and provisions of the Intercreditor Agreement dated as of March 4, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), by and among Credit Suisse AG, Cayman Islands Branch, in its capacity as Credit Agreement Agent, The Bank of New York Mellon Trust Company, N.A., in its capacity as Trustee, Holdings, the Company and the subsidiaries party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this agreement, the terms of the Intercreditor Agreement shall govern.”
     (b) In the event that the First Lien Agents or the Senior Lenders enter into any amendment, waiver or consent in respect of or replace any of the Senior Collateral Document for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the First Lien Agents, the Senior Lenders, the Company or any other Grantor thereunder (including the release of any Liens in Senior Lender Collateral), then such amendment, waiver or consent shall apply automatically to any comparable provision of each Comparable Second Priority Collateral Document without the consent of any Second Priority Agent or any Second Priority Secured Party and without any action by any Second Priority Agent, any Second Priority Senior Secured Party, the Company or any other Grantor; provided, that such amendment, waiver or consent does not materially adversely affect the rights of the Second Priority Secured Parties or the interests of the Second Priority Secured Parties in the Second Priority Collateral and not the other creditors of the Company or such Grantor, as the case may be, that have a security interest in the affected collateral in a like or similar manner (without regard to the fact that the Lien of such Senior Collateral Document is senior to the Lien of the Comparable Second Priority Collateral Document). The relevant First Lien Agent may give written notice of such amendment, waiver or consent to each Second Priority Agent; provided that the failure to give such notice shall not affect the effectiveness of such amendment, waiver or consent with respect to the provisions of any Second Priority Collateral Document as set forth in this Section 5.3(b).
     (c) Anything contained herein to the contrary notwithstanding, until the Discharge of Senior Lender Claims has occurred, no Second Priority Collateral Document shall be entered into unless the collateral covered thereby is also subject to a perfected first-priority interest in favor of the First Lien Agents for the benefit of the Senior Lenders pursuant to the Senior Collateral Documents.
          5.4. Rights As Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Second Priority Agents and the Second Priority Secured Parties may exercise rights and remedies as an unsecured creditor against the Company or any Grantor that has guaranteed the Second Priority Claims in accordance with the terms of the applicable Second Priority Documents and applicable law, in each case to the extent not inconsistent with the provisions of this Agreement. Nothing in this Agreement shall prohibit the receipt by any Second Priority Agent or any Second Priority Secured Party of the required payments of interest and principal so long as such receipt is not the direct or indirect result of (a) the exercise by any Second Priority Agent or any Second Priority Secured Party of rights or remedies as a secured creditor in respect of Common Collateral or other collateral or (b) enforcement in contravention of this Agreement of any Lien in respect of Second Priority Claims held by any of them. In the event any Second Priority Agent or any Second Priority Secured Party becomes a judgment lien creditor or other secured creditor in respect of Common Collateral or other collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second Priority Claims or otherwise, such judgment or other lien shall be subordinated to the Liens securing Senior Lender Claims on the same basis as the other Liens securing the Second Priority Claims are so subordinated to such Liens securing Senior Lender Claims under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Lien Agents or the Senior Lenders may have with respect to the Senior Lender Collateral.
          5.5. First Lien Agents as Gratuitous Bailees for Perfection.
     (a) Each First Lien Agent agrees to hold the Pledged Collateral that is part of the Common Collateral that is in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for each Second Priority Agent and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Second Priority Collateral Agreements, subject to the terms and conditions of this Section 5.5 (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC).
     (b) In the event that any First Lien Agent (or its agent or bailees) has Lien filings against Intellectual Property (as defined in the Senior Collateral Agreement) that is part of the Common Collateral that are necessary for the perfection of Liens in such Common Collateral, such First Lien Agent agrees to hold such Liens as gratuitous bailee for each Second Priority Agent and any assignee solely for the purpose of perfecting the security interest granted in such Liens pursuant to the Second Priority Collateral Agreements, subject to the terms and conditions of this Section 5.5.
     (c) Except as otherwise specifically provided herein (including Sections 3.1 and 4.1), until the Discharge of Senior Lender Claims has occurred, any First Lien Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the Senior Lender Documents as if the Liens under the Second Priority Collateral Documents did not exist. The rights of the Second Priority Agents and the Second Priority Secured Parties with respect to such Pledged Collateral shall at all times be subject to the terms of this Agreement.
     (d) The First Lien Agents shall have no obligation whatsoever to any Second Priority Agent or any Second Priority Secured Party to assure that the Pledged Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Common Collateral except as expressly set forth in this Section 5.5. The duties or responsibilities of the First Lien Agents under this Section 5.5 shall be limited solely to holding the Pledged Collateral as gratuitous bailee for each Second Priority Agent for purposes of perfecting the Lien held by the Second Priority Secured Parties.
     (e) The First Lien Agents shall not have by reason of the Second Priority Collateral Documents or this Agreement or any other document a fiduciary relationship in respect of any Second Priority Agent or any Second Priority Secured Party and the Second Priority Agents and the Second Priority Secured Parties hereby waive and release the First Lien Agents from all claims and liabilities arising pursuant to the First Lien Agents’ role under this Section 5.5, as agent and gratuitous bailee with respect to the Common Collateral.
     (f) Upon the Discharge of Senior Lender Claims, the relevant First Lien Agent shall deliver to the Second Priority Designated Agent the remaining Pledged Collateral (if any) and to the extent such Pledged Collateral is in the possession or control of such First Lien Agent (or its agents or bailees) together with any necessary endorsements (or otherwise allow the Second Priority Designated Agent to obtain control of such Pledged Collateral) or as a court of competent jurisdiction may otherwise direct. The Company shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify the First Lien Agents for loss or damage suffered by any First Lien Agent as a result of such transfer except for loss or damage suffered by any First Lien Agent as a result of its own willful misconduct, gross negligence or bad faith. The First Lien Agents have no obligation to follow instructions from any Second Priority Agent in contravention of this Agreement.
     (g) Neither the First Lien Agents nor the Senior Lenders shall be required to marshal any present or future collateral security for the Company’s or its Subsidiaries’ obligations to the First Lien Agents or the Senior Lenders under the Credit Agreement or the Senior Collateral Documents or any assurance of payment in respect thereof or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

          5.6. Second Priority Designated Agent as Gratuitous Bailee for Perfection.
     (a) Upon the Discharge of Senior Lender Claims, the Second Priority Designated Agent agrees to hold the Pledged Collateral that is part of the Common Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the other Second Priority Agents and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the applicable Second Priority Collateral Agreement, subject to the terms and conditions of this Section 5.6.
     (b) In the event that the Second Priority Designated Agent (or its agent or bailees) has Lien filings against Intellectual Property (as defined in the Senior Collateral Agreement) that is part of the Common Collateral that are necessary for the perfection of Liens in such Common Collateral, upon the Discharge of Senior Lender Claims, the Second Priority Designated Agent agrees to hold such Liens as gratuitous bailee for the other Second Priority Agents and any assignee solely for the purpose of perfecting the security interest granted in such Liens pursuant to the applicable Second Priority Collateral Agreement, subject to the terms and conditions of this Section 5.6.
     (c) The Second Priority Designated Agent, in its capacity as gratuitous bailee, shall have no obligation whatsoever to the other Second Priority Agents to assure that the Pledged Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Common Collateral except as expressly set forth in this Section 5.6. The duties or responsibilities of the Second Priority Designated Agent under this Section 5.6 upon the Discharge of Senior Lender Claims shall be limited solely to holding the Pledged Collateral as gratuitous bailee for the other Second Priority Agents for purposes of perfecting the Lien held by the applicable Second Priority Secured Parties.
     (d) The Second Priority Designated Agent shall not have by reason of the Second Priority Collateral Documents or this Agreement or any other document a fiduciary relationship in respect of the other Second Priority Agents (or the Second Priority Secured Parties for which such other Second Priority Agents are agents) and the other Second Priority Agents hereby waive and release the Second Priority Designated Agent from all claims and liabilities arising pursuant to the Second Priority Designated Agent’s role under this Section 5.6, as agent and gratuitous bailee with respect to the Common Collateral.
     (e) In the event that the Second Priority Designated Agent shall cease to be so designated the Second Priority Designated Agent pursuant to the definition of such term, the then Second Priority Designated Agent shall deliver to the successor Second Priority Designated Agent, to the extent that it is legally permitted to do so, the remaining Pledged Collateral (if any), together with any necessary endorsements (or otherwise allow the successor Second Priority Designated Agent to obtain control of such Pledged Collateral) or as a court of competent jurisdiction may otherwise direct, and such successor Second Priority Designated Agent shall perform all duties of the Second Priority Designated Agent as set forth herein. The Company shall take such further action as is required to effectuate the transfer contemplated hereto and shall indemnify the Second Priority Designated Agent for loss or damage suffered by the Second Priority Designated Agent as a result of such transfer except for loss or damage suffered by the Second Priority Designated Agent as a result of its own willful misconduct, gross negligence or bad faith. The Second Priority Designated Agent has no obligation to follow instructions from the successor Second Priority Designated Agent in contravention of this Agreement.
          5.7. Release Upon Discharge of Senior Lender Claims; No Release If Event of Default; Reinstatement.
     (a) Except as otherwise provided in clause (b) and (c) of this Section 5.7, upon the Discharge of Senior Lender Claims and the concurrent release of the Liens securing Senior Lender Claims, the Liens in favor of the Second Priority Secured Parties shall automatically be released and discharged.
     (b) Notwithstanding any other provisions contained in this Agreement, if an Event of Default (as defined in the Second Priority Senior Secured Notes Indenture or any other Second Priority Document, as applicable) exists on the date of Discharge of Senior Lender Claims, the Second Priority Liens on the Second Priority Collateral securing the Second Priority Claims relating to such Event of Default will not be released, except to the extent such Second Priority Collateral or any portion thereof was disposed of in order to repay Senior Lender Claims secured by such Second Priority Collateral, and thereafter the applicable Second Priority Agent will have the right to foreclose upon such Second Priority Collateral (but in such event, the Liens on such Second Priority Collateral securing the applicable Second Priority Claims will be released when such Event of Default and all other Events of Default under the Second Priority Senior Secured Notes Indenture or any other Second Priority Document, as applicable, cease to exist).
     (c) If, at any time after the Discharge of Senior Lender Claims has occurred, the Company incurs and designates any Senior Lender Claims, then such Discharge of Senior Lender Claims shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Lender Claims), and the applicable agreement governing such Senior Lender Claims shall automatically be treated as the Credit Agreement for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Common Collateral set forth herein and the granting by the First Lien Agents of amendments, waivers and consents hereunder. Upon receipt of notice of such designation (including the identity of any new First Lien Agent), each Second Priority Agent shall promptly (i) enter into such documents and agreements (at the expense of the Company), including amendments or supplements to this Agreement, as the Company or such new First Lien Agent shall reasonably request in writing in order to provide the new First Lien Agent the rights of the First Lien Agents contemplated hereby and (ii) to the extent then held by any Second Priority Agent, deliver to either First Lien Agent the Pledged Collateral that is Common Collateral together with any necessary endorsements (or otherwise allow such First Lien Agent to obtain possession or control of such Pledged Collateral).
          SECTION 6. Insolvency or Liquidation Proceedings.
          6.1. Financing Issues. If the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and any First Lien Agent shall desire to permit the use of cash collateral or to permit the Company or any other Grantor to obtain financing under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision in any

Bankruptcy Law (“DIP Financing”), then each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, agrees that it will raise no objection to, and will not support any objection to, and will not otherwise contest (a) such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by Section 6.3) and, to the extent the Liens securing the Senior Lender Claims under the Senior Lender Documents are subordinated or pari passu with such DIP Financing, will subordinate its Liens in the Common Collateral and any other collateral to such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second Priority Claims are so subordinated to Liens securing Senior Lender Claims under this Agreement, (b) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Lender Claims made by any First Lien Agent or any holder of Senior Lender Claims, (c) any lawful exercise by any holder of Senior Lender Claims of the right to credit bid Senior Lender Claims at any sale in foreclosure of Senior Lender Collateral, (d) any other request for judicial relief made in any court by any holder of Senior Lender Claims relating to the lawful enforcement of any Lien on Senior Lender Collateral or (e) any order relating to a sale of assets of any Grantor for which any First Lien Agent has consented that provides, to the extent the sale is to be free and clear of Liens, that the Liens securing the Senior Lender Claims and the Second Priority Claims will attach to the proceeds of the sale on the same basis of priority as the Liens securing the Senior Lender Collateral do to the Liens securing the Second Priority Collateral in accordance with this Agreement.
          6.2. Relief from the Automatic Stay. Until the Discharge of Senior Lender Claims has occurred, each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Common Collateral or any other collateral, without the prior written consent of all First Lien Agents.
          6.3. Adequate Protection. Each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, agrees that none of them shall contest (or support any other Person contesting) (a) any request by any First Lien Agent or Senior Lenders for adequate protection or (b) any objection by any First Lien Agent or Senior Lenders to any motion, relief, action or proceeding based on such First Lien Agent’s or the Senior Lenders’ claiming a lack of adequate protection. Notwithstanding the foregoing, in any Insolvency or Liquidation Proceeding, (i) if the Senior Lenders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of Title 11 of the United States Bankruptcy Code or any similar Bankruptcy Law, then each Second Priority Agent, on behalf of itself and any applicable Second Priority Secured Party, (A) may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien is subordinated to the Liens securing the Senior Lender Claims and such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second Priority Claims are so subordinated to the Liens securing Senior Lender Claims under this Agreement and (B) agrees that it will not seek or request, and will not accept, adequate protection in any other form, and (ii) in the event any Second Priority Agent, on behalf of itself or any applicable Second Priority Secured Party, seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then such Second Priority Agent, on behalf of itself or each such Second Priority Secured Party, agrees that the First Lien Agents shall also be granted a senior Lien on such additional collateral as security for the applicable Senior Lender Claims and any such DIP Financing and that any Lien on such additional collateral securing the Second Priority Claims shall be subordinated to the Liens on such collateral securing the Senior Lender Claims and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the Senior Lenders as adequate protection on the same basis as the other Liens securing the Second Priority Claims are so subordinated to such Liens securing Senior Lender Claims under this Agreement.
          6.4. Avoidance Issues. If any Senior Lender is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor (or any trustee, receiver or similar person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then as among the parties hereto the Senior Lender Claims shall be deemed to be reinstated to the extent of such Recovery and to be outstanding as if such payment had not occurred and the Senior Lenders shall be entitled to a Discharge of Senior Lender Claims with respect to all such recovered amounts and shall have all rights hereunder until such time. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.
          6.5. Application. This Agreement shall be applicable prior to and after the commencement of any Insolvency or Liquidation Proceeding. All references herein to any Grantor shall apply to any trustee for such Person and such Person as debtor in possession. The relative rights as to the Common Collateral and other collateral and proceeds thereof shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any Grantor.
          6.6. Waivers. Until the Discharge of Senior Lender Claims has occurred, each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, (a) will not assert or enforce any claim under Section 506(c) of the United States Bankruptcy Code senior to or on a parity with the Liens securing the Senior Lender Claims for costs or expenses of preserving or disposing of any Common Collateral or other collateral, and (b) waives any claim it may now or hereafter have arising out of the election by any Senior Lender of the application of Section 1111(b)(2) of the Bankruptcy Code.
          SECTION 7. Reliance; Waivers; etc.
          7.1. Reliance. The consent by the Senior Lenders to the execution and delivery of the Second Priority Documents to which the Senior Lenders have consented and all loans and other extensions of credit made or deemed made on and after May 29, 2007 by the Senior Lenders to the Company or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, acknowledges that it and the applicable Second Priority Secured Parties is not entitled to rely on any credit decision or other decisions made by any First Lien Agent or any Senior Lender in taking or not taking any action under the applicable Second Priority Document or this Agreement.

          7.2. No Warranties or Liability. Neither any First Lien Agent nor any Senior Lender shall have been deemed to have made any express or implied representation or warranty upon which the Second Priority Agent or the Second Priority Secured Parties may rely, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Senior Lender Documents, the ownership of any Common Collateral or the perfection or priority of any Liens thereon. The Senior Lenders will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Lender Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Lenders may manage their loans and extensions of credit without regard to any rights or interests that any Second Priority Agent or any of the Second Priority Secured Parties have in the Common Collateral or otherwise, except as otherwise provided in this Agreement. Neither any First Lien Agent nor any Senior Lender shall have any duty to any Second Priority Agent or any Second Priority Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any Subsidiary thereof (including the Second Priority Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the First Lien Agents, the Senior Lenders, the Second Priority Agents and the Second Priority Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectibility of any of the Second Priority Claims, the Senior Lender Claims or any guarantee or security which may have been granted to any of them in connection therewith, (b) the Company’s title to or right to transfer any of the Common Collateral or (c) any other matter except as expressly set forth in this Agreement.
          7.3. Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Agents and the Senior Lenders, and the Second Priority Agents and the Second Priority Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:
     (a) any lack of validity or enforceability of any Senior Lender Documents or any Second Priority Documents;
     (b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Lender Claims or Second Priority Claims, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Credit Agreement or any other Senior Lender Document or of the terms of the Second Priority Senior Secured Notes Indenture or any other Second Priority Document;
     (c) any exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Lender Claims or Second Priority Claims or any guarantee thereof;
     (d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

     (e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the Senior Lender Claims, or of any Second Priority Agent or any Second Priority Secured Party in respect of this Agreement.
          SECTION 8. Miscellaneous.
          8.1. Conflicts. Subject to Section 8.19, in the event of any conflict between the provisions of this Agreement and the provisions of any Senior Lender Document or any Second Priority Document, the provisions of this Agreement shall govern.
          8.2. Continuing Nature of this Agreement; Severability. Subject to Section 6.4, this Agreement shall continue to be effective until the Discharge of Senior Lender Claims shall have occurred or such later time as all the Obligations in respect of the Second Priority Claims shall have been paid in full. This is a continuing agreement of lien subordination and the Senior Lenders may continue, at any time and without notice to each Second Priority Agent or any Second Priority Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Grantor constituting Senior Lender Claims in reliance hereon. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          8.3. Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by any Second Priority Agent or any First Lien Agent shall be deemed to be made unless the same shall be in writing signed on behalf of the party making the same or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. The Company and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent their rights are adversely affected. Notwithstanding anything in this Section 8.3 to the contrary, this Agreement may be amended from time to time at the request of the Company, at the Company’s expense, and without the consent of any Second Priority Agent, any First Lien Agent, any Senior Lender or any Second Priority Secured Party to (i) add other parties holding Future Second Lien Indebtedness (or any agent or trustee therefor) to the extent such Indebtedness is not prohibited by the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Second Priority Senior Secured Notes Indenture or any other Second Priority Document governing Future Second Lien Indebtedness, (ii) add other parties holding Obligations arising under the Other First Priority Lien Obligations Credit Documents (or any agent or trustee thereof) to the extent such Obligations are not prohibited by the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Second Priority Senior Secured Notes Indenture or any other Second Priority Document governing Future Second Lien Indebtedness and (iii) in the case of Future Second Lien Indebtedness, (a) establish that the Lien on the Common Collateral securing such Future Second Lien Indebtedness shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any Senior Lender Claims and shall share in the benefits of the Common Collateral equally and ratably with all

Liens on the Common Collateral securing any Second Priority Claims, and (b) provide to the holders of such Future Second Lien Indebtedness (or any agent or trustee thereof) the comparable rights and benefits (including any improved rights and benefits that have been consented to by the First Lien Agents) as are provided to the holders of Second Priority Claims under this Agreement. Any such additional party, each First Lien Agent and each Second Priority Agent shall be entitled to rely on the determination of officers of the Company that such modifications do not violate the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Second Priority Senior Secured Notes Indenture or any other Second Priority Document governing Future Second Lien Indebtedness if such determination is set forth in an Officers’ Certificate delivered to such party, the First Lien Agents and each Second Priority Agent; provided, however, that such determination will not affect whether or not the Company has complied with its undertakings in the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Senior Collateral Documents, the Second Priority Senior Secured Notes Indenture, any other Second Priority Document governing Future Second Lien Indebtedness, the Second Priority Collateral Documents or this Agreement.
          8.4. Information Concerning Financial Condition of the Company and the Subsidiaries. Neither any First Lien Agent nor any Senior Lender shall have any obligation to the Second Priority Agent or any Second Priority Secured Party to keep the Second Priority Agent or any Second Priority Secured Party informed of, and the Second Priority Agent and the Second Priority Secured Parties shall not be entitled to rely on the First Lien Agents or the Senior Lenders with respect to, (a) the financial condition of the Company and the Subsidiaries and all endorsers, pledgors and/or guarantors of the Second Priority Claims or the Senior Lender Claims and (b) all other circumstances bearing upon the risk of nonpayment of the Second Priority Claims or the Senior Lender Claims. Neither any Second Priority Agent nor any Second Priority Secured Party shall have any obligation to any First Lien Agent or any Senior Lender to keep any First Lien Agent or any Senior Lender informed of, and the First Lien Agents and the Senior Lenders shall not be entitled to rely on the Second Priority Agents or the Second Priority Secured Parties with respect to, (a) the financial condition of the Company and the Subsidiaries and all endorsers, pledgors and/or guarantors of the Second Priority Claims or the Senior Lender Claims and (b) all other circumstances bearing upon the risk of nonpayment of the Second Priority Claims or the Senior Lender Claims. The First Lien Agents, the Senior Lenders, each Second Priority Agent and the Second Priority Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any First Lien Agent, any Senior Lender, any Second Priority Agent or any Second Priority Secured Party, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it or they shall be under no obligation (w) to make, and the First Lien Agents, the Senior Lenders, the Second Priority Agents and the Second Priority Secured Parties shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

          8.5. Subrogation. Each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Lender Claims has occurred.
          8.6. Application of Payments. Except as otherwise provided herein, all payments received by the Senior Lenders may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Lender Claims as the Senior Lenders, in their sole discretion, deem appropriate, consistent with the terms of the Senior Lender Documents. Except as otherwise provided herein, each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, assents to any such extension or postponement of the time of payment of the Senior Lender Claims or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Lender Claims and to the addition or release of any other Person primarily or secondarily liable therefor.
          8.7. Consent to Jurisdiction; Waivers. The parties hereto consent to the nonexclusive jurisdiction of any state or federal court located in New York, New York (the “New York Courts”), and consent that all service of process may be made by registered mail directed to such party as provided in Section 8.8 for such party. Service so made shall be deemed to be completed three days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Agreement, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto in connection with the subject matter hereof.
          8.8. Notices. All notices to the Second Priority Secured Parties and the Senior Lenders permitted or required under this Agreement may be sent to the Trustee, the First Lien Agents or any Second Priority Agent as provided in the Second Priority Senior Secured Notes Indenture, the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the other relevant Senior Lender Documents or the other relevant Second Priority Documents, as applicable. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. The First Lien Agents hereby agree to promptly notify each Second Priority Agent upon payment in full in cash of all Obligations under the applicable Senior Lender Documents (except for contingent indemnities and cost and reimbursement obligations to the extent no claim therefor has been made).
          8.9. Further Assurances. Each of the Second Priority Agents, on behalf of itself and each applicable Second Priority Secured Party, and each applicable First Lien Agent, on behalf of itself and each Senior Lender, agrees that each of them shall take such further action and shall execute and deliver to each other First Lien Agent and Second Priority Agent, the Second Priority Secured Parties and the Senior Lenders such additional documents and instruments (in recordable form, if requested) as each other First Lien Agent and Second Priority Agent, the Second Priority Secured Parties or the Senior Lenders may reasonably request, at the expense of the Company, to effectuate the terms of and the lien priorities contemplated by this Agreement.
          8.10. Governing Law. This Agreement has been delivered and accepted in and shall be deemed to have been made in New York, New York and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.
          8.11. Binding on Successors and Assigns. This Agreement shall be binding upon the First Lien Agents, the Senior Lenders, the Second Priority Agents, the Second Priority Secured Parties, Holdings, the Company, the Company’s Subsidiaries party hereto and their respective permitted successors and assigns.
          8.12. Specific Performance. Each First Lien Agent may demand specific performance of this Agreement. Each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by either First Lien Agent.
          8.13. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.
          8.14. Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile, each of which shall be an original and all of which shall together constitute one and the same document.
          8.15. Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The First Lien Agents represent and warrant that this Agreement is binding upon the Senior Lenders. The Trustee represents and warrants that this Agreement is binding upon the Indenture Secured Parties.
          8.16. No Third Party Beneficiaries; Successors and Assigns. This Agreement and the rights and benefits hereof shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of, and be binding upon, the holders of Senior Lender Claims and Second Priority Claims. No other Person shall have or be entitled to assert rights or benefits hereunder.
          8.17. Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Company or any other Grantor shall include the Company or any other Grantor as debtor and debtor-in-

possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.
          8.18. First Lien Agents and Second Priority Agents. It is understood and agreed that (a) Credit Suisse AG, Cayman Islands Branch, is entering into this Agreement in its capacity as administrative agent under the Credit Agreement and the provisions of Article VIII of the Credit Agreement applicable to Credit Suisse AG, Cayman Islands Branch, as administrative agent thereunder shall also apply to Credit Suisse AG, Cayman Islands Branch, as Credit Agreement Agent hereunder, and (b) The Bank of New York Mellon Trust Company, N.A. is entering into this Agreement in its capacity as Trustee pursuant to the Indenture and Collateral Agent pursuant to the Noteholder Collateral Agreement and, as such is entitled to all rights, privileges, protections, benefits, immunities and indemnities provided in the Indenture and the Noteholder Collateral Agreement.
          8.19. Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.3(b)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Second Priority Senior Secured Notes Indenture or any other Senior Lender Documents or Second Priority Documents entered into in connection with the Credit Agreement, tthe Other First Priority Lien Obligations Credit Documents, the Second Priority Senior Secured Notes Indenture or any other Senior Lender Document or Second Priority Document or permit Holdings, the Company or any Subsidiary to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the Credit Agreement or any other Senior Lender Documents entered into in connection with the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Second Priority Senior Secured Notes Indenture or any other Second Priority Documents, (b) change the relative priorities of the Senior Lender Claims or the Liens granted under the Senior Lender Documents on the Common Collateral (or any other assets) as among the Senior Lenders, (c) otherwise change the relative rights of the Senior Lenders in respect of the Common Collateral as among such Senior Lenders or (d) obligate Holdings, the Company or any Subsidiary to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the Credit Agreement, the Other First Priority Lien Obligations Credit Documents or any other Senior Lender Document entered into in connection with the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Second Priority Senior Secured Notes Indenture or any other Second Priority Documents.
          8.20. References. Notwithstanding anything to the contrary in this Agreement, any references contained herein to any Section, clause, paragraph, definition or other provision of the Second Priority Senior Secured Notes Indenture (including any definition contained therein) shall be deemed to be a reference to such Section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided that any reference to any such Section, clause, paragraph or other provision shall refer to such Section, clause, paragraph or other provision of the Second Priority Senior Secured Notes Indenture, as applicable (including any definition contained therein), as amended or modified from time to time if such amendment or modification has been (1) made in accordance with the Second Priority Senior Secured Notes Indenture, and (2) approved in writing by, or on behalf of, the requisite Senior Lenders as are needed under the terms of the Credit Agreement and the Other First Priority Lien Obligations Credit Documents, to approve such amendment or modification.
          8.21. Supplements. Upon the execution by any Subsidiary of the Company of a supplement hereto in form and substance satisfactory to the First Lien Agent, such Subsidiary shall be a party to this Agreement and shall be bound by the provisions hereof to the same extent as the Company and each other Grantor are so bound.
          8.22. Joinder Requirements. The Company may designate additional obligations as Other First Priority Lien Obligations or Future Second Lien Indebtedness only if the incurrence of such obligations is permitted under each of the Credit Agreement, the Second Priority Senior Secured Notes Indenture and this Agreement. If so permitted, the Company shall (i) notify each First Lien Agent and Second Priority Agent in writing of such designation and (ii) cause the applicable Other First Priority Lien Obligations Administrative Agent and the applicable Other First Priority Lien Obligations Collateral Agent or the administrative agent or trustee and collateral agent for such Future Second Lien Indebtedness to execute and deliver to each First Lien Agent and Second Priority Agent, a Joinder Agreement substantially in the form of Exhibit A hereto (with appropriate adjustments in the case of Future Second Lien Indebtedness). Notwithstanding anything to the contrary set forth in this Section 8.22 or in Section 8.3 hereof, any First Lien Agent and/or any Second Priority Agent may, and, at the request of the Company, shall, in each case, without the consent of any other First Lien Agent or Second Priority Agent, any Senior Lender or any Second Priority Secured Party, enter into a supplemental agreement (which may take the form of an amendment, an amendment and restatement or a supplement of this Agreement) to facilitate the designation of such additional obligations as Other First Priority Lien Obligations or Future Second Lien Indebtedness. Any such amendment may, among other things, (i) add other parties holding Future Second Lien Indebtedness (or any agent or trustee therefor) to the extent such Indebtedness is not prohibited by the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Second Priority Senior Secured Notes Indenture or any other Second Priority Document governing Future Second Lien Indebtedness, (ii) add other parties holding Obligations arising under the Other First Priority Lien Obligations Credit Documents (or any agent or trustee thereof) to the extent such Obligations are not prohibited by the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Second Priority Senior Secured Notes Indenture or any other Second Priority Document governing Future Second Lien Indebtedness, (iii) in the case of Future Second Lien Indebtedness, (a) establish that the Lien on the Common Collateral securing such Future Second Lien Indebtedness shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any Senior Lender Claims and shall share in the benefits of the Common Collateral equally and ratably with all Liens on the Common Collateral securing any Second Priority Claims, and (b) provide to the holders of such Future Second Lien Indebtedness (or any agent or trustee thereof) the comparable rights and benefits (including any improved rights and benefits that have been consented to by the First Lien Agents) as are provided to the holders of Second Priority Claims under the foregoing Agreement prior to the incurrence of such Future Second Lien Indebtedness, and (iv) in the case of Obligations arising under Other First Priority Lien Obligations Credit Documents, (a) establish that the Lien on the Common Collateral securing such Obligations shall be superior in all respects to all Liens on the Common Collateral securing any Second Priority Claims and any Future Second Lien Indebtedness and shall share in the benefits of the Common Collateral equally and ratably with all Liens on the Common Collateral securing any other Senior Lender Claims, and (b) provide to the holders of such Obligations arising under the Other First Priority Lien Obligations Credit Documents (or any agent or trustee thereof) the comparable rights and benefits as are provided to the holders of Senior Lender Claims under the foregoing Agreement prior to the incurrence of such Obligations. Any such additional party, each First Lien Agent and each Second Priority Agent shall be entitled to rely on the determination of officers of the Company that such modifications do not violate the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Second Priority Senior Secured Notes Indenture or any other Second Priority Document governing Future Second Lien Indebtedness if such determination is set forth in an officers’ certificate delivered to such party, the First Lien Agents and each Second Priority Agent; provided, however, that such determination will not affect whether or not the Company has complied with its undertakings in the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Senior Collateral Documents, the Second Priority Senior Secured Notes Indenture, any other Second Priority Document governing Future Second Lien Indebtedness or the Second Priority Collateral Documents.
          8.23. Intercreditor Agreements. Each party hereto agrees that the Senior Lenders (as among themselves) and the Second-Priority Secured Parties (as among themselves) may each enter into intercreditor agreements (or similar arrangements) with the applicable First Lien Agent or Second Priority Agent governing the rights, benefits and privileges as among the Senior Lenders or the Second-Priority Secured Parties, as the case may be, in respect of the Common Collateral, this Agreement and the other Senior Collateral Documents or Second Priority Collateral Documents, as the case may be, including as to application of proceeds of the Common Collateral, voting rights, control of the Common Collateral and waivers with respect to the Common Collateral, in each case so long as (A) the terms thereof do not violate or conflict with the provisions of this Agreement or the other Senior Collateral Documents or Second Priority Collateral Documents, as the case maybe, (B) in the case of any such intercreditor agreement (or similar arrangement) affecting any Senior Lenders, the First Lien Agent acting on behalf of such Senior Lenders agrees in its sole discretion to enter into any such intercreditor agreement (or similar arrangement) and (C) in the case of any such intercreditor agreement (or similar arrangement) affecting the Senior Lenders holding Senior Lender Claims under the Credit Agreement, such intercreditor agreement (or similar arrangement) is permitted under the Credit Agreement or the Required Lenders otherwise authorize the applicable First Lien Agent to enter into any such intercreditor agreement (or similar arrangement). Notwithstanding the preceding clauses (B) and (C), to the extent that the applicable First Lien Agent is not authorized to enter into any such intercreditor agreement (or similar arrangement) or does not agree to enter into such intercreditor agreement (or similar arrangement ), such intercreditor agreement (or similar arrangement) shall not be binding upon the applicable First Lien Agent but, subject to the immediately succeeding sentence, may still bind the other parties party thereto. In any event, if a respective intercreditor agreement (or similar arrangement) exists, the provisions thereof shall not be (or be construed to be) an amendment, modification or other change to this Agreement or any other Senior Collateral Document or Second Priority Collateral Document, and the provisions of this Agreement and the other Senior Collateral Documents and Second Priority Collateral Documents shall remain in full force and effect in accordance with the terms hereof and thereof (as such provisions may be amended, modified or otherwise supplemented from time to time in accordance with the terms thereof, including to give effect to any intercreditor agreement (or similar arrangement)).

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (f/k/a Credit Suisse, Cayman Islands Branch), as Credit Agreement Agent

By:
Name:
Title:

By:
Name:
Title:

Address:	Eleven Madison Avenue
New York, NY 10010
Attention:	Agency Group
Telecopier:	(212) 325-8304
Intercreditor Agreement Signature Page

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

Address: 10161 Centurion Parkway Jacksonville, FL 32256 Attention: Corporate Trust Administration Telecopier: (904) 645-1921
Intercreditor Agreement Signature Page

CLAIRE’S INC.

By:
Name:
Title:

CLAIRE’S STORES, INC.

By:

Name:
Title:

CLAIRE’S BOUTIQUES, INC.
CSI CANADA LLC
CLAIRE’S PUERTO RICO CORP.
CBI DISTRIBUTING CORP.
CLAIRE’S CANADA CORP.
BMS DISTRIBUTING CORP.

By:
Name:
Title:
Intercreditor Agreement

SCHEDULE I
CLAIRE’S BOUTIQUES, INC.
CSI CANADA LLC
CLAIRE’S PUERTO RICO CORP.
CBI DISTRIBUTING CORP.
CLAIRE’S CANADA CORP.
BMS DISTRIBUTING CORP.

EXHIBIT A
Joinder Agreement
JOINDER AGREEMENT
          JOINDER AGREEMENT (this “Agreement”) dated as of [___] [__], [____], among [____________] (the “New Agent”), as an Other First Priority Lien Obligations Agent, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH as Credit Agreement Agent, The Bank of New York Mellon Trust Company, N.A., as Trustee, and CLAIRE’S STORES, INC. (on behalf of itself and its subsidiaries), and any other First Lien Agent and other Second Priority Agent from time to time a party hereto.
          This Agreement is supplemental to that certain Intercreditor Agreement, dated as of March 4, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), between [________]. This Agreement has been entered into to record the accession of the New Agent as Other First Priority Lien Obligations Agent under the Intercreditor Agreement.
Definitions
          Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Intercreditor Agreement.
SECTION 1.
Accession
          1.1. The New Agent agrees to become, with immediate effect, a party to and agrees to be bound by the terms of, the Intercreditor Agreement as an Other First Priority Lien Obligations Agent as if it had originally been party to the Intercreditor Agreement as an Other First Priority Lien Obligations Agent.
          1.2. The New Agent confirm that its address details for notices pursuant to the Intercreditor Agreement are as follows: [_____________].
          1.3. Each party to this Agreement (other than the New Agent) confirms the acceptance of the New Agent as an Other First Priority Lien Obligations Agent for purposes of the Intercreditor Agreement.
          1.4. [________] is acting in the capacity of Other First Priority Lien Obligations Agent solely for the Secured Parties under [_____________].
Intercreditor Agreement Signature Page

SECTION 2.
Miscellaneous
          2.1. This Agreement shall be construed in accordance with and governed by the law of the State of New York.
          2.2. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
[INSERT SIGNATURE BLOCKS]

Exhibit I
to Collateral Agreement
          SUPPLEMENT NO. ______ dated as of _____________ (this “Supplement”), to the Collateral Agreement dated as of March 4, 2011 (the “Collateral Agreement”), among CLAIRE’S STORES, INC., a Florida corporation (the “Issuer”), each Pledgor party thereto from time to time and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as collateral agent (in such capacity, the “Collateral Agent”) for the Indenture Secured Parties (as defined in the Collateral Agreement).
     A. Reference is made to the Indenture dated as of March 4, 2011 (as supplemented by the Supplemental Indenture dated March 4, 2011 and as further amended, restated, supplemented, waived or otherwise modified from time to time, the “Indenture”), among the Issuer, the Guarantors party thereto from time to time, and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent.
     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture and the Collateral Agreement.
     C. The Pledgors have entered into the Collateral Agreement pursuant to the Indenture. Section 5.16 of the Collateral Agreement provides that additional Subsidiaries may become Pledgors under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Collateral Agreement to become a Pledgor under the Collateral Agreement as consideration for the Notes previously purchased.
          Accordingly, the Collateral Agent and the New Subsidiary agree as follows:
          SECTION 1. In accordance with Section 5.16 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Pledgor under the Collateral Agreement with the same force and effect as if originally named therein as a Pledgor, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct, in all material respects, on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Noteholder Claims (as defined in the Collateral Agreement), does hereby create and grant to the Collateral Agent, for the ratable benefit of the Indenture Secured Parties, a security interest in and Lien on all the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Collateral Agreement) of the New Subsidiary. Each reference to a “Pledgor” in the Collateral Agreement shall be deemed to include the New Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.
          SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent and the other Indenture Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’

rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.
          SECTION 3. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. This Supplement shall become effective when (a) the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and (b) the Collateral Agent has executed a counterpart hereof.
          SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of all the Pledged Securities of the New Subsidiary as of the date hereof, (b) set forth on Schedule II attached hereto is a true and correct schedule of all of the Patents, Trademarks and Copyrights of the New Subsidiary as of the date hereof, (c) set forth on Schedule III attached hereto is a true and correct schedule of all Commercial Tort Claims of the New Subsidiary individually in excess of $5.0 million as of the date hereof and (d) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office.
          SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.
          SECTION 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
          SECTION 7. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
          SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Collateral Agreement.
          SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Collateral Agent.

          IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[Name of New Subsidiary]
By:
Name:
Title:

Legal Name: Jurisdiction of Formation: Location of Chief Executive Office: THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent
By:
Name:
Title:

Schedule I
to Supplement No. ____ to the
Collateral Agreement
Pledged Securities of the New Subsidiary
EQUITY INTERESTS

Number of Issuer		Number and Class of	Percentage of
Certificate	Registered Owner	Equity Interest	Equity Interests

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

Schedule II
to Supplement No. ____ to the
Collateral Agreement
PATENTS, TRADEMARKS AND COPYRIGHTS

Schedule III
to Supplement No. ____ to the
Collateral Agreement
COMMERCIAL TORT CLAIMS

Schedule I
to Collateral Agreement
SUBSIDIARY LOAN PARTIES
1. BMS Distributing Corp.

2. CBI Distributing Corp.

3. Claire’s Boutiques, Inc.

4. Claire’s Canada Corp.

5. Claire’s Puerto Rico Corp.

6. CSI Canada LLC

Schedule II
to Collateral Agreement
PLEDGED SECURITIES
EQUITY INTERESTS

				Number of
	Name of	Certificate		Shares or Other
Name of Owner	Issuer	Number	Class of Stock	Interests
Claire’s Stores, Inc.	Claire’s Puerto Rico Corp.	001	Common	10
Claire’s Stores, Inc.	CBI Distributing Corp.	1	Common	100
Claire’s Boutiques, Inc.	CBI Distributing Corp.	2	Common	80
Claire’s Stores, Inc.	Claire’s Boutiques, Inc.	1	Common	100
Claire’s Stores, Inc.	Claire’s Canada Corp.	R-1	Common	100
Claire’s Stores, Inc.	Claire’s Canada Corp.	R-2	Common	1
Claire’s Canada Corp.	Claire’s Stores Canada Corp.	C-4	Common	6,500,065
Claire’s Canada Corp.	Claire’s Stores Canada Corp.	C-6	Common	3,250,000
CBI Distributing Corp.	BMS Distributing Corp.	01	Common	1,000
Claire’s Canada Corp.	CSI Canada LLC	1	Membership Interests	1 Membership Unit
Claire’s Stores, Inc.	Claire’s Swiss Holdings LLC	1	Membership Interests	65 Membership Interests

DEBT SECURITIES

		Date of	Maturity
Name of Issuer	Principal Amount	Note	Date
Claire’s Stores Canada Corp.	$63,000,000 CAD	January 31, 2010	January 31, 2020

Schedule III
to Collateral Agreement
PATENTS, TRADEMARKS AND COPYRIGHTS
Trademark Registrations

Trademark	Reg. No.	Owner	Classes	Status
...IT’S AT CLAIRE’S	3,817,929	CBI Distributing Corp.	35	Registered
C Swirl	3,512,546	CBI Distributing Corp.	4, 14, 16, 20, 26	Registered
CLAIRE	2,813,344	CBI Distributing Corp.	28	Registered
CLAIRE’S	2,908,860	CBI Distributing Corp.	20	Registered
CLAIRE’S	2,978,984	CBI Distributing Corp.	16	Registered
CLAIRE’S	2,967,212	CBI Distributing Corp.	20	Registered
CLAIRE’S	2,908,861	CBI Distributing Corp.	26	Registered
CLAIRE’S	3,190,840	CBI Distributing Corp.	21	Registered
CLAIRE’S	3,190,839	CBI Distributing Corp.	35	Registered
CLAIRE’S	2,925,470	CBI Distributing Corp.	25	Registered
CLAIRE’S	1,891,172	CBI Distributing Corp.	25	Registered
CLAIRE’S	2,919,171	CBI Distributing Corp.	21	Registered
CLAIRE’S	2,951,866	CBI Distributing Corp.	3	Registered
CLAIRE’S	2,908,858	CBI Distributing Corp.	11	Registered
CLAIRE’S	2,908,859	CBI Distributing Corp.	16	Registered
CLAIRE’S	2,996,103	CBI Distributing Corp.	14	Registered
CLAIRE’S	2,908,857	CBI Distributing Corp.	9	Registered
CLAIRE’S	2,900,024	CBI Distributing Corp.	24	Registered
CLAIRE’S	2,974,652	CBI Distributing Corp.	35	Registered
CLAIRE’S	1,890,335	CBI Distributing Corp.	42	Registered
CLAIRE’S	1,925,359	CBI Distributing Corp.	14	Registered
CLAIRE’S	3,319,826	CBI Distributing Corp.	3	Registered
CLAIRE’S	1,929,317	CBI Distributing Corp.	5	Registered
CLAIRE’S ACCESSORIES	1,946,557	CBI Distributing Corp.	42	Registered
CLAIRE’S ACCESSORIES	1,956,047	CBI Distributing Corp.	42	Registered
CLAIRE’S ACCESSORIES & Design	2,294,937	CBI Distributing Corp.	35	Registered
CLAIRE’S BOUTIQUES & Design	1,514,045	CBI Distributing Corp.	42	Registered
CLAIRE’S CLUB	2,908,867	CBI Distributing Corp.	20	Registered
CLAIRE’S CLUB	2,908,191	CBI Distributing Corp.	26	Registered
CLAIRE’S CLUB	2,908,868	CBI Distributing Corp.	25	Registered
CLAIRE’S CLUB	2,908,863	CBI Distributing Corp.	9	Registered
CLAIRE’S CLUB	2,908,862	CBI Distributing Corp.	3	Registered
CLAIRE’S CLUB	3,343,775	CBI Distributing Corp.	35	Registered
CLAIRE’S CLUB	2,908,866	CBI Distributing Corp.	18	Registered
CLAIRE’S CLUB	2,908,865	CBI Distributing Corp.	14	Registered

Trademark	Reg. No.	Owner	Classes	Status
CLAIRE’S CLUB	2,992,613	CBI Distributing Corp.	21	Registered
CLAIRE’S CLUB	2,908,864	CBI Distributing Corp.	11	Registered
CLAIRE’S ETC.	2,064,149	CBI Distributing Corp.	42	Registered
CLAIRE’S ETC.	2,065,959	CBI Distributing Corp.	42	Registered
CLAIRE’S (logo)	3,602,239	CBI Distributing Corp.	35	Registered
CLAIRE’S (stylized)	2,623,039	CBI Distributing Corp.	35	Registered
ICING	3,743,653	CBI Distributing Corp.	3, 9, 14, 18, 20, 25, 26, 35	Registered
ICING BY CLAIRE’S	3,050,863	CBI Distributing Corp.	35	Registered
ICING BY CLAIRE’S	3,475,495	CBI Distributing Corp.	14	Registered
THE ICING	3,461,876	CBI Distributing Corp.	35	Registered
THE ICING	1,466,727	CBI Distributing Corp.	35	Registered
THE ICING	2,762,642	CBI Distributing Corp.	35	Registered
THE ICING ACCESSORIES & Design	2,234,841	CBI Distributing Corp.	35	Registered
SENSITIVE SOLUTIONS	1,951,435	CBI Distributing Corp.	14	Registered
WHERE GETTING READY IS HALF THE FUN	2,664,513	CBI Distributing Corp.	35	Registered
WHERE THROWING A PARTY IS ALL THE FUND	3,136,920	CBI Distributing Corp.	41	Registered
BEE WHO YOU WANNA BE	2,888,867	CBI Distributing Corp.	35	Registered

Schedule IV
to Collateral Agreement
FILING JURISDICTIONS
          COLORADO:
1. Claire’s Boutiques, Inc.
          DELAWARE:
1. BMS Distributing Corp.
2. CBI Distributing Corp.
3. Claire’s Canada Corp.
4. Claire’s Puerto Rico Corp.
5. CSI Canada LLC
          FLORIDA:
1. Claire’s Stores, Inc.

Schedule V
to Collateral Agreement
COMMERCIAL TORT CLAIMS
NONE.

Schedule VI
to Collateral Agreement
MATTERS RELATING TO ACCOUNTS AND INVENTORY
NONE.